Exhibit 10.58

LOAN AGREEMENT

BETWEEN

BR CARROLL LANSBROOK, LLC, as Borrower

AND

GENERAL ELECTRIC CAPITAL CORPORATION, as Lender

March 21, 2014

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LIST OF EXHIBITS AND SCHEDULES

EXHIBIT A	LEGAL DESCRIPTION OF PROJECT FORM

EXHIBIT B	OF REQUEST FOR ADVANCE

SCHEDULE 1.1	DEFINITIONS

SCHEDULE 2.3(4)	MAKE WHOLE BREAKAGE AMOUNT

SCHEDULE 4.1	REQUIRED INSURANCE

SCHEDULE 5.1	ORGANIZATIONAL MATTERS

SCHEDULE 6.18	IMMEDIATE REPAIRS

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LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is entered into as of March 21, 2014 between GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Lender”) and BR CARROLL LANSBROOK, LLC, a Delaware limited liability company (“Borrower”).

ARTICLE 1

DEFINITIONS AND INTERPRETATIONS

Section 1.1 Defined Terms. All capitalized terms used in this Agreement (and in all other Loan Documents, unless otherwise defined) and not otherwise defined when first used, shall have the meanings set forth for such terms in Schedule 1.1.

Section 1.2 Singular and Plural. Words used in this Agreement and the other Loan Documents in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular in this Agreement and the other Loan Documents shall apply to such words when used in the plural where the context so permits and vice versa.

Section 1.3 Phrases. Except as otherwise expressly indicated, whenever Lender’s acceptance, approval, consent, determination or satisfaction is required with respect to any matter in any Loan Document, such acceptance, approval, consent, determination or satisfaction shall be in Lender’s reasonable discretion if no Event of Default then exists, and shall be in Lender’s sole discretion if any Event of Default then exists. When used in any Loan Document, the phrase “including” shall mean “including, but not limited to” and the words “hereof", “herein”, “hereunder” and similar words refer to such Loan Document as a whole and not to any particular provision thereof; and subsection, Section, Schedule and Exhibit references are to the particular Loan Document unless otherwise specified.

Section 1.4 Exhibits and Schedules. The exhibits and schedules attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein.

Section 1.5 Titles of Articles, Sections and Subsections. All titles or headings to articles, sections, subsections or other divisions of this Agreement and the other Loan Documents or the exhibits hereto and thereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

Section 1.6 Non-Business Days. Except as expressly set forth elsewhere in this Agreement, if any payment to be made or item to be delivered by Borrower under any Loan Document shall come due on a day other than a Business Day, then such payment shall be made, or such item shall be delivered, on the immediately succeeding Business Day.

ARTICLE 2

LOAN TERMS

Section 2.1         The Loan. The Loan of up to FORTY EIGHT MILLION AND N0/100 DOLLARS ($48,000,000.00) shall be funded in one or more advances and repaid in accordance with this Agreement. The Loan is not a revolving credit loan, and Borrower is not entitled to any re-advances of any portion of the Loan which it may (or is otherwise required to) prepay pursuant to the provisions of this Agreement.

(1)         Initial Loan Advance. The initial advance of the Loan (the “Initial Advance”) shall be in the amount of up to $42,000,000.00, for the purposes set forth on the settlement statement prepared for the Loan closing and approved by Lender on or before the Closing Date.

(2)         Subsequent Loan Advances. All subsequent Loan advances (each, a “Subsequent Advance”) up to $6,000,000.00 shall be made upon Borrower’s satisfaction of the conditions for such advances described below in Article 3.

Section 2.2          Interest Rate; Late Charge.

(1)         The outstanding principal balance of the Initial Advance shall bear interest as follows: (a) for the period from the date hereof through the initial Maturity Date, the outstanding principal balance of the Initial Advance shall bear interest at a rate equal to 4.45% per annum (the “Fixed Rate”) and (b) for each Interest Period which is part of any extension period pursuant to Section 2.3(3), the outstanding principal balance of the Initial Advance shall bear interest at a rate of interest equal to the sum of (x) Interest Rate Spread plus (y) the greater of (A) the Libor Rate in effect for such Interest Period or (B) the Libor Floor Rate.

(2)         During each Interest Period, the outstanding principal balance of any Subsequent Advances (together with any other amounts added to principal under the Loan Documents) shall bear interest at a rate of interest, equal to the sum of (a) the Interest Rate Spread plus (b) the greater of (x) the Libor Rate in effect for such Interest Period and (y) the Libor Floor Rate.

(3)         The rate at which interest is accruing on any portion of the Loan is hereinafter referred to individually as a “Contract Rate” and collectively, as the ”Contract Rate”.

(4)         Interest owing for each month shall be computed on the basis of a fraction, the denominator of which is three hundred sixty (360) days and the numerator of which is the actual number of days elapsed from the first day of such month (or, for the Initial Advance, from the date of such advance). Principal and other amortization payments shall be applied to the Loan balance as and when actually received. If Borrower fails to pay any installment of interest or principal within five (5) days of (and including) the date on which the same is due (other than the principal payment due on the Maturity Date), Borrower shall pay to Lender a late charge on such past due amount, as liquidated damages and not as a penalty, equal to five percent (5%) of such amount, but not in excess of the maximum amount of interest allowed by applicable law. The foregoing late charge is intended to compensate Lender for the expenses incident to handling any such delinquent payment and for the losses incurred by Lender as a result of such delinquent payment. Borrower agrees that, considering all of the circumstances existing on the date this Agreement is executed, the late charge represents a reasonable estimate of the costs and losses Lender will incur by reason of late payment. Borrower and Lender further agree that proof of actual losses would be costly, inconvenient, impracticable and extremely difficult to fix. Acceptance of the late charge shall not constitute a waiver of the Event of Default arising from the overdue installment, and shall not prevent Lender from exercising any other rights or remedies available to Lender. While any Event of Default exists, the Loan shall bear interest at the Default Rate.

Section 2.3          Terms of Payment. The Loan shall be payable as follows:

(1)         Interest. On the Closing Date, Borrower shall make a payment of interest only for the first Interest Period. Thereafter, commencing on May, 2014, Borrower shall pay interest in arrears on the first day of each month until all amounts due under the Loan Documents are paid in full. Borrower agrees that if Loan proceeds are wired into escrow for the Loan closing, interest begins accruing from the date Loan proceeds are wired into escrow, regardless of whether the Closing Date occurs on the same date or a later date.

(2)         Principal Amortization. The Loan initially shall be an interest only Loan and Borrower shall not be required to make principal amortization payments, for the first two (2) Loan Years. Thereafter, commencing on May 1, 2016 and continuing on the first day of each month thereafter until all amounts due under the Loan Documents are paid in full, Borrower shall make monthly principal amortization payments in accordance with this Section 2.3(2), which payments shall be applied to the outstanding principal balance of the Loan. Lender shall calculate the total amount of principal payments payable from May 1, 2016 to the Maturity Date based upon a 30-year amortization schedule, an amortization period which begins on April 1, 2016, a fixed interest rate equal to the blend Contract Rate in effect as of April 1, 2016 and the outstanding principal balance of the Loan as of April 1, 2016. The monthly amortization payment shall equal the total amount of principal payable for such period (calculated as set forth above) divided by the number of monthly payments during such period. The foregoing notwithstanding, upon any Subsequent Advance thereafter occurring, Lender shall recalculate the amount of the monthly principal amortization payment owing for the remainder of the Loan term, based upon the then remaining portion of the 30-year amortization schedule, the new outstanding principal balance and the blended Contract Rate then in effect, and such revised principal amortization payment shall be due commencing on the first day of the month immediately following the month in which such Subsequent Advance is made. In addition, if the term of the Loan is extended in accordance with Section 2.3(3), then Lender shall, as of the first day of the extension period, recalculate the amount of the monthly principal amortization payment owing during such extension period, based upon the then-remaining portion of the 30- year amortization schedule, the outstanding principal balance of the Loan and the Contract Rate in effect as of the first day of such period. Lender’s determination of the amount of the monthly amortization payments to be made by Borrower under this Agreement shall be conclusive absent manifest error.

(3)         Maturity. On the Maturity Date, Borrower shall pay to Lender all outstanding principal, accrued and unpaid interest, and any other amounts due under the Loan Documents. Subject to the provisions of this Section 2.3(3), Borrower, at its option, may extend the term of the Loan for one (1) additional 12-month period. Borrower’s right to extend the term of the Loan is subject to the satisfaction of each of the following conditions:

(a)          Borrower shall deliver to Lender a written request to extend the term of the Loan (the “Extension Request”) at least thirty (30) days, but not more than one hundred twenty (120) days, before the then existing Maturity Date.

(b)          No Event of Default or Potential Default (of which Borrower has received written notice) has occurred and is continuing on the date on which Borrower delivers the Extension Request to Lender, or on the date the extension period commences.

(c)          Borrower shall have paid to Lender, in immediately available funds, an extension fee equal to one quarter of one percent (.25%) of the outstanding principal balance of the Loan as of the first day of such extension plus the aggregate amount of any undisbursed Loan proceeds that remain available for disbursement.

(d)          During the extended term of the Loan, all terms and conditions of the Loan Documents (other than the original Maturity Date) shall continue to apply except that Borrower shall have no further right to extend the term of the Loan after the first extension.

(e)          (i) The Debt Yield equals or exceeds eight and one half percent (8.50%) and (ii) the Debt Service Coverage (based on the Contract Rate which will be in effect upon commencement of such extension period) equals or exceeds 1.30:1.0, and (iii) the LTV Ratio equals seventy percent (70%) or less; provided, however, that if, based on the outstanding Loan balance as of the date of calculation, Borrower fails to satisfy the foregoing Debt Yield and/or Debt Service Coverage condition(s), Borrower may satisfy such condition(s) by paying down the outstanding Loan balance to an amount that would result in such condition(s) being satisfied.

(f)          Borrower shall have delivered to Lender (i) a copy of a Cap Agreement with a term through the end of the extension period, a notional amount of not less than the then outstanding principal balance of the Loan and a strike price that does not exceed the rate which, when included in the Contract Rate, would result in a Debt Service Coverage (principal and interest) of 1.05:1.0 (and that otherwise complies with the requirements of Section 2.5, including the rating of the Counterparty), and (ii) an Interest Rate Cap Security Agreement covering such Cap Agreement, duly executed by Borrower, together with the consent of the Counterparty to the Interest Rate Cap Security Agreement.

(g)          Borrower shall cause to be delivered to Lender at Borrower’s expense an updated Site Assessment satisfactory to Lender, which shall show no adverse matters or items not reflected in the Initial Site Assessment (or any subsequent Site Assessments previously provided to Lender pursuant to this subsection (g), or at Lender’s request, and in each case, approved by Lender) (and, as to any adverse matters or items reflected in the Initial Site Assessment (or any subsequent Site Assessments previously provided to Lender, pursuant to this subsection (g), or at Lender’s request and, in each case, approved by Lender), none shall have worsened in any manner or otherwise impaired or adversely affected the Project).

(h)          Borrower shall cause to be delivered to Lender at Borrower’s expense an updated engineering report satisfactory to Lender, which shall show no adverse matters or items not reflected in the engineering report obtained in connection with the closing of the Loan (and, as to any adverse matters or items reflected in the original engineering report, none shall have worsened in any manner or otherwise impaired or adversely affected the Project).

(i)          Borrower shall deliver or cause Joinder Party to deliver evidence satisfactory to Lender that Joinder Party’s Tangible Net Worth and Cash Liquidity Balances equal or exceed the amounts set forth in Section 10.2(3).

(j) Borrower shall have provided Lender with such information as Lender may request to enable Lender to confirm Borrower’s continued compliance with Article 9.

(k)          Borrower shall execute and deliver such other instruments, certificates, opinions of counsel and documentation as Lender shall reasonably request in order to preserve, confirm or secure the Liens and security granted to Lender by the Loan Documents, including any amendments, modifications or supplements to any of the Loan Documents, endorsements to Lender’s title insurance policy and, ifrequired by Lender, Borrower estoppels, an estoppel from the Condominium Association and other certificates.

(1)         Borrower shall pay all costs and expenses incurred by Lender in connection with such extension of the Loan, including Lender’s reasonable attorneys’ fees and disbursements actually incurred.

(4)         Lockout/Prepayment. The Loan is closed to prepayment, in whole or in part, through September 30, 2015 (the “Lockout Period”). After the Lockout Period, Borrower may prepay the Loan, in whole, but not in part, upon not less than thirty (30) days prior written notice to Lender and upon payment of a prepayment premium equal to the sum of the Make Whole Breakage Amount on the Initial Advance, calculated as provided in Schedule 2.3(4), except that the Make Whole Breakage Amount shall not be payable if the Loan is prepaid during the ninety (90) day period prior to the scheduled Maturity Date, plus the Libor Breakage Amount on any Subsequent Advances. Notwithstanding the foregoing, if the Loan is repaid during any extension period exercised pursuant to Section 2.3(3), then the Make Whole Breakage Amount shall not be payable and Borrower shall pay the Libor Breakage Amount on the entire outstanding principal balance of the Loan. Without limiting the restrictions on prepayment set forth above, if the Loan is prepaid, in whole or in part, including pursuant to a casualty or condemnation, or pursuant to Section 6.5, each such prepayment shall be made to Lender on the prepayment date specified in the applicable notice to Lender pursuant hereto and (in every case) together with (i) the accrued and unpaid interest on the principal amount prepaid, (ii) the Make Whole Breakage Amount, if applicable, calculated as provided in Schedule 2.3(4) and the Libor Breakage Amount, if applicable (collectively, the “Prepayment Premium”) and (iii) the Exit Fee (on a prorated basis in the event of a partial prepayment). If the Loan is accelerated for any reason other than casualty or condemnation or pursuant to Section 6.5, Borrower shall pay to Lender, in addition to all other amounts outstanding under the Loan Documents, the Prepayment Premium and, to the extent occurring on or prior to September 30, 2015, the Spread Maintenance Amount on the Subsequent Advances plus, the Exit Fee. For the avoidance of doubt, Borrower shall not be required to pay the Prepayment Premium or Spread Maintenance Amount in connection with, and the Prepayment Premium and the Spread Maintenance Amount shall be expressly not applicable to, any full or partial prepayment of the Loan pursuant to a casualty or condemnation, or pursuant to Section 6.5. Borrower acknowledges that the prepayment premium required by this Section constitutes partial compensation to Lender for the cost of reinvesting the Loan proceeds and for the loss of the contracted rate of return on the Loan. Furthermore, Borrower acknowledges that the loss that may be sustained by Lender as a result of such a prepayment by Borrower is not susceptible of precise calculation and the prepayment premium represents the good faith effort of Borrower and Lender to compensate Lender for such loss. Borrower confirms that Lender’s agreement to make the Loan at the interest rate(s) and on the other terms set forth herein constitutes adequate and valuable consideration, given individual weight by Borrower, for the prepayment provisions set forth in this Section 2.3(4).

(5)         Fees. As partial consideration for Lender’s agreement to make the Loan, Borrower shall pay to Lender (a) a loan origination fee of $240,000.00 (the “Origination Fee”) and (b) an exit fee equal to $240,000.00 (the “Exit Fee”). The Origination Fee shall be payable in full on or before the Closing Date and the Exit Fee shall be payable in full upon the first to occur of (i) the Maturity Date, or (ii) repayment of the Loan in full, including any repayment from Loss Proceeds or condemnation proceeds; provided, however, that upon any partial prepayment of the Loan from Loss Proceeds or condemnation proceeds, (x) Borrower shall pay to Lender a portion of the Exit Fee equal to one half of one percent (0.50%) of the amount of the prepayment and (y) the Exit Fee thereafter payable shall be reduced by the amount thereof paid in connection with any partial prepayment.

(6)         Application of Payments. So long as no Event of Default exists, all payments received by Lender under the Loan Documents shall be applied in the following order: (a) to any fees and expenses due to Lender under the Loan Documents; (b) to any Default Rate interest or late charges; (c) to accrued and unpaid interest; (d) to amounts owed under any reserves or escrows required under the Loan Documents; and (e) to the principal sum and other amounts due under the Loan Documents; which payment of principal shall be applied to the Initial Advance and to Subsequent Advances on a pro rata basis. While any Event of Default exists, Lender may apply all payments to amounts then owing in any manner and in any order as determined by Lender.

Section 2.4           Security. The Loan shall be secured by, among other things, the Mortgage creating a first Lien on the Project, and the other Collateral.

Section 2.5           Interest Rate Cap Agreement. In the event that Borrower delivers an Interest Rate Cap Agreement pursuant to Section 2.3(3) (the “Cap Agreement”) then the form of the Cap Agreement and the counterparty to the Cap Agreement (the “Counterparty”), shall be satisfactory to Lender (and shall otherwise satisfy the ratings criteria set forth below). The Counterparty must have long-term debt obligations rated not lower than “A-” by Standard & Poor’s and “A3” by Moody’s, or a counterparty rating not lower than “A-” by Standard & Poor’s and “A3” by Moody’s. In the event of any downgrade or withdrawal of the Counterparty rating below A- from Standard & Poor’s or below A3 from Moody’s, Borrower shall replace the Cap Agreement with a replacement Cap Agreement with an acceptable Counterparty not later than ten (10) Business Days following receipt of notice from Counterparty or Lender of such downgrade or withdrawal, which substitute Cap Agreement shall otherwise comply with the foregoing provisions of this Section.

ARTICLE 3

RESERVES, DISTRIBUTIONS AND ADDITIONAL LOAN ADVANCES

Section 3.1           Reserves. The following reserves shall be required in connection with the Loan:

(1)         Tax Reserve. On the first day of each month, beginning May 1, 2014, Borrower shall pay to Lender, for deposit into a reserve established by Lender (the “Tax Reserve”), an amount determined by Lender for real estate taxes, assessments and similar charges relating to the Project (collectively, “Property Taxes”). At or before the Initial Advance, Borrower shall deliver to Lender, for deposit in the Tax Reserve, a sum of money which together with the monthly installments described above will be sufficient to make each payment of Property Taxes thirty (30) days prior to the date any delinquency or penalty becomes due with respect to such payment. The amount of the monthly installments shall be determined on the basis of Lender’s reasonable estimate from time to time of the Property Taxes for the current year (after giving effect to any reassessment or, at Lender’s election, on the basis of the Property Taxes for the prior year, with adjustments when the Property Taxes are fixed for the then current year). Borrower shall furnish Lender with bills for the Property Taxes for which the Tax Reserve funds are required at least thirty (30) days prior to the date on which such Property Taxes first become payable. If at any time the amount on deposit in the Tax Reserve, together with the monthly installments to be paid by Borrower before such Property Taxes are payable, is insufficient to pay such Property Taxes, Borrower shall pay any deficiency to Lender promptly upon demand, for deposit in the Tax Reserve but in any event, ten (10) Business Days prior to such Property Taxes becoming delinquent. Lender shall pay such Property Taxes when the amount on deposit in the Tax Reserve is sufficient to pay such Property Taxes and Lender has received a bill for such Property Taxes.

(2)         Insurance Reserve. On the first day of each month, beginning May l, 2014, Borrower shall pay to Lender, for deposit into a reserve established by Lender (the “Insurance Reserve”), an amount reasonably determined by Lender for insurance premiums relating to the Project. At or before the Initial Advance, Borrower shall deliver to Lender, for deposit in the Insurance Reserve, a sum of money which together with the monthly installments described above will be sufficient to make each insurance premium payment thirty (30) days prior to the date such payment is due. The amount of the monthly installments shall be determined on the basis of Lender’s reasonable estimate from time to time of the insurance premiums for the current year (on the basis of the insurance premiums for the prior year, with adjustments when the insurance premiums are fixed for the then current year). Borrower shall furnish Lender with bills for the insurance premiums for which the Insurance Reserve funds are required at least thirty (30) days prior to the date on which the insurance premiums first become payable. If at any time the amount on deposit in the Insurance Reserve, together with the monthly installments to be paid by Borrower before such insurance premiums are payable, is insufficient to pay such insurance premiums, Borrower shall pay any deficiency to Lender promptly upon demand, for deposit in the Insurance Reserve. Lender shall pay such insurance premiums when the amount on deposit in the Insurance Reserve is sufficient to pay such insurance premiums and Lender has received a bill for such insurance premiums. Borrower shall not be obligated to escrow for insurance obtained by the Condominium Association for the common areas of the Condominium Project, however, Borrower shall, upon request of Lender, provide Lender with copies of paid invoices regarding such insurance.

(3)         Capital Replacements Reserve. On January 15, 2015 and by the fifteenth (15th) day of each January thereafter, Borrower shall pay to Lender, for deposit into a capital replacements reserve established by Lender (the “Capital Replacements Reserve”), an amount equal to the positive difference between (1) the product obtained by multiplying $250.00 by the existing number of Condominium Units in the Project constituting a portion of the Collateral, as adjusted from time to time, as additional Condominium Units are acquired and (2) the sum of all expenditures by Borrower for capital replacements and capital repairs to the Project during the preceding calendar year which were approved in advance by Lender and not paid with disbursements from the Capital Replacements Reserve (provided that for the calendar year in which the Closing Date occurs, such amount shall be pro-rated to reflect the portion of the calendar year during which the Loan is outstanding). The Capital Replacements Reserve shall be advanced by Lender to Borrower for capital replacements and capital repairs to the Project, as approved by Lender; however, funds in the Capital Replacements Reserve shall not be available for financing any of the improvements for which capital improvements advances are contemplated by Section 3.3. Borrower and Lender shall meet annually on a date selected by Lender to establish monthly, quarterly, and annual budgets for capital replacements and capital improvements for the Project for the succeeding calendar year (the “Capital Budget”). The Capital Budget shall be based on the previous year’s experience and an assessment of anticipated future needs, and shall be subject to Lender’s approval. The Capital Replacements Reserve shall be advanced in accordance with the conditions for improvements advances under Sections 3.2 and 3.5.

(4)           Net Cash Flow Reserve.

(a)          If as of the end of any calendar quarter Lender determines that the Debt Yield is less than 7.50% or the Debt Service Coverage is less than 1.25:1.0, then on the tenth (10th) day of each calendar month after the month in which such determination is made, Borrower shall pay to Lender, for deposit into a reserve established by Lender (a “Net Cash Flow Reserve”), one hundred percent (100%) of the Net Cash Flow for the prior month. Such monthly deposits of Net Cash Flow shall continue until the Debt Yield equals or exceeds 7.75% and the Debt Service Coverage equals or exceeds 1.30:1.0 as of the end of two consecutive calendar quarters, at which time, so long as no Event of Default or Potential Default then exists, Lender shall transfer all funds then on deposit in the Net Cash Flow Reserve to Borrower. Such Net Cash Flow payments shall resume if, as of the end of any subsequent calendar quarter, Lender determines that the Debt Yield is less than 7.50% or the Debt Service Coverage is less than 1.25:1.0. Notwithstanding anything to the contrary contained herein, Debt Service Coverage shall be calculated, for the purposes of this Section 3.1(4) by taking interest and the estimated amortizing principal payments hereunder even if not then payable.

(b) So long as no Event of Default then exists, amounts on deposit in the Net Cash Flow Reserve shall be available to pay (i) Debt Service on the Loan, provided that Borrower delivers to Lender evidence satisfactory to Lender that Operating Revenues, after payment of current Operating Expenses, are insufficient to pay current Debt Service then owing on the Loan, and (ii) Operating Expenses, provided that Borrower delivers to Lender evidence satisfactory to Lender that Operating Revenues are insufficient to pay current Operating Expenses.

Section 3.2 General Provisions Regarding Reserves. All funds deposited in the Reserves shall be held by Lender, without interest, and may be commingled with Lender’s general funds. To secure the Loan, Borrower hereby grants to Lender a first-priority security interest in all funds deposited in the Reserves. While an Event of Default or a Potential Default exists, Lender shall have no obligation to disburse any funds from the Reserves, and while an Event of Default exists, Lender shall be entitled, without notice to Borrower, to apply any funds in the Reserves to satisfy Borrower’s obligations under the Loan Documents in such order and manner as Lender shall determine, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender.

Section 3.3 Subsequent Advances. Subsequent Advances shall be available for the following purposes and in the following amounts:

(1)         Five Hundred Seventy Five Thousand Dollars ($575,000.00) shall be available to pay the cost of acquisition of twelve Condominium Units in the Condominium Project, which are more fully described on Schedule 3.3(1) and which are intended to be purchased by Borrower from third party residents at the Condominium Project.

(2)         Five Million Dollars ($5,000,000.00) shall be available to pay the cost of acquisition by Borrower of additional Condominium Units in the Condominium Project, which shall become part of the Project.

(3)         Four Hundred Twenty Five Thousand Dollars ($425,000.00) shall be available to pay capital improvement costs at the Project.

Section 3.4 General Provisions for Subsequent Advances. Upon Borrower’s request, Subsequent Advances for capital improvements shall be made, at Lender’s election, either: (a) in reimbursement for expenses paid by Borrower, or (b) for payment of expenses incurred and invoiced, but not yet paid by Borrower. Lender, at its option and without further direction from Borrower, may disburse any capital improvements advance due from Borrower to the Person to whom payment is due or through an escrow satisfactory to Lender. Borrower hereby irrevocably directs and authorizes Lender to so advance the proceeds of the Loan. Each request for and acceptance of Subsequent Advance shall be deemed to constitute, as of the date of such request or acceptance, a representation and warranty by Borrower that the statements contained in Section 3.S(l)(a) and Section 3.5(2)(a) are true and correct.

Section 3.5 Conditions to Subsequent Advances and Reserve Disbursements. Subsequent Advances and disbursements from the Reserves shall be subject to the applicable conditions specified below:

(1)         Conditions for all Subsequent Advances and Reserve Disbursements. Every Subsequent Advance and Reserve disbursement shall be subject to Lender’s receipt, review, approval and/or confirmation of the following, each in form and content satisfactory to Lender:

(a)          There shall exist no Potential Default or Event of Default (currently and after giving effect to the requested advance).

(b)          Each request for such an advance shall specify the amount requested, shall be submitted on the form attached hereto as Exhibit B, or on such other form as Lender, in its discretion, may require or approve, and shall, to the extent applicable, be accompanied by appropriate invoices, bills paid affidavits, lien waivers, title updates, endorsements to the title insurance, and other documents as may be required by Lender.

(c)          Borrower shall not use any portion of any advance for payment of any other cost except as specifically set forth in a request for advance approved by Lender in writing and Borrower shall have submitted to Lender evidence (including canceled checks, invoices and receipts) satisfactory to Lender that the proceeds of all prior advances have been used for the purposes for which such advances were requested.

(d)          Borrower shall have paid Lender’s costs and expenses in connection with such advance (including title charges and costs and expenses of Lender’s inspecting engineer and attorneys).

(e)          Lender shall have no obligation to make any Subsequent Advance for less than $100,000.00, except for the final Subsequent Advance from the applicable category of Subsequent Advances or to make Subsequent Advances more often than once in any one month period.

(2)         Additional Conditions for all Subsequent Advances. In addition to the conditions specified in Section 3.5(1), each Subsequent Advance shall be subject to Lender’s receipt, review, approval and/or confirmation of the following, each in form and content satisfactory to Lender:

(a)          The representations and warranties contained in this Agreement and in all other Loan Documents are true and correct as of the date of the requested advance.

(b)          Such advance shall be secured by the Loan .Documents, subject only to those exceptions to title approved by Lender at the time of Loan closing or at the time of closing of any Subsequent Advance for the purposes set forth in Sections 3.3(1) and 3.3(2), as evidenced by title insurance endorsements or new policies of title insurance reasonably satisfactory to Lender.

(c)          No (i) material adverse change shall have occurred in the financial condition of Borrower or any Borrower Party, or in the Underwritten NOI of the Project, (ii) condemnation or adverse, as reasonably determined by Lender, zoning or usage change proceeding shall have occurred or shall be currently threatened in writing against the Project, (iii) damage to the Project by fire or other casualty has occurred which has not been repaired or is not being restored in accordance with this Agreement, and (iv) law, regulation, ordinance, moratorium, injunctive proceeding, restriction, litigation, action, citation or similar proceeding or matter shall have been enacted, adopted, or threatened by any governmental authority, in each case under the foregoing (i)-(iv) which would have, in Lender’s judgment, a material adverse effect on the Loan, the Project, or Borrower’s or any Borrower Party’s ability to perform its obligations under the Loan Documents.

(d)          No Loan advances shall be made after (i) March 31, 2015 with respect to Subsequent Advances set forth in Section 3.3(1), (ii) ninety (9.0) days prior to the Maturity Date (as the same may be extended pursuant to Section 2.3(3)), with respect to Subsequent Advances set forth in Section 3.3(2) and (iii) November 30, 2016 with respect to Subsequent Advances set forth in Section 3.3(3).

(e)          At the option of Lender (a) Borrower shall submit each advance request and all related back-up material to Lender at least ten (10) Business Days prior to the date of the requested advance, and (b) all advances shall be made at the address of Lender set forth in Section 13.1 or at such other place as Lender may designate unless Lender exercises its option to make an advance directly to the Person to whom payment is due.

(f)          After giving effect to the requested advance, the Debt Yield is not less than eight percent (8.0%) (or, in the case of Subsequent Advances pursuant to Section 3.3(2), not less than the greater of eight (8%) percent or the Debt Yield as of the end of the immediately preceding calendar quarter) and the Debt Service Coverage (interest only) is not less than 1.70:1 (or, in the case of Subsequent Advances pursuant to Section 3.3(2), not less than the greater of 1.70: 1 or the Debt Service Coverage as of the end of the immediately preceding calendar quarter). Notwithstanding anything to the contrary, in calculating the Debt Yield and Debt Service Coverage with respect to Subsequent Advances under Section 3.3(1) and Section 3.3(2), Underwritten Operating Revenues shall include pro forma rents from the Condominium Units being acquired by the Borrower and Underwritten Operating Expenses shall include projected operating expenses regarding the Condominium Units being acquired by the Borrower.

(g)          The advance to be made by Lender shall be equal to seventy percent (70%) of the actual costs incurred by Borrower for the Condominium Unit or improvement for which Borrower is requesting disbursement. Notwithstanding the foregoing, Lender and Borrower acknowledge that actual cost, for purposes of the preceding sentence, for a Condominium Unit shall be equal to the sum of the purchase price of the Condominium Unit paid by Acquisition LLC plus ten percent (10%) of the purchase price for closing costs (it being understood that if Acquisition LLC acquires a Condominium Unit subject to mortgage debt, then the purchase price shall include the sums paid to the first mortgage lender to satisfy such first mortgage debt).

(3)         Additional Conditions for Improvements Advances and Restoration Advances. Subsequent Advances shall be made to finance capital improvements and Loss Proceeds shall be disbursed to fund restoration work, on the following terms and conditions, in addition to those set forth in Section 3.5(1) and Section 3.5(2):

(a)          Lender may, at Borrower’s expense, conduct an audit, inspection or review of the Project to confirm the amount of the requested advance.

(b)          For any capital improvements, Borrower shall have submitted and Lender shall have approved (i) the improvements to be constructed, (ii) the plans and specifications for such improvements, which plans and specifications may not be changed without Lender’s prior written consent, (iii) if requested by Lender, each contract or subcontract for an amount in excess of $25,000.00 for the performance of labor or the furnishing of materials for such improvements, (iv) the time schedule for completing the improvements, which time schedule shall provide for the completion of the improvements on or before the date that is ninety (90) days prior to the Maturity Date, and (v) a budget for completion of the improvements to be constructed.

(c)          After Lender’s approval of a budget for any capital improvements, such budget may not be changed without Lender’s prior written consent. If the estimated cost of such improvements exceeds the un-advanced portion of the amount allocated for such improvements in the approved budget, then Borrower shall provide such security as Lender may require to assure the Lien free completion of improvements before the scheduled completion date.

(d)          All improvements constructed by Borrower prior to the date the advance is requested shall be completed to the satisfaction of Lender and Lender’s engineer and in accordance with the plans, budget and time schedule for such improvements, as approved by Lender, and all legal requirements, including zoning, building and land use laws, rules, regulations and ordinances.

(e)          Each improvements advance, except for a final improvements advance, shall be in the amount of actual costs incurred less ten percent (10%) of such costs as retainage to be advanced as part of a final improvements advance.

(f)          No funds will be advanced for materials stored at the Project unless Borrower furnishes Lender satisfactory evidence that such materials are properly stored and secured at the Project.

(4)         Additional Advances for Condominium Units. Subsequent Advances shall be made to finance the acquisition of Condominium Units in the Condominium Project by the Borrower on the following terms and conditions in addition to those set forth in Section 3.5(1) and Section 3.5(2):

(a)          Borrower shall have executed and delivered to Lender, one or more mortgage modification and spreader agreements, in a form satisfactory to Lender, spreading the lien of the Mortgage to cover the Condominium Units and personal property being acquired by Borrower.

(b)          Borrower shall have delivered to Lender at Borrower’s sole cost and expense, an endorsement, in form satisfactory to Lender, to Lender’s mortgagee title insurance policy adding the Condominium Unit being acquired by Borrower, which endorsement shall not add any additional exceptions other than an updated real estate tax exception or exceptions for any other matters previously approved by Lender in its reasonable discretion.

(c)          Borrower shall have delivered to Lender any consent required under Borrower’s organizational documents for the acquisition of the Condominium Units and such other certifications and documentation as Lender may reasonably request in connection with the acquisition of the Condominium Units and the spreading of the Lender’s Mortgage.

(d)          Borrower shall have delivered to Lender, the deed from Acquisition LLC, bill of sale, final closing statement and such other documents as shall be reasonably requested by Lender, confirming the closing of the acquisition of the Condominium Unit for which Borrower is requesting disbursement.

(e)          Borrower shall have delivered to Lender evidence that the insurance required under Schedule 4.1 has been obtained with respect to the Condominium Units being acquired.

(f)          The Condominium Unit shall be in “rent ready” condition. In the event that Acquisition LLC is required to expend any funds to put any Condominium Units in rent ready condition then such expenditures shall not be reimbursed to Borrower or to Acquisition LLC from the Loan or from any of the Reserves (and shall not be considered part of the purchase price being paid by Borrower for the Condominium Unit).

(g)          Borrower shall pay all of Lender’s out-of-pocket fees, costs and expenses actually and reasonably incurred in connection with spreading the Mortgage to cover the Condominium Units.

ARTICLE 4

INSURANCE AND CONDEMNATION

Section 4.1           Insurance. Borrower shall maintain (or cause the Condominium Association to maintain) insurance as follows:

(1)         Types and Amounts of Insurance. Borrower shall maintain (or cause Condominium Association to maintain) the insurance listed on Schedule 4.1, and such additional insurance that Lender, in its discretion, may require from time to time.

(2)         No Separate Insurance. Borrower shall not maintain any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise satisfactory to Lender in all respects.

(3)         Form and Quality. All insurance policies shall be endorsed in form and substance acceptable to Lender to name Lender as an additional insured thereunder (on all liability policies) and loss payee and mortgagee thereunder (on all property policies), as its interest may appear, with loss payable to Lender, without contribution, under a standard New York (or local equivalent) mortgagee clause. All such insurance policies and endorsements shall be fully paid for, shall be issued by appropriately licensed insurance companies acceptable to Lender with a rating of “A-:IX” or better as established by A.M. Best’s Rating Guide, shall not be subject to reduction for depreciation or co-insurance, and shall otherwise be in such form, and shall contain such provisions and expiration dates, as are acceptable to Lender. Each policy shall provide that no act of or omission by Borrower shall invalidate such policy as against Lender, and shall provide that such policy may not be canceled or materially changed except upon thirty (30) days’ prior written notice of intention of non-renewal, cancellation or material change to Lender, or upon ten (10) days’ prior written notice if such non-renewal or cancellation arises from a failure to pay the insurance premium. Any flood insurance policy shall be issued in accordance with the requirements and then current guidelines of the Federal Insurance Administration. Blanket policies shall not be permitted unless the terms and conditions of the coverage afforded thereunder are acceptable to Lender. .. Lender shall have the right to periodically evaluate the continuing acceptability of any previously approved blanket policies and to require replacement insurance if any blanket policies are no longer acceptable as determined by Lender in its sole discretion. If Borrower fails to maintain insurance in compliance with this Section 4.1, Lender may obtain such insurance and pay the premium therefor and Borrower shall, on demand, reimburse Lender for all expenses incurred in connection therewith.

(4)         Assignment. Borrower shall assign the policies or proofs of insurance to Lender, in such manner and form that Lender and its successors and assigns shall at all times have and hold the same as security for the payment of the Loan. Borrower shall deliver to Lender copies of all required policies and all renewals thereof (which renewals shall be delivered at least ten (10) Business Days prior to the expiration of the existing policies), in each case certified to Lender by the insurance company or authorized agent as being true copies, together with the endorsements required hereunder. If Borrower elects to obtain any insurance which is not required under this Agreement, all related insurance policies shall be endorsed in compliance with Section 4.1(3), and such additional insurance shall be renewed during the term of the Loan unless Lender provides its prior written authorization. From time to time upon Lender’s request, Borrower shall identify to Lender all insurance maintained by Borrower with respect to the Project or the Condominium Project. All Loss Proceeds (other than Loss Proceeds payable to the Condominium Association which shall be managed in the manner set forth in the Condominium Declaration) shall be delivered directly to Lender, and shall be applied in accordance with Section 4.2. The Loss Proceeds coming into the possession of Lender shall not be deemed trust funds, and Lender shall be entitled to apply such proceeds as herein provided.

(5)         Adjustments. Borrower shall give immediate written notice of any loss to the insurance carrier and to Lender. Borrower hereby irrevocably authorizes and empowers Lender, as attorney-in-fact for Borrower coupled with an interest, to notify any of Borrower’s insurance carriers to add Lender as a loss payee, mortgagee insured or additional insured, as the case may be, to any policy maintained by Borrower (regardless of whether such policy is required under this Agreement), to make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive Loss Proceeds (and endorse, on Borrower’s behalf, all checks, drafts and other negotiable demand instruments payable to Borrower, or to Borrower and Lender jointly), and to deduct therefrom Lender’s expenses incurred in the collection of such Loss Proceeds. Nothing contained in this Section 4.1(5), however, shall require Lender to incur any expense or take any action hereunder.

Section 4.2           Application of Loss Proceeds.

(1)           Lender shall make Loss Proceeds available for restoration of the Project in the following circumstances:

(a)          if the loss is less than or equal to the Restoration Threshold;

or

(b)          if the loss exceeds the Restoration Threshold, but is not more than ten percent (10%) of the replacement value of the Project as a whole, provided Lender determines that (i) the Underwritten NOi during restoration will be sufficient to pay Debt Service during restoration; and (ii) restoration and repair of the Project to a condition approved by Lender will be completed within six months after the date of loss or casualty.

(2)         If Lender determines that the projected costs to complete the restoration and repair of the Project exceed the Loss Proceeds (including applicable Loss Proceeds payable to the Condominium Association) available to pay such costs (a “Shortfall”), then prior to any disbursement of Loss Proceeds to pay such costs, Borrower shall have provided Lender with satisfactory evidence that Borrower has sufficient sources of funds from which to pay the Shortfall. If required by Lender, Borrower shall first pay restoration and repair costs in an amount equal to the Shortfall prior to receiving any Loss Proceeds.

(3)         If Borrower does not qualify for Loss Proceeds under either Sections 4.2(1)(a) or 4.2(1)(b), Lender in its sole discretion may either apply Loss Proceeds to the payment of amounts owing under the Loan Documents or allow all or a portion of such Loss Proceeds to be used for the restoration of the Project.

(4)         Loss Proceeds applied to restoration will be disbursed in accordance with the advance conditions under Sections 3.5(1), 3.5(2) and 3.5(3). Any Loss Proceeds remaining after payment of all restoration costs shall be applied by Lender to the payment of amounts owing under the Loan Documents.

(5)         If Lender makes the Loss Proceeds from a casualty available to Borrower, Borrower shall promptly commence and diligently pursue to completion restoration of the Project such that, after restoration, the Project will be in compliance with and permitted under all applicable zoning, building and land use laws, rules, regulations and ordinances.

(6)         Notwithstanding anything to the contrary contained herein, Lender acknowledges that the Condominium Declaration contains provisions governing the repair and restoration of the Condominium Project (which includes the Project). If, and to the extent that, the Condominium Declaration requires that the Condominium Project be restored then, Loss Proceeds will be applied to restoration in accordance with the Condominium Declaration. Borrower agrees that if the casualty to the Condominium Project exceeds the threshold specified in Section 21 of the Condominium Declaration and thereby provides Borrower with an option whether to restore the Condominium Project or to terminate the Condominium then, Borrower shall elect to terminate the Condominium unless Lender shall have approved in writing the restoration of the Condominium Project.

Section 4.3 Condemnation Awards. Borrower shall immediately notify Lender of the institution of any proceeding for the condemnation or other taking of the Project, the Condominium Project or any portion thereof subject to the terms of the Condominium Declaration, Lender may participate in any such proceeding and Borrower will deliver to Lender all instruments necessary or required by Lender to permit such participation. Without Lender’s prior consent, Borrower (1) shall not agree to any compensation or award, and (2) shall not take any action or fail to take any action which would cause the compensation to be determined. All awards and compensation for the taking or purchase in lieu of condemnation of the Project or any part thereof are hereby assigned to and shall be paid to Lender. Borrower authorizes Lender to collect and receive such awards and compensation (and, if any such award or compensation is paid by check, draft or other negotiable demand instrument made payable to Borrower or to Borrower and Lender jointly, to endorse the same on Borrower’s behalf), to give proper receipts and acquittances therefor, and in Lender’s sole discretion to apply the same toward the payment of the Loan, notwithstanding that the Loan may not then be due and payable, or to the restoration of the Project; however, if the award is less than or equal to $100,000.00 and Borrower requests that such proceeds be used for non-structural site improvements (such as landscape, driveway, walkway and parking area repairs) required to be made as a result of such condemnation, Lender will apply the award to such restoration in accordance with disbursement procedures applicable to insurance proceeds provided there exists no Potential Default or Event of Default. Borrower, upon request by Lender, shall execute all instruments requested to confirm the assignment of the awards and compensation to Lender, free and clear of all liens, charges or encumbrances. Notwithstanding anything to the contrary contained herein, any condemnation award relating to any common elements or limited common elements of the Condominium Project shall be governed by the terms of the Condominium Declaration and Lender’s rights with respect to condominium proceeds shall attach to Borrower’s interest in the same.

ARTICLE 5

GENERAL REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender that:

Section 5.1 Organization and Power. Borrower and each Borrower Party that is not an individual is duly organized, validly existing and in good standing under the laws of the state of its formation or existence and Borrower is in compliance with all legal requirements applicable to doing business in the state in which the Project is located. Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code. Borrower and each Borrower Party that is not an individual has only one state of incorporation or organization, which is set forth in Schedule 5.1. All other information regarding Borrower and each Borrower Party contained in Schedule 5.1, including the ownership structure of Borrower and its constituent entities, is true and correct as of the Closing Date.

Section 5.2 Validity of Loan Documents. The execution, delivery and performance by Borrower and each Borrower Party of the Loan Documents: (1) are duly authorized and do not require the consent or approval of any other party or governmental authority which has not been obtained; and (2) will not violate any law or result in the imposition of any lien, charge or encumbrance upon the assets of any such party, except as contemplated by the Loan Documents. The Loan Documents constitute the legal, valid and binding obligations of Borrower and each Borrower Party, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, or similar laws generally affecting the enforcement of creditors’ rights.

Section 5.3           Financial Condition; Litigation; Other Secured Transactions.

(1)         The most recent financial statements delivered by Borrower, each Borrower Party and, to Borrower’s knowledge, the Condominium Association (a) are true and correct in all material respects, with no significant change since the date of preparation, and (b) fairly present the financial condition of Borrower and each Borrower Party as of the date thereof and the results of Borrower’s and each Borrower Party’s operations for the period covered thereby. Except as disclosed in such financial statements (and any financial statements of the Condominium Association), there are no liabilities (fixed or contingent) affecting the Project, the Condominium Project, Borrower or any Borrower Party. Except as disclosed in such financial statements (and any financial statements of the Condominium Association), there is no litigation, administrative proceeding, investigation or other legal action (including any proceeding under any state or federal bankruptcy or insolvency law) pending or, to the knowledge of Borrower, threatened, against the Project, the Condominium Project, Borrower or any Borrower Party which if adversely determined could have a material adverse effect on such party, the Project or the Loan.

(2)         Borrower is not, and has not been, bound (whether as a result of a merger or otherwise) as a debtor under a pledge or security agreement entered into by another Person, which has not heretofore been terminated.

Section 5.4 Taxes and Assessments. The Project is comprised of one or more condominium units and associated common elements and limited common elements, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot. There are no pending or, to Borrower’s best knowledge, proposed, special or other assessments for public improvements or otherwise affecting the Project nor, to Borrower’s best knowledge, are there any contemplated improvements to the Project or the Condominium Project that may result in such special or other assessments.

Section 5.5 Other Agreements; Defaults. Neither Borrower nor any Borrower Party is a party to any agreement or instrument or subject to any court order, injunction, permit or restriction which might materially and adversely affect the Project or the Condominium Project or the business, operations, or condition (financial or otherwise) of Borrower or any Borrower Party. Neither Borrower nor any Borrower Party is in violation of any agreement which violation would have a material adverse effect on the Project, the Condominium Project, Borrower or any Borrower Party or Borrower’s or any Borrower Party’s business, properties, or assets, operations or condition, financial or otherwise.

Section 5.6           Compliance with Law; Project Condition.

(1)         Borrower and, to Borrower’s knowledge, each Borrower Party have all requisite licenses, permits, franchises, qualifications, certificates of occupancy or other governmental authorizations to own, lease, occupy and operate the Project and carry on its business. Except as may be disclosed in any third party reports reviewed by Lender in connection with the Loan, the Project and Condominium Project are, to Borrower’s knowledge, in compliance with all applicable zoning, subdivision, building and other legal requirements and are free of structural defects. To Borrower’s knowledge and other than as identified in the Property Report, all of the Project’s and the Condominium Project’s building systems and structural components are in good working order, subject to ordinary wear and tear. To Borrower’s knowledge and other than as identified in the Property Report, no structural or other material defects or damage in the Project or the Condominium Project exists, whether latent or otherwise and Borrower has not received written notice from any insurance company or bonding company of any defects or inadequacies in the Project or the Condominium Project or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond. Except as reflected in any zoning report obtained by Lender, the Condominium Project does not constitute, in whole or in part, a legally non-conforming use under applicable legal requirements.

(2)         No condemnation has been commenced or, to Borrower’s knowledge, is contemplated with respect to all or any portion of the Project or for the relocation of roadways providing access to the Project.

(3)         The Condominium Project has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities. All public utilities necessary or convenient to the full use and enjoyment of the Condominium Project are located in the public right-of-way abutting the Condominium Project, and all such utilities are connected so as to serve the Condominium Project without passing over other property, except to the extent such other property is subject to a perpetual easement for such utility benefiting the Condominium Project.

Section 5.7 Location of Borrower. Borrower’s principal place of business and chief executive offices are located at the address stated in Section 13.1 and Borrower maintains its books and records at such location. Borrower at all times has maintained its principal place of business and chief executive office at such location or at other locations within the same state.

Section 5.8           ERISA.

(1)         Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, and the assets of Borrower do not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA.

(2)         Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA, and transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of, and fiduciary obligations with respect to, governmental plans.

(3)         Borrower has no employees.

Section 5.9 Margin Stock. No part of proceeds of the Loan will be used for purchasing or acquiring any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

Section 5.10 Tax Filings. Borrower and, to Borrower’s knowledge, each Borrower Party have filed (or have obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower and each Borrower Party, respectively.

Section 5.11 Solvency. Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the making of the Loan, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its Debts as such Debts become absolute and matured. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur Debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Debts as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower). Except as expressly disclosed to Lender in writing, no petition in bankruptcy has been filed by or against Borrower or any Borrower Party in the last seven (7) years, and neither Borrower nor any Borrower Party in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower nor any Borrower Party is contemplating either the filing of a petition by it under state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and neither Borrower nor any Borrower Party has knowledge of any Person contemplating the filing of any such petition against it.

Section 5.12 Full and Accurate Disclosure. No statement of fact made by or on behalf of Borrower or any Borrower Party in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Borrower which has not been disclosed to Lender which adversely affects, nor as far as Borrower can reasonably foresee, might adversely affect, the Project or the business, operations or condition (financial or otherwise) of Borrower or any Borrower Party. All information supplied by Borrower regarding any other Collateral is accurate and complete in all material respects. All evidence of Borrower’s and each Borrower Party’s identity provided to Lender is genuine, and all related information is accurate.

Section 5.13 Single Purpose Entity. Borrower is and has at all times since its formation been a Single Purpose Entity.

Section 5.14 Property Management Agreement. The Property Management Agreement is the only management agreement in existence with respect to the operation or management of the Project. To Borrower’s knowledge, the Condominium Management Agreement is the only management agreement in existence with respect to the operation of the Condominium Project. The copy of the Property Management Agreement and the Condominium Management Agreement delivered to Lender are true and correct copies and such agreements have not been amended or modified. To Borrower’s knowledge, no party to any such agreement is in default under such agreement and neither the Property Manager nor the Condominium Manager, as applicable, has any defense, offset right or other right to withhold performance under or terminate such agreement.

Section 5.15 No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, operating agreement or other agreement or instrument to which Borrower is a party or by which any of Borrower’s property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Borrower or any of Borrower’s properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

Section 5.16 Title. Borrower has good, marketable and insurable title to the Project, free and clear of all Liens whatsoever, except for the Permitted Encumbrances (including, the rights of the Condominium Association in and to any common elements or limited common elements) and such other Liens as are permitted pursuant to the Loan Documents and has rights and the power to transfer each item of Collateral upon which it purports to grant a Lien under the Mortgage or any of the other Loan Documents. Upon recordation of the Mortgage and any related financing statements, the Mortgage creates (1) a valid, perfected first-priority Lien on the Project, subject only to Permitted Encumbrances (including the rights of the Condominium Association and the rights of any Third Party Unit Owner in and to the common elements and limited common elements), and (2) perfected first-priority security interests in and to, and collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. There are no claims for payment for work, labor or materials affecting the Project which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents.

Section 5.17 Use of Project. The Project is being used exclusively for a residential condominium project and other appurtenant and related uses.

Section 5.18 Flood Zone. Except as shown on the survey delivered to Lender, no portion of the improvements comprising the Condominium Project is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Act of 1994, as amended, or any successor law.

Section 5.19 Insurance. Borrower has obtained and has delivered to Lender copies of all of the Borrower’s insurance policies for the Project reflecting the insurance coverages, amounts and other insurance requirements set forth in this Agreement. No claims have been made under any such policy and, to Borrower’s knowledge, no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any such policy.

Section 5.20 Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable legal requirements currently in effect in connection with the transfer of the Project to Borrower or any transfer of a controlling interest in Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable legal requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including the Mortgage, have been paid and, under current legal requirements, the Mortgage is enforceable in accordance with its terms by Lender or any subsequent holder thereof, subject to applicable bankruptcy, insolvency, or similar laws generally affecting the enforcement of creditors’ rights.

Section 5.21       Restricted Company. Borrower is not a Restricted Company.

Section 5.22       Condominium Representations.

(1)          Except as set forth on Exhibit A of the Mortgage, the Condominium Declaration has not been further modified or amended and remains in full force and effect.

(2)         To Borrower’s knowledge, there exists no uncured default by the Borrower under the Condominium Declaration and all of the Borrower’s Condominium Units are, in compliance with the Condominium Declaration.

(3)         Assessments with respect to the Project due under the Declaration have been paid through March 31, 2014 and, to Borrower’s knowledge, the Condominium Association has not issued to the owner of the Borrower’s Condominium Units, any notice of any intended special assessments under the Condominium Declaration.

(4)         To Borrower’s knowledge, the Condominium Association has not received notice of any default from any Third Party Unit Owner which remains uncured.

(5)         To Borrower’s knowledge, neither the Condominium Association nor any developer under the Condominium Declaration has assigned, transferred or allocated parking spaces which are part of the Condominium to any Person and, as of the date hereof, all parking spaces constituting part of the Condominium Project are available to the owners of all Condominium Units.

ARTICLE 6

GENERAL COVENANTS

Borrower covenants and agrees with Lender as follows:

Section 6.1           Due on Sale or Encumbrance; Transfers of Interests.

(1)         Without the prior written consent of Lender, no Transfer shall occur other than a Permitted Transfer. Borrower shall cause each Person that proposes to become a partner, member or shareholder (each such Person, an “Interest Holder”) in Borrower after the Closing Date, whether by Permitted Transfer or otherwise, to sign and deliver to Lender a certificate executed by a duly authorized officer of the new Interest Holder containing representations, warranties and covenants substantially the same as the representations, warranties and covenants provided by Borrower in Article 9 hereof.

(2)         Provided that the Transfer Conditions (as hereinafter defined) are satisfied, then, in addition to the Permitted Transfers set forth herein, each of the members of BR Lansbrook N Member, LLC (“BR Member”) shall have the right, without the consent of Lender or the payment of any assignment or transfer related fee, to transfer up to one hundred percent (100%) of the ownership interest in the BR Member (x) to Bluerock Residential Growth REIT, Inc. (the “REIT”), (y) Bluerock Residential Holdings, LP (the “Operating Partnership”) or (z) to a newly formed limited liability company wholly owned, directly or indirectly by REIT and/or the Operating Partnership (“REIT Transferee”). As used herein, the term “Transfer Conditions” shall mean the following: (a) Borrower has provided Lender with not less than fifteen (15) Business Days prior written notice of the proposed Transfer; (b) Borrower has delivered to Lender an Additional Joinder executed by REIT, which shall be in the same form as the Joinder attached to this Agreement and which shall be accompanied by such resolutions, consents and legal opinions (as to due authorization and enforceability) as shall be reasonably requested by Lender (it being understood that such Additional Joinder shall be applicable to any acts or omissions arising following the closing of the Transfer to the REIT or REIT Transferee);

(c)  the Borrower shall have submitted to Lender, an organizational chart, -together with the documents evidencing the assignment to the REIT Transferee; (d) the Transfer occurs on or before September 30, 2014; (e) Borrower shall pay to Lender the reasonable legal fees and disbursements incurred by Lender’s counsel in connection with the review of documents relating to the Transfer to the REIT Transferee and the delivery of the Additional Joinder; (f) if prior to or contemporaneously with the Transfer, REIT and/or Operating Partnership have become publicly traded and recapitalized (a “Recapitalization Event”) then the following additional conditions shall be applicable: (i) the organizational structure of the Borrower and the organizational structure of REIT and Operating Partnership shall be revised as set forth on Schedule 6.1(2); (ii) Borrower shall have submitted to Lender revised operating agreements for BR Lansbrook JV Member, LLC and Bluerock Residential Holdings, LP which reflect the changes to the Borrower’s organizational structure and the REIT’s organizational structure, as identified on Schedule 6.1(2); (iii) the REIT shall be general partner of Operating Partnership and the Manager of REIT shall be BRG Manager, LLC, which shall be controlled, directly or indirectly by R. Ramin Kamfar and (iv) the following financial covenants shall have been satisfied simultaneously with the completion of the Recapitalization Event: REIT has Cash Liquidity Balances of not less than $15,000,000.00, total assets [under GAAP] of not less than $200,000,000.00, total equity of not less than $70,000,000.00 and a liability to equity ratio of not more than 1.80 (all of which shall be evidenced by financial statements delivered by Borrower to Lender at the time of the Transfer contemplated in this Section 6.1(2)).

Section 6.2 Taxes; Charges. Borrower shall pay before any fine, penalty, interest or cost may be added thereto, and shall not enter into any agreement to defer, any Property Taxes, franchise taxes and charges, and other governmental charges that may become a Lien upon the Project or become payable during the term of the Loan, and will promptly furnish Lender with evidence of such payment; however, Borrower’s compliance with Section 3.1 of this Agreement relating to impounds for Property Taxes shall, with respect to payment of such Property Taxes, be deemed compliance with this Section 6.2. Borrower shall not suffer or permit the joint assessment of the Project with any other real property constituting a separate tax lot or with any other real or personal property (other than any other party’s undivided interest in any common elements or limited common elements). Borrower may in good faith contest, by proper legal actions or proceedings, the validity or amount of any Property Tax assessed upon the Project provided that at the time of commencement of any such action or proceeding, and during the pendency thereof, (1) no Event of Default shall be continuing; (2) Borrower provides Lender with a release bond in such form and amount as are satisfactory to Lender, including Lender’s estimate of interest, penalties and attorneys’ fees; (3) such contest operates to suspend collection of the contested Property Tax; (4) Borrower maintains and prosecutes such contest continuously with diligence, and concludes such contest prior to the thirtieth (30th) day preceding the earlier to occur of the Maturity Date or the date on which the Project is scheduled to be sold for non-payment; (5) the Project shall not be subject to forfeiture or loss or any Lien by reason of the institution or prosecution of such contest; and (6) Borrower shall promptly pay or discharge such contested Property Tax and all additional charges, interest, penalties and expenses, if any, and shall deliver to Lender evidence acceptable to Lender of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to Borrower.

Section 6.3 Control; Management. Without the prior written consent of Lender and other than in connection with any Transfer permitted under Section 6.1(2) or any other Permitted Transfer, there shall be no change in the day-to-day control and management of Borrower or Borrower’s general partner or managing member, and no change in their respective organizational documents relating to control over Borrower, Borrower’s general partner or managing member and/or the Project. Borrower shall not terminate, replace or appoint any Property Manager or terminate or materially amend the Property Management Agreement without Lender’s prior written approval. Any change in ownership or control of the Property Manager shall be cause for Lender to re-approve such Property Manager and Property Management Agreement. Each Property Manager shall hold and maintain all necessary licenses, certifications and permits required by law. Borrower shall fully perform all of its covenants, agreements and obligations under the Property Management Agreement, subject to terms and conditions of the Subordination of Management Agreement.

Section 6.4 Use; Maintenance; Inspection. The Project shall be used exclusively for the purpose described in Section 5.17, and other appurtenant and related uses. Borrower shall maintain the Project in good condition and promptly repair any damage or casualty, subject to receipt of Loss Proceeds in accordance with Section 4.2. Borrower shall (and shall cause Condominium Association to) maintain all rights of way, easements, grants, privileges, licenses, certificates, permits, entitlements and franchises necessary for the use of the Project or the Condominium Project, as applicable. Borrower shall not, without the prior written consent of Lender, undertake any material alteration of the Project or permit any of the fixtures or personalty owned by Borrower to be removed at any time from the Project (or permit the Condominium Association to undertake any material alteration of the Condominium Project or remove any fixtures or personalty owned by the Condominium Association), unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Borrower or the Condominium Association, as applicable and, in the case of the Project, free and clear of any Liens except those in favor of Lender. Subject to the rights of tenants under the Leases and the rights of the Condominium Association and Third Party Unit Owners, Borrower shall permit Lender and its agents, representatives and employees, upon reasonable prior notice to Borrower, to inspect the Project and the Condominium Project and conduct such environmental and engineering studies as Lender may require, provided such inspections and studies do not materially interfere with the use and operation of the Project and the Condominium Project.

Section 6.5 Taxes on Security. Borrower shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Note or the Liens created or secured by the Loan Documents, other than income, :franchise and doing business taxes imposed on Lender. If there shall be enacted any law (1) deducting the Loan from the value of the Project for the purpose of taxation, (2) affecting any Lien on the Project, or (3) changing existing laws of taxation of mortgages, deeds of trust, security deeds, or debts secured by real property, or changing the manner of collecting any such taxes, Borrower shall promptly pay to Lender, on demand, all taxes, costs and charges for which Lender is or may be liable as a result thereof; however, if such payment would be prohibited by law or would render the Loan usurious, then instead of collecting such payment, Lender may declare all amounts owing under the Loan Documents to be due and payable within ninety (90) days following notice thereof.

Section 6.6 Compliance with Law and Other Restrictions. Borrower shall observe and comply (and shall cause the Condominium Association to observe and comply) with all legal requirements applicable to its existence and to the ownership, use and operation of the Project and the Condominium Association, as applicable. Borrower shall also cause the Condominium Association to comply with its obligations under any water management or drainage permits which are in the name of the Condominium Association. Borrower shall comply with all restrictive covenants affecting the Project and the Condominium Project and all zoning ordinances and other public or private restrictions as to the use of the Project.

Section 6.7 Legal Existence; Name, Status, Etc. Borrower shall preserve and keep in full force and effect its existence as, and at all times operate as, a Single Purpose Entity, and Borrower and each Borrower Party that is not an individual shall preserve and keep in full force and effect its entity status, franchises, rights and privileges under the laws of the state of its formation, and all qualifications, licenses and permits applicable to the ownership, use and operation of the Project. Borrower shall not become a Restricted Company. Neither Borrower nor any Borrower Party shall wind up, liquidate, dissolve, reorganize, merge, or consolidate with or into any Person. Without limiting the foregoing, neither Borrower nor any Borrower Party that is not an individual shall reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the Closing Date. Borrower and each Borrower Party that is not an individual shall conduct business only in its own name and shall not change its name, identity, organizational structure, state of formation or the location of its chief executive office or principal place of business unless Borrower (1) shall have obtained the prior written consent of Lender to (or in the case of any change in address received prior written notice of) such change, and (2) shall have taken all actions necessary or requested by Lender to file or amend any financing statement or continuation statement to assure perfection and continuation of perfection of security interests under the Loan Documents. If Borrower does not have an organizational identification number and later obtains one, Borrower shall promptly notify Lender of its organizational identification number.

Section 6.8 Affiliate Transactions. Without the prior written consent of Lender, other than the Property Management Agreement with Property Manager, any future Condominium Management Agreement with Property Manager permitted hereby and any additional Condominium Units acquired by Acquisition LLC, Borrower shall not engage in any transaction affecting the Project (and Borrower shall not permit the Condominium Association to engage in any transaction affecting the Condominium Project) with an Affiliate of Borrower or of any Borrower Party, and no Operating Revenues shall be used to make payments with respect to any such transaction, unless (1) the terms are commercially reasonable and the payment terms thereunder are competitive with amounts that would be paid to or received from third parties on an “arm’s-length” basis, (2) the terms are reduced to a written agreement covering all aspects of such arrangement, and Borrower has delivered to Lender a copy of such agreement, (3) the agreement with the Affiliate is terminable without cause, without penalty or fee, upon not more than thirty (30) days’ prior written notice, and (4) any agreement regarding the Project and all payments to be made by Borrower thereunder are subject and subordinate to the Loan Documents and Borrower’s payment obligations thereunder.

Section 6.9 Limitation on Other Debt. Borrower (and each general partner or managing member in Borrower, if any) shall not, without the prior written consent of Lender, incur any Debt (including Debt to any Affiliate) other than the Loan and customary trade payables which are payable, and shall be paid, within sixty (60) days of when incurred.

Section 6.10 Mechanic’s Liens and Stop Payment Notices. Borrower shall pay when due all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in a mechanic’s or materialman’s or similar Lien and/or notice of pendency of action (each, a “Mechanic’s Lien”) being filed or recorded against the Project or the assertion of a stop payment notice or similar claim (“Stop Payment Notice”) against Loan proceeds, and shall defend, indemnify and hold Lender harmless from all Mechanic’s Liens and Stop Payment Notices, including all proceedings to foreclose on Mechanic’s Liens or to enforce Stop Payment Notices. If any Mechanic’s Liens are served, filed, recorded or otherwise asserted against any portion of the Project, or if any such Stop Payment Notices are asserted against Loan proceeds, Borrower shall, within ten (10) Business Days of written demand, discharge or cause to be discharged such Mechanic’s Lien and/or Stop Payment Notice, and shall promptly obtain the dismissal of any proceedings for the foreclosure or the enforcement thereof. However, Borrower may contest in good faith the validity of any Mechanic’s Lien or Stop Payment Notice so long as (1) Borrower notifies Lender that it intends to contest such Mechanic’s Lien or Stop Payment Notice, (2) Borrower provides Lender with (a) an endorsement to Lender’s title insurance policy (insuring against such Mechanic’s Lien) in form and substance satisfactory to Lender, and (b) either a release bond or other security, in either case in such form and amount as may be satisfactory to Lender, including Lender’s estimate of interest, penalties and attorneys’ fees, and (3) Borrower is diligently contesting the same by appropriate legal proceedings in good faith, at its own expense, and on its own behalf and on behalf of Lender, and concludes such contest prior to the tenth (10th) day preceding the earlier to occur of the Maturity Date or the date on which the Project is scheduled to be sold for non-payment, and timely pays any award, judgment or settlement in favor of such Mechanic’s Lien or Stop Payment Notice claimant. Lender shall have no obligation to make any Loan advances until all Mechanic’s Liens and Stop Payment Notices have been fully released or discharged or are being contested in accordance with this Section.

Section 6.11       ERISA. Throughout the term of the Loan:

(1)         Borrower will not be an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, and the assets of Borrower will not constitute “plan assets” of one or more such employee benefit plans for purposes of Title I of ERISA.

(2)         Borrower will not be a “governmental plan” within the meaning of Section 3(32) of ERISA, and transactions by or with Borrower will not be subject to state statutes applicable to Borrower regulating investments of, and fiduciary obligations with respect to, such governmental plans.

(3)         Borrower shall have no employees.

Section 6.12 Further Assurances. Borrower shall promptly (1) cure any defects in the execution and delivery of the Loan Documents, (2) provide, and cause each Borrower Party to provide, Lender such additional information and documentation on Borrower’s and each Borrower Party’s legal or beneficial ownership, policies, procedures and sources of funds as Lender deems necessary or prudent to enable Lender to comply with Anti- Money Laundering Laws as now in existence or hereafter amended, and (3) execute and deliver, or cause to be executed and delivered, all such other documents, agreements and. instruments as Lender may reasonably request to further evidence and more fully describe the Collateral for the Loan, to correct any omissions in the Loan Documents, to perfect, protect or preserve any Liens created under any of the Loan Documents, or to make any recordings, file any notices, or obtain any consents, as may be necessary or appropriate in connection therewith. Borrower shall preserve and protect the first lien and security interest status of the Mortgage and the other Loan Documents. If any Lien other than the Permitted Encumbrances is asserted against the Project, Borrower shall promptly, and at its expense, (a) give Lender a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of this Agreement. From time to time upon the written request of Lender, Borrower shall deliver to Lender a schedule of the name, legal domicile address and jurisdiction of organization, if applicable, for each Borrower Party and each holder of a legal interest in Borrower.

Section 6.13 Estoppel Certificates. Borrower, within ten (10) days after request, shall furnish to Lender a written statement, duly acknowledged, setting forth the amount due on the Loan, the terms of payment of the Loan, the date to which interest has been paid, whether any offsets or defenses exist against the Loan and, if any are alleged to exist, the nature thereof in detail, and such other matters as Lender may request.

Section 6.14 Notice of Certain Events. Borrower shall promptly notify Lender of (1) any Potential Default or Event of Default of which Borrower has actual knowledge, together with a detailed statement of the steps being taken to cure such Potential Default or Event of Default; (2) any notice of default received by Borrower or any Borrower Party under other obligations relating to the Project or the Condominium Association or otherwise material to Borrower’s business; (3) any threatened or pending legal, judicial or regulatory proceedings, including any dispute between Borrower and any governmental authority, affecting Borrower or the Project, and (4) any threatened or pending legal, judicial or regulatory proceeding, including any dispute between the Condominium Association and any governmental authority affecting the Condominium Association or the Condominium Project.

Section 6.15 Indemnification. Borrower shall indemnify, defend and hold Lender harmless from and against any and all out-of-pocket losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs and disbursements (including the reasonable fees and actual expenses of Lender’s counsel) of any kind or nature whatsoever, including those arising from the joint, concurrent, or comparative negligence of Lender, in connection with (1) Lender’s exercise of its rights and remedies under the Mortgage and other Loan Documents, (2) any lessor obligations or liabilities under any of the Leases at the Project arising prior to Lender taking title to the Project, including any claim against Lender by reason of any alleged obligation, undertaking, action or inaction on its part to perform or discharge any terms, covenants or conditions of such Leases or with respect to the rents and other sums payable thereunder, (3) any inspection, review or testing of or with respect to the Project or the Condominium Project, (4) any investigative, administrative, mediation, arbitration, or judicial proceeding, whether or not Lender is designated a party thereto, commenced or threatened at any time (including after the repayment of the Loan) in any way related to the execution, delivery or performance of any Loan Document, to the Project, to the Borrower or its owners, or to the entire course of dealing, prior to the Closing Date, between Lender and the Borrower or any Borrower Party with respect to the L.oan or the transactions contemplated by the Loan Documents, or to any dealings between the Borrower or its owners and any third parties (including any and all costs and expenses incurred by Lender in responding to any third-party subpoenas or other third- party discovery requests and defending any depositions of their respective directors, officers, employees, agents or attorneys), (5)any proceeding instituted by any Person claiming a Lien, and (6) any brokerage commissions or finder’s fees claimed by any broker or other party in connection with the Loan, the Project, or any of the transactions contemplated in the Loan Documents, except to the extent any of the foregoing is caused by Lender’s gross negligence or willful misconduct. Any amount covered by this indemnity shall be payable on demand, and shall bear interest from the date of demand until the same is paid by Borrower to Lender at the Default Rate.

Section 6.16 Application of Operating Revenues; Restriction of Distributions. Borrower shall apply all Operating Revenues to the payment of Debt Service and other payments due under the Loan Documents, taxes, assessments, water charges, sewer rents and other governmental charges levied, assessed or imposed against the Project, condominium assessments, insurance premiums, operations and maintenance charges relating to the Project, and other obligations of the lessor under Leases of space at the Project, before using Operating Revenues for any other purpose. While any Potential Default or Event of Default exists, Borrower shall not (1) declare or pay any dividend, distribution or other advance of any type on or in respect of any direct or indirect ownership interest or other beneficial in Borrower, or (2) purchase, redeem, exchange or otherwise retire any ownership interest or other beneficial interest in Borrower.

Section 6.17 Other Agreements; Defaults. Neither Borrower nor any Borrower Party shall become party to any agreement or instrument, or subject to any court order, injunction, permit or restriction, which might materially and adversely affect the Project or the business, operations, or condition (financial or otherwise) of Borrower or any Borrower Party. Neither Borrower nor any Borrower Party shall violate any agreement in a manner which would have a material adverse effect on the Project, Borrower or any Borrower Party, or on Borrower’s or any Borrower Party’s business, properties, or assets, operations or condition, financial or otherwise. Nothing contained herein shall prevent or be deemed to prevent any Borrower Party (other than Borrower, Borrower’s sole member and Acquisition LLC) from contracting to acquire or otherwise owning (directly or indirectly), operating, managing or selling other real property assets which could be deemed competitive with the Project.

Section 6.18       Post-Closing Matters.

(1)         Immediate Repairs. Within the time period specified in Schedule 6.18, Borrower shall deliver to Lender evidence satisfactory to Lender that Borrower has completed (or shall cause the Condominium Association to complete) Lien-free and in accordance with all applicable legal requirements, the immediate repairs work (the “Immediate Repairs”) recommended in that certain Property Condition Assessment for the Project dated as of January 17, 2014 prepared by Blackstone Consulting (the “Property Report”). Borrower acknowledges receipt of the Property Report, and Borrower shall commence work on the Immediate Repairs promptly after the Closing Date.

(2)         Undelivered Items. Borrower has advised Lender that Borrower will be unable to furnish to Lender certain documents, evidences and showings (the “Undelivered Items”), which Undelivered Items are listed in Schedule 6.18. Lender has agreed to enter into this Agreement and make the Initial Advance notwithstanding Borrower’s failure to deliver the Undelivered Items, based solely upon Borrower’s assurances that the Undelivered Items will be delivered to Lender within the respective periods of time set forth in Schedule 6.18. Borrower represents, warrants, covenants and agrees with Lender that the Undelivered Items, in form and substance acceptable to Lender, shall be delivered to Lender within the respective periods of time set forth in Schedule 6.18 attached hereto. Borrower further agrees that Borrower’s failure or refusal to deliver the Undelivered Items as required herein shall, at Lender’s written election, be deemed an Event of Default without the necessity of any written notice to Borrower, with the result that Lender shall have the right (at its sole option) to exercise any and all rights and remedies available to it.

(3)         Radon. Borrower shall, within thirty (30) days from the Closing Date, initiate long term radon testing in HC 16-Unit 107. Borrower shall diligently pursue completion of such testing. If the long term radon testing shows a 4.0 or higher, then Borrower shall implement a remediation plan to bring radon levels below 4.0. The scope and plan for remediation of radon shall be subject to the approval of Lender (the “Radon Plan”). The Radon Plan shall remain in effect until Borrower has provided Lender with evidence that radon levels have been reduced below 4.0.

Section 6.19       Documentary Stamp/Intangibles Tax. Borrower hereby agrees that, in the event that it is determined by any governmental agency that additional documentary stamp tax or intangible tax is due on the Mortgage or any mortgage or promissory note executed in connection herewith (including, without limitation, the Note), Borrower shall pay the same within ten (10) days after demand of payment from Lender and the payment of such sums shall be secured by the Mortgage and such sums shall bear interest at the Default Rate until paid in full, and Borrower shall indemnify and hold harmless Lender for all such documentary stamp tax and/or intangible tax, including all penalties and interest assessed or charged in connection therewith

Section 6.20         Condominium Covenants.

(a)          Borrower shall comply with all terms, conditions and covenants of the Condominium Declaration (including all amendments thereto and all by-laws, rules and regulations promulgated or otherwise existing with respect to the condominium regime (collectively, the “Rules”) as those are in force and effect.

(b)          Except as may be required by the Condominium Declaration to evidence Borrower taking over control of the Board of Directors of the Condominium Association, Borrower shall not agree to amend, modify or terminate the Condominium Declaration or any of the organizational documents of the Condominium Association or the Rules without the prior written consent of Lender, which may be granted or withheld by Lender in its sole and absolute discretion.

(c)          Borrower shall not, except with the prior written consent of Lender, which may be granted or withheld in sole and absolute discretion of Lender (i) institute any action or proceeding for partition of the Condominium Project; (ii) vote for or consent to any modification of, amendment to or relaxation in the enforcement of any provision of the Condominium Declaration or the Rules which affects, alters or impairs the lien of the Mortgage or the security therefor or which materially increases the obligations or diminishes the rights of Lender;

(d)          Borrower shall promptly pay, as the same become due and payable, all common charges or other payments for maintenance and reserve funds and all assessments with respect to the Borrower Condominium Units as required by the Condominium Declaration or the Rules or any resolutions adopted pursuant thereto and shall promptly, upon demand, exhibit to Lender receipts for all such payments. In the event that Borrower fails to make such payments as the same become due and payable, Lender may, from time to time at it option, but without any obligation to do so and without notice to or demand upon Borrower, make such payments and the same shall be added to the Loan and shall bear interest until repaid at the Default Rate;

(e)          Borrower shall not sell, transfer or assign any of its interests in any parking spaces which are part of the Condominium (except that Borrower shall have the right to allow tenants at the Project to use parking spaces pursuant to Leases entered in with such tenant) and Borrower shall not allow the Condominium Association to sell, assign, transfer or allocate to any Person, any of the parking spaces in the Condominium.

(f) Borrower shall provide Lender with copies of any notices received from the Condominium Association, the Condominium Manager or other Person alleging any default by the Borrower under the Condominium Declaration.

(g)          Except as permitted under the Condominium Declaration, Borrower shall not permit the Condominium Association, without the prior written consent of Lender, to incur any Debt other than working capital and customary trade payables.

(h)          Borrower shall cause the Condominium Association to discharge any Mechanics Lien within ten (10) Business Days of the date Borrower receives notice of the same and shall cause the Condominium Association to promptly obtain the dismissal of any proceedings for the foreclosure thereof. Lender acknowledges that if the Condominium Association is contesting any such Mechanics Lien in a manner which would otherwise satisfy the terms of Section 6.10 hereof, then the existence of such Mechanics Lien shall not constitute a breach of this Section 6.20(f).

(i)          Borrower shall not, without the prior written consent of Lender, (i) vote to change the Condominium Manager (other than a change to Property Manager as provided herein) or to materially amend or modify the Condominium Management Agreement (except for such changes that may be required if Property Manager becomes the Condominium Manager), (ii) vote to impose any special assessment in excess of $50,000.00 in any calendar year, (iii) vote to eliminate the requirement (under applicable Florida law or under the Condominium Declaration) to have audited financial statements prepared with respect to the Condominium Association and the Condominium, (iv) vote to institute reserves for capital improvements and/or (v) vote to approve any amendment of any declaration, articles or rules of any master association to which the Condominium is subject.

(j) Borrower agrees that in no event shall any Affiliate of Borrower acquire any Condominium Unit in the Condominium Project. Notwithstanding the foregoing, Lender acknowledges and agrees that Lansbrook Unit Acquisitions, LLC (“Acquisition LLC”), an Affiliate of Borrower, shall have the right to acquire additional Condominium Units in the Condominium Project, provided that, within sixty (60) days after such acquisition, such Condominium Units are transferred to Borrower and the remaining conditions of this subsection G) are satisfied with respect to such acquisition. Notwithstanding anything to the contrary contained herein, Condominium Units acquired by Acquisition LLC which are subject to mortgage debt shall be transferred to Borrower, free and clear of such mortgage debt, within fifteen (15) months after such acquisition (it being understood that, pursuant to Section 6.21, in no event shall Acquisition LLC own, at any one time, more than five (5)         Condominium Units which are subject to mortgage debt). In addition, Borrower agrees that, within thirty (30) days from the date it acquires any Condominium Unit in the Condominium Project, it shall spread the lien of the Mortgage to cover such Condominium Unit whether or not Lender has funded the acquisition of the Condominium Unit pursuant to Article 3 hereof (it being understood that the Borrower must at all times remain a Single Purpose Entity and that all assets owned by the Borrower must be subject to the lien of the Mortgage).

(k)          In the event of the failure of Borrower to perform any of its obligations under the Condominium Declaration or Rules within a period of thirty (30) days (unless the Condominium Declaration requires sooner performance) after notice from the Condominium Association or from Lender, or in the case of any such default which cannot, with due diligence, be cured or remedied within such period, if Borrower fails to proceed promptly after such notice to cure or remedy the same with due diligence, then in any such case Lender may, from time to time at its option, but without any obligation so to do, cure or remedy any such default of Borrower (Borrower hereby authorizing Lender to enter upon the Project as may be necessary for such purposes) and all sums reasonably expended by Lender for such purposes, including reasonable counsel fees, shall be added to the Loan and shall become due and payable and shall bear interest until repaid at the Default Rate;

(1)         Borrower shall not offer for sale any individual Borrower Condominium Units within the Project (and in no event shall Lender have any obligation to partially release any Condominium Units which are part of the Project); and

(m)          Borrower shall not, without Lender’s consent, which may be granted or withheld in the sole and absolute discretion of Lender, exercise any of its rights under Florida Statute 718.117 to force termination of the Condominium.

(n)          Borrower shall cause Condominium Association to operate the Condominium in accordance with the Condominium Declaration and the Rules and otherwise in accordance with all applicable Florida condominium laws.

(o)          In connection with the acquisition of any Condominium Units by the Borrower, Borrower shall make such contributions to the working capital fund required by the Condominium Declaration (unless Borrower is exempt from making such payments under the Florida “Bulk Buyer” condominium statutes).

Notwithstanding anything to the contrary contained herein, with respect to any prov1s10ns of this Section 6.20 which requires the Borrower to cause the Condominium Association to perform certain acts, the Borrower’s obligation to cause such compliance shall only be required to the extent the same is permitted or otherwise allowable under the Condominium Declaration.

Section 6.21 Acquisition LLC. Borrower shall cause Acquisition LLC to transfer Condominium Units to Borrower in accordance with Section 6.20(j). Acquisition LLC shall not incur any debt in connection with the acquisition of Condominium Units and shall, at all times, comply with the single purpose entity provisions contained in the Operating Agreement of Acquisition LLC. Notwithstanding anything to the contrary contained herein, Lender acknowledges that Acquisition LLC shall have the right to own, at any one time, five (5) or less Condominium Units which are subject to mortgage debt; provided, however, that in no event shall Acquisition LLC have the right to assume or otherwise agree to be personally liable for such debt; and, provided further, that at the time of transfer of any Condominium Unit to the Borrower, any such debt shall be satisfied.

ARTICLE 7

LEASING MATTERS

Section 7.1 Leasing Representations and Warranties. Borrower represents and warrants to Lender with respect to Leases of Borrower Condominium Units in the Project that: (1) the rent roll delivered to Lender is true and correct in all material respects and the Leases are valid and in full force and effect; (2) the Leases (including amendments) are in writing, and there are no oral agreements with respect thereto; (3) the copies of the Leases delivered to Lender are true and complete; (4) except as may be disclosed on the rent roll, neither the landlord nor any tenant is in default under any of the Leases; (5) Borrower has no knowledge of any notice of termination or default with respect to any Lease; (6) Borrower has not assigned or pledged any of the Leases, the rents or any interests therein except to Lender; (7) no tenant or other party has an option to purchase all or any portion of the Project; (8) except as set forth in the rent roll or the Leases, no tenant has the right to terminate its Lease prior to expiration of the stated term of such Lease, other than termination rights arising from landlord defaults, casualty, condemnation or similar events or circumstances; and (9) except as set forth in the rent roll or any related reports provided to Lender, no tenant has prepaid more than one month’s rent in advance, except for bona fide security deposits not in excess of an amount equal to two month’s rent.

Section 7.2 Leasing Covenants. Borrower (1) shall perform the obligations which Borrower is required to perform under the Leases; (2) shall enforce the obligations to be performed by the tenants; (3) intentionally omitted; (4) shall not collect any rents for more than thirty (30) days in advance of the time when the same shall become due, except for bona fide security deposits not in excess of an amount equal to two months’ rent; (5) shall not enter into any ground lease or master lease of any part of the Project; (6) shall not further assign or encumber any Lease or any rents payable thereunder; (7) shall not, except with Lender’s prior written consent, cancel or accept surrender or termination of any Lease (except for any surrender or termination entered into in the ordinary course of business, consistent with prudent property management practices); and (8) shall not, except with Lender’s prior written consent, modify or amend any Lease (except for minor modifications and amendments entered into in the ordinary course of business, consistent with prudent property management practices) and any action in violation of clauses (5), (6), (7), and (8) of this Section 7.2 shall be void at the election of Lender.

Section 7.3 Standard Lease Form; Approval Rights. All Leases and other rental arrangements shall be on a standard lease form approved by Lender with no material modifications other than modifications entered into in the ordinary course of business by Borrower. Such Lease form shall provide that the tenant shall attorn to Lender. If required by applicable law, Borrower shall hold, in trust, all tenant security deposits in a segregated account and shall not commingle any such funds with any other funds of Borrower. If tenant security deposits are not maintained in a segregated account, Borrower shall expressly account for such security deposits in its books and records and in any balance sheet provided to Lender. Within ten (10) days after Lender’s request, Borrower shall furnish to Lender a statement of all tenant security deposits and copies of all Leases not previously delivered to Lender, certified by Borrower as being true and correct. Notwithstanding anything contained in the Loan Documents, Lender’s approval shall not be required for future Leases or Lease extensions if the following conditions are satisfied: (1) there exists no Event of Default; (2) the Lease is on the standard lease form approved by Lender with no material modifications; (3) the Lease does not conflict with any restrictive covenant affecting the Project or any other Lease for space in the Project; (4) the proposed use of the leased premises does not violate the permitted uses provision in the lease form for the Project approved by Lender or otherwise violate the Condominium Declaration; (5) lease term is at least twelve (12) months (provided, however, that Borrower may enter into Leases of not greater than ten percent (10%) of the Condominium Units with terms less than twelve (12) months (it being understood however that in no event shall more than two percent (2%) of Condominium Units be on a month-to-month basis) and (6) the effective rental rate is at least equal to current market rent; provided, however, that the Borrower shall have the right to lease Condominium Units to employees, at a discount, provided that the aggregate discount is not greater than .75% of the gross potential income of the Project.

ARTICLE 8

FINANCIAL REPORTING

Section 8.1          Financial Statements.

(1)         Monthly Reports. Within thirty (30) days after the end of each calendar month, Borrower shall furnish to Lender a current (as of the calendar month just ended) balance sheet, a detailed operating statement (showing monthly activity and year-to-date) stating Operating Revenues, Operating Expenses and Net Cash Flow for the calendar month just ended, an updated rent roll, and, as requested by Lender, a written statement setting forth any variance from the annual budget, a general ledger, copies of bank statements and bank reconciliations and other documentation supporting the information disclosed in the most recent financial statements. The monthly reports delivered by Borrower shall also include the following with respect to Acquisition LLC: (a) any Condominium Units put under contract by Borrower or Acquisition LLC in the immediately preceding calendar month; and (b) any Condominium Units that were transferred by Acquisition LLC to Borrower in the immediately preceding calendar month together with a description of mortgage debt, if any, to which the Condominium Unit was subject when acquired by Acquisition LLC. If requested by Lender, Borrower shall provide Lender with a copy of any purchase contracts entered into by Acquisition LLC with respect to Condominium Units.

(2)         Annual Reports. Within ninety (90) days after the end of each fiscal year of Borrower’s operation of the Project, Borrower shall furnish to Lender a current (as of the end of such fiscal year) balance sheet, a detailed operating statement stating Operating Revenues, Operating Expenses and Net Cash Flow for each of Borrower and the Project, and, if required by Lender, prepared on a review basis and certified by an independent public accountant satisfactory to Lender. In addition, Borrower shall deliver, or cause the Joinder Party to deliver, as and when required under the Joinder, the annual financial statements and Compliance Certificate for Joinder Party.

(3)         Certification; Supporting Documentation. Each such financial statement shall be in scope and detail satisfactory to Lender and certified by the chief financial representative of Borrower.

(4)         Tax Returns. Borrower shall furnish to Lender copies of Borrower’s (or if Borrower is a disregarded entity under Federal tax law, Borrower’s member’s) filed federal, state and (if applicable) local income tax returns for each taxable year (with all forms and supporting schedules attached) within thirty (30) days after filing.

(5)         Condominium Financials. Within thirty (30) days after the end of each calendar month, Borrower shall deliver to Lender, monthly financial statements prepared by the Condominium Association with respect to the Condominium. In addition, on or before the one hundred twentieth day (120th) after the end of each calendar year, Borrower shall submit to Lender, the audited financial statements prepared by the Condominium Association for the Condominium. In addition, Borrower shall submit to Lender, within sixty (60) days after the annual meeting of the unit owners of the Condominium, a copy of the minutes of such meeting. In addition, upon request of Lender, Borrower shall promptly submit to Lender, a copy of the minutes from any Board of Director meetings of the Condominium Association or other meeting of all unit owners of the Condominium.

Section 8.2 Accounting Principles. All financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied from year to year or such other sound accounting principles consistently applied as are approved by Lender. If the financial statements are prepared on an accrual basis, such statements shall be accompanied by a reconciliation to cash basis accounting principles.

Section 8.3 Other Information. Borrower shall deliver to Lender such additional information regarding Borrower, the Condominium Association, their subsidiaries, their business, any Borrower Party, and the Project within thirty (30) days after Lender’s request therefor.

Section 8.4 Annual Budget. At least thirty (30) days prior to the commencement of each fiscal year, Borrower shall provide to Lender its proposed annual capital improvements budget for such fiscal year for Lender’s review and approval, and Borrower shall provide to Lender its proposed annual operating budget for such fiscal year for Lender’s review.

Section 8.5 Audits. Lender’s employees and third-party consultants shall be entitled, on reasonable prior notice, to perform such financial investigations and audits of Borrower’s (and to the extent permitted in the Condominium Declaration, the Condominium Association’s) books and records as Lender shall deem necessary. Borrower shall permit Lender and Lender’s agents and consultants to examine such records, books and papers of Borrower which reflect upon its financial condition, the income and expenses relative to the Project and the representations set forth in Article 9. Borrower authorizes Lender to communicate directly with Borrower’s independent certified public accountants and authorizes such accountants to disclose to Lender any and all financial statements and other supporting financial documents and schedules, including copies of any management letter, with respect to the business, financial condition and other affairs of Borrower. Except during any period in which an Event of Default or Potential Default exists and except for any audits which may be required to determine whether Borrower has satisfied the Debt Yield or Debt Service Coverage requirements or other financial tests, Lender shall not conduct any such audit more than one (1) time in any calendar year during the Term.

ARTICLE 9

ANTI-MONEY LAUNDERING AND
INTERNATIONAL TRADE
CONTROLS

Section 9.1         Compliance with International Trade Control Laws and OFAC Regulations; Borrower’s Funds. Borrower represents, warrants and covenants to Lender that:

(1)         Neither Borrower, nor any Borrower Party, nor any Person who owns a direct interest in Borrower, is now nor shall be at any time until after the Loan is fully repaid a Person with whom a U.S. Person, including a Financial Institution, is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under U.S. law, regulation, executive orders and lists published by the OFAC (including those executive orders and lists published by OFAC with respect to Specially Designated Nationals and Blocked Persons) or otherwise.

(2)         It has taken, and shall continue to take until after the Loan is fully repaid, such measures as are required by law to verify that the funds invested in the Borrower and funds used to make payments on the Loan (including Operating Revenues and funds used to repay the Loan, whether from a refinancing, asset sale or otherwise) are derived (a) from transactions that do not violate U.S. law nor, to the extent such funds originate outside the United States, do not violate the laws of the jurisdiction in which they originated; and (b) from permissible sources under U.S. law and to the extent such funds originate outside the United States, under the laws of the jurisdiction in which they originated.

(3)         To the best of its knowledge, neither Borrower, nor any Borrower Party, nor any holder of a direct interest in Borrower, nor any Person providing funds to Borrower (a) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws; (b) has been assessed civil or criminal penalties under any Anti- Money Laundering Laws; and (c) has had any of its/his/her funds seized or forfeited in any action under any Anti-Money Laundering Laws.

(4)         Borrower shall make payments on the Loan solely from funds invested in Borrower, Operating Revenues or insurance proceeds unless otherwise agreed to by Lender.

ARTICLE 10

EVENTS OF DEFAULT AND CURE PERIODS

Each of the following shall constitute an “Event of Default”:

Section 10.1       Events of Default Not Subject to Cure Periods.

(1)         Payment at Maturity. Borrower’s failure to pay the Loan by the Maturity Date.

(2)         Insurance. Subject to the release of the funds held by Lender from the Insurance Reserve in accordance with the terms of Section 3.1(2) and the other terms of Article 3, Borrower’s failure to maintain insurance as required under Section 4.1 of this Agreement.

(3)         Transfer. Any Transfer occurs in violation of Section 6.1 of this Agreement.

(4)         Representations and Warranties. Any representation or warranty made in any Loan Document proves to be untrue in any material respect when made or deemed made.

(5)         Article 9 Compliance. Borrower’s failure to perform, observe or comply with any of the agreements, covenants or provisions contained in Article 9.

(6)         Voluntary Petitions, Etc. Commencement by Borrower, any Joinder Party,· Acquisition LLC or any Permitted Junior Lienholder (each, a “Bankruptcy Party”) of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its Debts or other liabilities, or seeking to consolidate its assets with the assets of any other Person, under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any of its property, or consent by a Bankruptcy Party to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or its assets, or the making by a Bankruptcy Party of a general assignment for the benefit of creditors, or the failure by a Bankruptcy Party, or the admission by a Bankruptcy Party in writing of its inability, to pay its debts generally as they become due, or any action by a Bankruptcy Party to authorize or effect any of the foregoing. As used above, “Permitted Junior Lienholder” means the holder of any deed of trust, mortgage or deed to secure debt that encumbers the Project (or any portion thereof) which Lender has expressly approved in writing in its sole and absolute discretion. Borrower acknowledges that, as of the Closing Date, Lender has not agreed to allow any Permitted Junior Lienholders.

Section 10.2     Events of Default Subject to Specific Cure Periods.

(1)         Payments Prior to Maturity. Borrower’s failure to pay any regularly scheduled installment of principal or interest on the Loan, or any other amount owing under the Loan Documents, within five (5) days of (and including) the date when due.

(2)         Involuntary Bankruptcy or Other Proceeding. Commencement of an involuntary case or other proceeding against any Bankruptcy Party, or against the assets of any Bankruptcy Party, which seeks liquidation, reorganization or other relief with respect to such Bankruptcy Party or its Debts or other liabilities, or seeks to consolidate the assets of such Bankruptcy Party with the assets of any other Person, under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeks the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any of its property; and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of sixty (60) days; or an order for relief against a Bankruptcy Party or its assets shall be entered in any such case under the Federal Bankruptcy Code.

(3)         Joinder Party’s Tangible Net Worth. The failure of Joinder Party and, if applicable, Additional Joinder Party, to maintain (in the aggregate) at all times a (a) Tangible Net Worth of not less Twenty Million and No/100 Dollars ($20,000,000.00) and (b) Cash Liquidity Balances of not less than Two Million and Noll 00 Dollars ($2,000,000.00) and the continuation of such failure for ten (10) days after receipt of notice thereof from Lender.

Section 10.3       Other Events of Defaults.

(1)         Specified Defaults Under Other Loan Documents. If any term, covenant or provision set forth in the Loan Documents under which Borrower or Joinder Party is obligated expressly contains a specific grace period, then Borrower’s or Joinder Party’s failure to perform, observe or comply with such term, covenant or condition after the expiration of such grace period.

(2)         Covenants Without Specific Grace Periods. Borrower or Joinder Party shall continue to be in default under any of the other terms, covenants or provisions of this Agreement not specified in Section 10.1, Section 10.2 or Section 10.3(1), or under any of the terms, covenants or provisions contained in the other Loan Documents, for ten (10) days after receipt of notice of such default from Lender, in the case of any default which can be cured by the payment of a sum of money, or for thirty (30) days after receipt of notice of such default from Lender in the case of any other default; provided, however, that if (a) such non-monetary default is susceptible of cure but cannot reasonably be cured within such 30-day period, (b) the defaulting party shall have commenced to cure such default within such 30-day period and thereafter is diligently and expeditiously proceeding to cure such default, and (c) the defaulting party has provided Lender with security satisfactory to Lender against any interruption of payment or impairment of collateral as a result of such continuing default, then such 30-day period shall be extended for such additional time as is reasonably necessary for the defaulting party, exercising due diligence, to cure such default, provided further that in no event shall such additional period exceed ninety (90) days.

Section 10.4 Replacement Joinder. Notwithstanding any of the provisions in this Agreement to the contrary, if an Event of Default occurs under Section 10.1(6) or Section 10.2(2) with respect to an individual Joinder Party (“Individual Joinder Party Default”), Lender agrees that it shall waive such Individual Joinder Party Default upon satisfaction of the following conditions: (a) within thirty (30) days following the occurrence of the Individual Joinder Party Default, Borrower tenders to Lender the following: (i) a replacement Joinder (the “Replacement Joinder”) from another Joinder Party acceptable to Lender in its sole discretion (the “Additional Joinder Party”) in the same form as the Joinder attached to this Agreement; a legal opinions :from Additional Joinder Party’s counsel, in form reasonably satisfactory to Lender, confirming the Replacement Joinder has been duly authorized, executed and delivered and is enforceable in accordance with its terms; (iii) Additional Joinder Party provides to Lender copies of all organizational documents of Additional Joinder Party and its constituent members and any consents, resolutions and approvals as may be required under such organizational documents in connection with the delivery of the Replacement Joinder; (iv) Borrower executes an amendment to the Loan Documents to reflect the substitution of Additional Joinder Party as Joinder Party; (b) the Tangible Net Worth of the Additional Joinder Party, together with the remaining Joinder Parties is at least $20,000,000.00 and the Cash Liquidity Balances of the Additional Joinder Party, together with the remaining Joinder Party is not less than $2,000,000.00; and (c) the new Additional Joinder Party will not result in a breach of the terms of Article 9 hereof.

ARTICLE 11

LENDER’S REMEDIES

Section 11.1 Remedies - Insolvency Events. Upon the occurrence of any Event of Default described in Section 10.1(6) or Section 10.2(2), the obligations of Lender to advance amounts hereunder shall immediately terminate, and all amounts due under the Loan Documents immediately shall become due and payable, all without written notice and without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or any other notice of default of any kind, all of which are hereby expressly waived by Borrower; however, if the Bankruptcy Party under Section 10.1(6) or Section 10.2(2) is other than Borrower, then all amounts due under the Loan Documents shall become immediately due and payable at Lender’s election, in Lender’s sole discretion.

Section 11.2 Remedies - Other Events. Except as set forth in Section 11.1 above, while any Event of Default exists, Lender may (1) by written notice to Borrower, declare the entire Loan to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or other notice of default of any kind, all of which are hereby expressly waived by Borrower, (2) terminate the obligation, if any, of Lender to advance amounts hereunder, and (3) exercise all rights and remedies therefor under the Loan Documents and at law or in equity.

Section 11.3 Lender’s Right to Perform the Obligations. If Borrower shall fail, refuse or neglect to make any payment or perform any act required by the Loan Documents, then while any Event of Default exists, and without notice to or demand upon Borrower and without waiving or releasing any other right, remedy or recourse Lender may have because of such Event of Default, Lender may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Borrower, and shall have the right to enter upon the Project for such purpose and to take all such action thereon and with respect to the Project as it may deem necessary or appropriate. If Lender shall elect to pay any sum due with reference to the Project, Lender may do so in reliance on any bill, statement or assessment procured from the appropriate governmental authority or other issuer thereof without inquiring into the accuracy or validity thereof. Similarly, in making any payments to protect the security intended to be created by the Loan Documents, Lender shall not be bound to inquire into the validity of any apparent or threatened adverse title, Lien, claim or charge before making an advance for the purpose of preventing or removing the same. Borrower shall indemnify, defend and hold Lender harmless from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever, including reasonable attorneys’ fees and disbursements, incurred or accruing by reason of any acts performed by Lender pursuant to the provisions of this Section 11.3, including those arising from the joint, concurrent, or comparative negligence of Lender, except to the extent caused by Lender’s gross negligence or willful misconduct. All sums paid by Lender pursuant to this Section 11.3 and all other sums expended by Lender to which it shall be entitled to be indemnified, together with interest thereon at the Default Rate from the date of such payment or expenditure until paid, shall constitute additions to the Loan, shall be secured by the Loan Documents and shall be paid by Borrower to Lender upon demand.

ARTICLE 12

LIMITATIONS ON LIABILITY

Section 12.l       Limitation on Liability.

(1)         Except as provided below in this Section 12.1, none of Borrower, any Borrower Party or any other member, manager, partner, officer, director or shareholder of Borrower or any Borrower Party, shall be personally liable for amounts due under the Loan Documents.

(2)         Borrower shall be personally liable to Lender for Borrower’s failure to perform its obligations under the Hazardous Materials Indemnity Agreement and for any deficiency, loss or damage suffered by Lender due to the Borrower’s or any Borrower Party’s: (a) failure to apply any funds derived from the Project as required by the Loan Documents, including any misappropriation, misapplication or conversion; (b) payment of funds derived from the Project to any Affiliate of Borrower or Borrower Party, other than (i) payments under contracts that comply with Section 6.8 and (ii) dividends, distributions and other payments permitted under Section 6.16; (c) fraud or material misrepresentation made in or in connection with the Loan Documents or the Loan; (d) entering into, modifying or canceling leases in violation of this Agreement or any of the other Loan Documents; (e) failure to turn over to Lender all tenant security deposits and prepaid rents upon Lender’s demand following an Event of Default; (f) interference with Lender’s exercise of remedies under the Loan Documents, other than Borrower’s good faith challenge to the existence of the Event of Default which gave rise to Lender’s exercise of such remedies; (g) intentionally omitted; (h) failure to maintain insurance as required by this Agreement, unless such insurance has lapsed due to nonpayment of premium when Borrower has timely delivered to Lender the bill for such premium and Lender is holding sufficient funds in the Insurance Reserve to make such payment; (i) failure to make the required monthly payments to the Tax Reserve, unless monthly Operating Revenues, prior to the payment of Debt Service or any other Operating Expenses then owing, are insufficient to make such payments; (j) commission of intentional physical waste of the Project, including the removal or disposal of any portion of the Project, except for repair or replacement in the ordinary course of business or restoration following a casualty (in either case, in accordance with this Agreement) unless such waste occurs as a result of the unavailability of sufficient Operating Revenues to protect against such waste; (k) failure to pay for any loss, liability or expense incurred by Lender arising out of any Lender Investment Claim or any other claim or allegation made by Borrower or any Borrower Party that this Agreement or the transactions contemplated by the Loan Documents establish a joint venture, partnership or other similar arrangement between Borrower and Lender; (1) failure to pay any brokerage commission or finder’s fees of any party claiming by or though Borrower or any Borrower Party in connection with the transactions contemplated by the Loan Documents; (m) failure to promptly remove any judgment lien affecting the Project, or failure to comply with the provisions of Section 6.10 regarding Mechanic’s Liens; (n) failure to comply with the terms of Section 6.19 hereof; (o) failure to comply with the terms of Section 6.20 hereof; and (p) third party claims brought against Lender as a result of the existence of any mortgage debt encumbering any Condominium Units owned by Acquisition LLC. Borrower also shall be personally liable to Lender for any and all actual attorneys’ fees and expenses and actual court costs reasonably incurred by Lender (without reference or application of any statutory or common law presumption as to the amount of such fees, expenses and costs) in enforcing this Section 12.1(2) or otherwise incurred by Lender in connection with any of the foregoing matters, regardless of whether such matters are legal or equitable in nature or arise under tort or contract law.

(3)         Notwithstanding anything to the contrary contained in the Loan Documents, the limitation liability contained in Section 12.1(1) SHALL BECOME NULL AND VOID and shall be of no further force and effect if;

(a)          any Transfer in violation of the Loan Documents occurs, other than Mechanic’s Liens in violation of Section 6.10 and judgment liens;

(b)          Borrower, Joinder Party or Acquisition LLC files a petition under the United States Bankruptcy Code or similar state insolvency laws;

(c)          Borrower’s or Joinder Party’s assets (including the Project) are consolidated with the assets of an Affiliate of Borrower in any proceeding commenced against under the United States Bankruptcy Code or similar state insolvency laws; or

(d)          Borrower, Joinder Party or Acquisition LLC becomes the subject of an involuntary proceeding under the United States Bankruptcy Code or similar state insolvency laws, and either (i) Borrower, Acquisition LLC or any Affiliate of Borrower conspired or cooperated with, or solicited, one or more creditors to commence such involuntary proceeding, or (ii) the claims of one or more of the creditors of Borrower, Acquisition LLC or Joinder Party, as applicable, that commenced such involuntary proceeding arise from Debts incurred by Borrower, Acquisition LLC or Joinder Party, as applicable, in violation of this Agreement.

(4)         The limitation on Borrower’s personal liability in Section 12.1(1) shall not modify, diminish or discharge the personal liability of any Joinder Party pursuant to the express terms and conditions of the Joinder.

(5)         Nothing in this Section 12.1 shall be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provision of the United States Bankruptcy Code, as such sections may be amended, or corresponding or superseding sections of the Bankruptcy Amendments and Federal Judgeship Act of 1984, to file a claim for the full amount due to Lender under the Loan Documents or to require that all Collateral shall continue to secure the amounts due under the Loan Documents.

(6)         Borrower shall be personally liable to Lender for any deficiency, loss or damage suffered by Lender due to (a) Acquisition LLC’s failure to comply with its obligation to transfer Condominium Units to the Borrower pursuant to Section 6.20 or (b) except as permitted pursuant to Section 6.21, the incurrence by Acquisition LLC of any debt in connection with the acquisition of Condominium Units or any other breach by Acquisition LLC of the single purpose entity provisions contained in the Operating Agreement of Acquisition LLC.

Section 12.2 Limitation on Liability of Lender’s Officers, Employees, Etc. Any obligation or liability whatsoever of Lender which may arise at any time under this Agreement or any other Loan Document shall be satisfied, if at all, out of Lender’s assets only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of Lender’s shareholders, directors, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

ARTICLE 13

MISCELLANEOUS

Section 13.1 Notices. All notices required or permitted to be given hereunder (each, a “Notice”) shall be in writing addressed to the party to be so notified at its address set forth below, or at such other address as such party may specify by giving at least ten (10) days’ prior written notice of such change of address, and (1) sent by facsimile or electronic mail, in each case with a copy of the Notice sent concurrently by one of the means described in clauses (2), (3) or (4) below (provided that for electronic mail delivery, the beginning of the subject line in such electronic mail shall state, in capitalized letters and minimum 12 point font: ‘‘NOTICE PURSUANT TO LOAN AGREEMENT SECTION 13.1”), (2) sent by registered or certified mail, postage prepaid, return receipt requested, (3) delivered by hand, or (4) delivered by reputable overnight commercial courier. Notices shall be deemed to have been received: (a) if sent by facsimile or electronic mail, upon the earlier of (i) the date that the sender receives a telephonic response from an employee or representative of the party receiving notice on behalf of such party, acknowledging receipt (which response shall not be an automatic fax machine- generated or computer-generated response) and (ii) the date of the first attempted delivery on a Business Day of the copy of such Notice delivered in accordance with clause (2), (3) or (4) above, and (b) if delivered by hand, sent by registered or certified mail, or sent by overnight commercial courier, on the date of the first attempted delivery on a Business Day.

Addresses for Notices:

If to Borrower:	BR Carroll Lansbrook, LLC
c/o Bluerock Real Estate, L.L.C.
712 Fifth Avenue
9th Floor
New York, New York 10019

Attention:	Mr. Jordan Ruddy and Mr. Michael L. Konig
Facsimile:	(646) 278-4220
E-Mail:	jruddy@bluerockre.com and mkonig@bluerockre.com

With a Copy to:	Hirschler Fleischer
The Edgeworth Building
2100 East Cary Street
Richmond, Virginia 23223

Attention:	S. Edward Flanagan, Esq.
Facsimile:	(804) 644-0957
E-Mail:	eflanagan@hf-law.com

And To:	Morris, Manning & Martin, LLP
3343 Peachtree Road, N.E.
Suite 1600
Atlanta, Georgia 30326

Attention:	Corey May, Esq.
Facsimile:	(404) 365-9532
E-Mail:	cmay@mmmlaw.com

If to Lender:	General Electric Capital Corporation
c/o GE Capital Real Estate
299 Park Avenue
3rd Floor
New York, New York 10171

Attention:	Asset Manager/Lansbrook Village
Facsimile:	(917) 902-9863
E-Mail:	liz.madzula@ge.com

With a Copy to:	General Electric Capital Corporation
c/o GE Capital Real Estate - Legal 299 Park Avenue
3rd Floor
New York, New York 10171

Attention:	Legal Counsel/Lansbrook Village
Facsimile:	(212) 412-9075
E-Mail:	jillian.joseph@ge.com

And To:	Greenberg Traurig, P.A.
401 East Las Olas
Boulevard Suite 2000
Fort Lauderdale, Florida 33301

Attention:	Stephen F. Katz, Esq./Lansbrook Village
Facsimile:	(954) 765-1477
E-Mail:	katzs@gtlaw.com

Section 13.2         Amendments, Waivers, References.

(1)         This Agreement and any other Loan Document may be amended, modified or supplemented only by a written instrument signed by Borrower and Lender. No waiver of any provision of the Loan Documents shall be effective unless in writing and signed by the party against whom enforcement is sought.

(2)         This Agreement and the other Loan Documents shall not be executed, entered into, altered, amended, or modified by electronic means. Without limiting the generality of the foregoing, Borrower and Lender hereby agree that no exchange of electronic correspondence between the parties shall operate to amend, modify or waive any term or provision of any Loan Document.

(3)         Any reference to a Loan Document, whether in this Agreement or in any other Loan Document, shall be deemed to be a reference to such Loan Document as it may hereafter from time to time be amended, modified, consolidated, replaced, severed, supplemented, extended and restated.

Section 13.3 Limitation on Interest. It is the intention of the parties hereto to conform strictly to applicable usury laws. Accordingly, all agreements between Borrower and Lender with respect to the Loan are hereby expressly limited so that in no event, whether by reason of acceleration of maturity or otherwise, shall the amount paid or agreed to be paid to Lender or charged by Lender for the use, forbearance or detention of the money to be lent hereunder or otherwise, exceed the maximum amount allowed by law. If the Loan would be usurious under applicable law, then, notwithstanding anything to the contrary in the Loan Documents: (1) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under the Loan Documents shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on the Note by the holder thereof (or, if the Note has been paid in full, refunded to Borrower); and (2) if maturity is accelerated by reason of an election by Lender, or in the event of any prepayment, then any consideration which constitutes interest may never include more than the maximum amount allowed by applicable law. In such case, excess interest, if any, provided for in the Loan Documents or otherwise, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread from the date of advance until payment in full so that the actual rate of interest is uniform through the term hereof. If such amortization, proration, allocation and spreading is not permitted under applicable law, then such excess interest shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the Note (or, if the Note has been paid in full, refunded to Borrower). The terms and provisions of this Section 13.3 shall control and supersede every other provision of the Loan Documents. If at any time the laws of the United States of America permit Lender to contract for, take, reserve, charge or receive a higher rate of interest than is allowed by applicable state law (whether such federal laws directly so provide or refer to the law of any state), then such federal laws shall to such extent govern as to the rate of interest which Lender may contract for, take, reserve, charge or receive under the Loan Documents.

Section 13.4 Invalid Provisions. If any provision of any Loan Document is held to be illegal, invalid or unenforceable, such provision shall be fully severable; the Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof; the remaining provisions thereof shall remain in full effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom; and in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of such Loan Document a provision as similar in terms to such illegal, ·invalid or unenforceable provision as may be possible to be legal, valid and enforceable.

Section 13.5 Reimbursement of Expenses. Borrower shall pay or reimburse Lender on demand for (1) all costs and expenses incurred by Lender in connection with the negotiation, documentation, closing, disbursement and administration of the Loan, including fees and expenses of Lender’s attorneys and Lender’s environmental, engineering, accounting and other consultants; fees, charges and taxes for the recording or filing of Loan Documents; financial investigation, audit and inspection fees and costs; settlement of condemnation and casualty awards; title search costs, premiums for title insurance and endorsements thereto; fees and costs for lien and litigation searches and background checks; and costs and expenses of responding to third-party subpoenas; and (2) all amounts expended, advanced or incurred by Lender to collect the Note, or to enforce the rights of Lender under this Agreement or any other Loan Document, to protect, defend or assert the rights, claims and actions of Lender under the Loan Documents or with respect to the Collateral (by litigation or other proceedings) or to defend any claims asserted against Lender by Borrower or any Borrower Party with respect to the Loan, the Loan Documents, the Collateral or the transactions contemplated hereby, which amounts will include all transfer taxes payable upon foreclosure of any Collateral, court costs, reasonable attorneys’ fees and expenses, fees of auditors and accountants, and investigation expenses as may be actually incurred by Lender (without reference or application of any statutory or common law presumption as to the amount of such fees, expenses and costs) in connection with any such matters (whether or not litigation is instituted), together with interest at the Default Rate on each such amount from the date of disbursement until the date of reimbursement to Lender. All amounts payable by Borrower to Lender under this Section shall constitute part of the Loan and shall be secured by the Loan Documents.

Section 13.6 Approvals; Third Parties; Conditions. All rights retained or exercised by Lender to review or approve leases, contracts, plans, studies and other matters, including Borrower’s and any other Person’s compliance with the provisions of Article 9 and compliance with laws applicable to Borrower, the Project, the Condominium Association or any other Person, are solely to facilitate Lender’s credit underwriting and administration of the Loan, and shall not be deemed or construed as a determination that Lender has passed on the adequacy thereof for any other purpose and may not be relied upon by Borrower or any other Person. This Agreement is for the sole and exclusive use of Lender and Borrower and may not’ be enforced, nor relied upon, by any Person other than Lender and Borrower and, as applicable, any Joinder Party. All conditions of the obligations of Lender hereunder, including the obligation to make advances, are imposed solely and exclusively for the benefit of Lender, its successors and assigns, and no other Person shall have standing to require satisfaction of such conditions or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all of such conditions, and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Lender at any time in Lender’s sole discretion.

Section 13.7      Lender Not in Control; No Partnership.

(1)         None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Lender the right or power to exercise control over the affairs or management of Borrower. The power of Lender is limited to the right to exercise the rights and remedies under the Loan Documents.

(2)         Borrower and Lender agree that the relationship between Borrower and Lender is, and at all times shall remain, solely that of debtor and creditor. No covenant or provision of the Loan Documents is intended, nor shall be deemed or construed, to create and Lender and Borrower disclaim any intention to create, a partnership, joint venture, agency or common interest in profits or income between Lender and Borrower, or to create an equity interest in the Project in Lender, or any sharing of liabilities, losses, costs or expenses. Lender neither undertakes nor assumes any responsibility or duty to Borrower, to any direct or indirect constituent partners, members, stockholders or investors in Borrower (each, a “Borrower Investor”) or to any other Person with respect to the Collateral or the Loan, except as expressly provided in the Loan Documents. Notwithstanding any other provision of the Loan Documents:

(a) Lender is not, nor shall be construed as, a partner, joint venturer, alter ego, manager, controlling person or other business associate or participant of any kind in Borrower or any Borrower Investor or Borrower Party, and Lender does not intend to ever assume such status;

(b) Lender shall in no event be liable for any debts, expenses or losses incurred or sustained by Borrower or any Borrower Investor or Borrower Party; and (c) Lender shall not be deemed responsible for or a participant in any acts, omissions or decisions of Borrower or any Borrower Investor or Borrower Party.

(3)         Borrower and Lender acknowledge that Lender or one or more of its Affiliates may now or hereafter be an indirect investor in Borrower or Affiliates of Borrower (each, a “Lender Investment”). No such present or future Lender Investment shall terminate, qualify, impair or otherwise affect in any manner the obligations, agreements and understandings of Borrower and Lender set forth in Section 13.7(1) and Section 13.7(2). Without limiting the foregoing, Borrower represents and warrants that (a) Borrower was not required, compelled or influenced to enter into this Agreement or otherwise obtain the Loan by any existing Lender Investment or the prospect of any future Lender Investment, and (b) any return or payment made on, or loss incurred as the result of, any Lender Investment shall not be taken into account with respect to the obligations of Borrower under this Agreement or with respect to the Loan, and with respect to both (a) and (b) above, Borrower covenants and agrees that it shall forever be estopped from asserting to the contrary. Borrower hereby WAIVES AND RELEASES any offsets, defenses, claims (including claims of equitable subordination in any bankruptcy proceeding involving Borrower or its assets) or counterclaims to the payment of the Loan, to the enforcement of Borrower’s other obligations under the Loan Documents, to the priority of the Liens of the Loan Documents or to Lender’s exercise of remedies against the Collateral to the extent such offsets, defenses, claims or counterclaims are based on the existence of, or the prospect of, any Lender Investment (collectively, “Lender Investment Claims”). Borrower shall indemnify, defend and hold Lender harmless from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs and disbursements (including the reasonable fees and actual expenses of their counsel) of any kind or nature whatsoever, as a result of the assertion of any Lender Investment Claims by Borrower, any Borrower Party or any other Affiliate of Borrower.

Section 13.8         Time of the Essence. Time is of the essence with respect to this Agreement and the other Loan Documents.

Section 13.9         Successors and Assigns; Secondary Market Transactions.

(1)         This Agreement shall be binding upon and inure to the benefit of Lender and Borrower and their respective successors and permitted assigns, provided that neither Borrower nor any Borrower Party shall, without the prior written consent of Lender, assign any rights, duties or obligations hereunder.

(2)         Borrower acknowledges that Lender and its successors and assigns may without notice to or consent from Borrower (a) sell this Agreement, the Mortgage, the Note, the other Loan Documents, and any and all servicing rights thereto, or any portions thereof, to one or more investors, (b) participate and/or syndicate the Loan to one or more investors, (c)          deposit this Agreement, the Note and the other Loan Documents, or any portions thereof, with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (d) otherwise sell, transfer or assign the Loan or interests therein in one or more transactions to investors (the transactions referred to in clauses (a) through (d) are hereinafter each referred to as a “Secondary Market Transaction”). Borrower shall reasonably cooperate with Lender in effecting any such Secondary Market Transaction and shall reasonably cooperate and use all reasonable efforts to satisfy the market standards to which Lender customarily adheres or which may be reasonably required by any participant, investor, purchaser or any rating agency involved in any Secondary Market Transaction (including delivery of opinions of counsel in form and substance similar to the opinions of counsel delivered to Lender on the Closing Date); provided, however, that in no event shall Borrower be obligated, from and after the date hereof, to cause delivery of any non-consolidation opinion. To the extent then currently available, Borrower shall provide such information and documents relating to Borrower, the Joinder Party, the Project and the Condominium Project as Lender may request in connection with such Secondary Market Transaction. In addition, Borrower shall make available to Lender all information concerning the Project, the Condominium Association, its business and operations that Lender may reasonably request. Lender shall be permitted to share all information with the participants, investors, purchasers, investment banking firms, rating agencies, accounting firms, law firms and third-party advisory firms involved with the Loan and Loan Documents or the applicable Secondary Market Transaction (collectively, “Interested Parties”). Lender and all of the Interested Parties shall be entitled to rely on the information supplied by or on behalf of Borrower. Borrower and each Borrower Party agrees that Lender shall have no liability whatsoever as a result of delivering any such information to any Interested Party, and Borrower and the other Borrower Parties, on behalf of themselves and their successors and assigns, hereby release and discharge Lender from any and all liabilities, claims, damages, or causes of action arising out of, connected with or incidental to the delivery of any such information to any Interested Party. Borrower also agrees to execute any amendment of or supplement to this Agreement and the other Loan Documents as Lender may reasonably request in connection with any Secondary Market Transaction, provided that such amendment or supplement does not change the economic terms of the Loan or otherwise increase, in any material respect, Borrower’s or Joinder Party’s duties, responsibilities or liabilities under the Loan Documents, or decrease, limit or restrict Borrower’s or Joinder Party’s rights under the Loan Documents. Borrower and Lender each shall bear their respective costs and expenses incurred in effecting any Secondary Market Transaction.

(3)         Lender shall have the right, at any time (whether prior to, in connection with, or after any Secondary Market Transaction), with respect to all or any portion of the Loan, to modify, split and/or sever all or any portion of the Loan; provided, however, in each such instance the outstanding principal balance of the Notes evidencing the Loan (or components of such Notes) immediately after the effective date of such modification, split or severance equals the outstanding principal balance of the Loan immediately prior to such modification, split or severance, and if such Notes have different stated interest rates, the weighted average of the interest rates for all such Notes (or components of such Notes) immediately after the effective date of such modification, split or severance (and at all times thereafter) equals the weighted average of the interest rates of the Notes immediately prior to such modification, split or severance. Without limiting the foregoing, Lender may (a) cause the Note and the Mortgage (and the other collateral documents now or hereafter executed to secure, or to perfect a security interest granted to secure, any or all of the Loan) to be split into a first and second priority mortgage loan, (b) create one or more senior and subordinate notes and, in connection therewith, allocate some or all rights and benefits under the Mortgage (and under such other collateral documents) to the holders of either such senior or subordinate notes, (c) create multiple components of the Note (and allocate or reallocate the principal balance of the Loan among such components), or (d) otherwise sever membership interests (directly or indirectly) in Borrower (i.e.; a senior loan/mezzanine loan structure), in each such case, in whatever proportion and whatever priority Lender determines. Borrower (and Borrower’s constituent members, if applicable) shall promptly execute such documentation as Lender may reasonably request to evidence and/or effectuate any such modification or severance. Any costs incurred by Lender in connection with any such restructuring shall be borne by the Lender.

Section 13.10 Renewal, Extension or Rearrangement. Subject to Section 13.9, all provisions of the Loan Documents shall apply with equal effect to each and all promissory notes and amendments thereof hereinafter executed which in whole or in part represent a renewal, extension, increase or rearrangement of the Loan.

Section 13.11 Waivers. No course of dealing on the part of Lender, its officers, employees, consultants or agents, nor any failure or delay by Lender with respect to exercising any right, power or privilege of Lender under any of the Loan Documents, shall operate as a waiver thereof. Any waiver of a Potential Default or Event of Default, shall not be construed to be a waiver of any subsequent occurrence of the same or any other Potential Default or Event of Default.

Section 13.12 Cumulative Rights. The rights, powers and remedies of Lender under the Loan Documents shall be cumulative and not exclusive of any right, power or remedy available at law or in equity or otherwise. The exercise or partial exercise of any such right, power or remedy shall not preclude the exercise of any other right, power or remedy, each of which may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in its sole discretion.

Section 13.13 Promotional Material. Borrower authorizes Lender to issue press releases, advertisements and other promotional materials in connection with Lender’s own promotional and marketing activities, and describing the Loan in general terms or in detail and Lender’s participation in the Loan, provided that all references to Borrower contained in any such press releases, advertisements or promotional materials shall be approved in writing by Borrower in advance of issuance. All references to Lender contained in any press release, advertisement or promotional material issued by Borrower shall be approved in writing by Lender in advance of issuance.

Section 13.14 Survival. All of the representations, warranties, covenants and indemnities of Borrower hereunder and, subject to the express terms thereof, under the indemnification provisions of the other Loan Documents, shall survive the repayment in full of the Loan and the release of the Liens evidencing or securing the Loan, and shall survive the transfer (by sale, foreclosure, conveyance in lieu of foreclosure or otherwise) of any or ail right, title and interest in and to the Project to any party, whether or not an Affiliate of Borrower.

Section 13.15 WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF EITHER PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THE LOAN DOCUMENTS OR IN ANY WAY RELATING TO THE LOAN OR THE COLLATERAL (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT, AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THIS AGREEMENT.

Section 13.16 Punitive or Consequential Damages; Waiver. Neither Lender nor Borrower shall be responsible or liable to the other party or to any of the other party’s Affiliates for any punitive, exemplary or consequential damages which may be alleged by either party (or by any of their respective Affiliates) as a result of the Loan or the transactions contemplated hereby, including any breach or other default by any party hereto. Borrower represents and warrants to Lender that as of the Closing Date neither Borrower nor any Borrower Party has any claims against Lender in connection with the Loan.

Section 13.17 Governing Law. The validity, construction, enforcement, interpretation and performance of the Loan Documents, and the obligations arising thereunder, and any claim, controversy or dispute arising under or related to any of the Loan Documents, the transactions contemplated thereby or the rights, duties and relationship of the parties thereto, shall be governed by, and construed in accordance with, the laws of the State of Florida applicable to contracts made and performed in such State, without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America; provided, however, that if any other Loan Document expressly states that it is governed in whole or in part by the laws of a different jurisdiction, then the governing law provision of that Loan Document shall control.

Section 13.18 Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement and understanding between Lender and Borrower and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof, including any commitment letter (if any) issued by Lender with respect to the Loan and any confidentiality agreements previously executed by the parties with respect to the Loan. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. If any conflict or inconsistency exists between this Agreement and any of the other Loan Documents (other than the Hazardous Materials Indemnity Agreement), the terms of this Agreement shall control.

Section 13.19 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

Section 13.20 Brokers. Borrower hereby represents to Lender that Borrower has not dealt with any broker, underwriters, placement agent, or finder in connection with the transactions contemplated by this Agreement and the other Loan Documents, other than Jones Lang Lasalle (the “Broker”). Borrower hereby agrees to pay all fees and commissions due and payable to Broker and to indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person (including Broker) that such Person acted on behalf of Borrower in connection with the transactions contemplated herein.

Section 13.21 Claims Against Lender. Lender shall not be in default under this Agreement, or under any other Loan Documents, unless a written notice specifically setting forth the default claimed by Borrower shall have been given to Lender within three (3) months after Borrower first had knowledge of the occurrence of the event which Borrower alleges gave rise to such claimed default and Lender does not remedy or cure the default, if any default actually exists, promptly thereafter. Borrower waives any claim, set-off or defense against Lender arising by reason of any alleged default by Lender as to which Borrower does not give such notice timely as required by this Section 13.21 and, in any event, within six (6) months after the Maturity Date or earlier repayment of the Loan. Borrower acknowledges that such waiver is or may be essential to Lender’s ability to enforce its remedies without delay and that such waiver therefore constitutes a substantial part of the bargain between Lender and Borrower with regard to the Loan. No Borrower Party or tenant of the Project is intended to have any rights as a third- party beneficiary of the provisions of this Section 13.21.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXECUTED as of the date first written above.

LENDER:

GENERAL ELECTRIC CAPITAL
CORPORATION, a Delaware corporation

By:	/s/ Paul Young
Name: Paul Young
Title: Authorized Signatory

BORROWER:

BR CARROLL LANSBROOK, LLC, a Delaware
limited liability company

By:	/s/ Jordan Ruddy
Name: Jordan Ruddy
Title: Chief Executive Officer

Signature Page to Loan Agreement

JOINDER

This Joinder (the “Joinder”) is executed by the undersigned (individually and collectively, “Joinder Party”) as of the date of the Agreement to which this Joinder is attached. By executing this Joinder, Joinder Party guarantees the payment and performance by Borrower of Borrower’s obligations and liabilities under the Hazardous Materials Indemnity Agreement, and all obligations and liabilities for which Borrower is personally liable under Section 12.1 of the Agreement (collectively, the “Obligations”). Without limiting the foregoing, upon the occurrence of any of the events described in Section 12.1(3) of the Agreement, Borrower shall be personally liable for, and the Joinder Party shall guaranty the payment and performance by Borrower of, the Loan and all principal, interest and other sums owing under the Loan Documents.

1.          Waiver of Defenses. To the fullest extent permitted by applicable law, the Joinder Party waives all rights and defenses of sureties, guarantors, accommodation parties and/or co-makers and agrees that its obligations under this Joinder shall be primary, absolute and unconditional, and that its obligations under this Joinder shall be unaffected by any of such rights or defenses, including:

(a)          the unenforceability of any Loan Document against Borrower and/or any Borrower Party;

(b)          any release or other action or inaction taken by Lender with respect to the Collateral, the Loan, Borrower and/or any Borrower Party, whether or not the same may impair or destroy any subrogation, contribution or reimbursement rights of the Joinder Party, or constitute a legal or equitable discharge of any surety or indemnitor;

(c)          the existence of any Collateral, and any requirement that Lender pursue any of such Collateral, or pursue any remedies it may have against Borrower and/or any Borrower Party;

(d)          any requirement that Lender provide notice to or obtain the Joinder Party’s consent to any modification, increase, extension or other amendment of the Loan, including the guaranteed obligations;

(e)          any right of subrogation, contribution or reimbursement (until payment in full of the Loan, including the guaranteed obligations, and the expiration of any applicable preference period and statute of limitations for fraudulent conveyance claims);

(f)          any defense based on any statute of limitations;

(g)          any payment by Borrower to Lender if such payment is held to be a preference or fraudulent conveyance under bankruptcy laws or Lender is otherwise required to refund such payment to Borrower or any other party;

JOINDER - Page 1

(h)          any voluntary or involuntary bankruptcy, receivership, insolvency, reorganization or similar proceeding affecting Borrower or any Borrower Party, or any of their respective assets;

(i)          any defense based on Lender’s breach of any implied covenant of good faith and fair dealing;

(j) any failure of Lender to disclose to the Joinder Party any information relating to the financial condition, operations, properties or prospects of any Borrower Party now or in the future known to Lender (the Joinder Party waiving any duty on the part of Lender to disclose such information);

(k)          any failure of Lender to monitor proper application of loan funds or compliance with the Loan Documents, or to preserve, insure or protect any Collateral;

(1)         any application of proceeds or payments received by Lender to obligations other than those guaranteed hereby to the extent such application is permitted under and undertaken in accordance with, the Loan Documents;

(m)          any defense based upon impairment of collateral or suretyship (the Joinder Party and Lender intending this waiver to have the effects described in Section 48 of the Restatement (Third) of the Law of Suretyship and Guaranty);

(n)          any defense or benefits that may be derived from any anti- deficiency and one form of action defenses under applicable laws; and

(o)          all rights and defenses that the Joinder Party may have because the Loan is secured by real property. This means, among other things:

(i)          Lender may collect from the Joinder Party without first foreclosing on any real or personal property collateral pledged by the Borrower;

(ii)         if Lender forecloses on any real property collateral pledged by Borrower: (A) the amount of the obligations guaranteed hereby may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (B) Lender may collect from the Joinder Party even if Lender, by foreclosing on the real property collateral, has destroyed any right the Joinder Party may have to collect from Borrower; and

(iii)        Lender may seek one or more actions, claims and remedies (including a deficiency judgment) against the Joinder Party and any Borrower Party, whether such actions, claims and remedies are brought concurrently or consecutively, or in any other manner.

This Subsection l(o) is an unconditional and irrevocable waiver of any rights and defenses the Joinder Party may have because the Loan is secured by real property.

JOINDER - Page 2

2.            Additional Waivers. The Joinder Party further waives and releases:

(a)          all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Joinder and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind except for any notice otherwise required by applicable laws that may not be effectively waived by the Joinder Party;

(b)          the right to reduce any payment to Lender or assert as a defense against payment to Lender arising out of all setoffs and counterclaims (other than mandatory counterclaims);

(c)          any right to a fair value hearing to determine the size of any deficiency owing (for which the Joinder Party would be liable hereunder) following a foreclosure sale of any of the Collateral; and

(d)          all Lender Investment Claims.

3.            Agreements. The Joinder Party further represents, warrants, covenants and agrees that:

(e)          Joinder Party shall furnish to Lender, within ninety (90) days after the end of each of Joinder Party’s fiscal years, a current (as of the end of such fiscal year) balance sheet and income statement for Joinder Party, along with a Compliance Certificate. All such financial statements and Compliance Certificates delivered to Lender shall, if such Joinder Party is other than an individual, be certified by the chief financial officer of Joinder Party (and, if required by Lender, prepared on a review basis and certified by an independent public accountant satisfactory to Lender), shall be in scope and detail satisfactory to Lender, shall present fairly the financial condition of the Joinder Party as of the date thereof under generally accepted accounting principles consistently applied and shall disclose all liabilities of the Joinder Party that are required by generally accepted accounting principles to be reflected or reserved against, whether liquidated or unliquidated, fixed or contingent or such other sound accounting method approved by Lender, consistently applied. The Joinder Party hereby agrees that each time a financial statement is submitted to Lender, the Joinder Party shall be deemed to have represented and warranted to Lender that such financial statement complies with all of the above requirements and that, since the date of such submitted financial statement, there has been no material adverse change in the financial condition of the Joinder Party.

(f)          The Joinder Party and, if applicable, Additional Joinder Party at all times, maintain in the aggregate (a) a Tangible Net Worth of not less than $20,000,000.00 and

(b) Cash Liquidity Balances of not less than $2,000,000.00.

(c)          The Joinder Party shall pay when due all federal, state and (if applicable) local income taxes owed by the Joinder Party.

(d)          This Joinder is a guaranty of full and complete payment and performance of the Obligations and not of collectability, is continuing in nature and applies to all present and future Obligations, including (i) interest and other Obligations arising or accruing after bankruptcy of any other Borrower Party or any sale or other disposition of any Collateral, and (ii) all Obligations of Borrower that survive repayment of the Loan.

(e)          The Obligations under this Joinder are enforceable against the Joinder Party and are not subject to any defenses, offsets or counterclaims, except as expressly permitted by the Loan Documents.

(f)          No provision or waiver in this Joinder shall be construed as limiting the generality of any other provision or waiver contained in this Joinder.

(g)        The provisions of this Joinder are for the benefit of Lender and its successors and assigns.

(h) Lender shall have the right to (i) renew, modify, extend or accelerate the Loan, (ii) pursue some or all of its remedies against Borrower or any Borrower Party, (iii) add, release or substitute any collateral for the Loan or party obligated thereunder, and (iv) release Borrower or any Borrower Party from liability, all without notfoe to or consent of the Joinder Party (or any Borrower Party) and without affecting the obligations of the Joinder Party hereunder.

(i)          The obligations of the Joinder Party under this Joinder shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower in respect of any of the Obligations guaranteed by the Joinder Party hereunder is rescinded or must be otherwise restored by Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise; and the Joinder Party agrees to indemnify Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) actually incurred by Lender in connection with such rescission or restoration, including any such costs and expenses actually incurred in defending against any claim alleging that any such payment by Joinder Party constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

(j) To the extent the waiver of the Joinder Party’s rights of subrogation, reimbursement and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, the Joinder Party further agrees that the Joinder Party’s rights of subrogation and reimbursement against Borrower and the Joinder Party’s rights of subrogation against any collateral or security shall be junior and subordinate to any rights Lender may have against Borrower and to all rights, title and interest Lender may have in such collateral or security, and the Joinder Party’s rights of contribution against any other guarantor shall be junior and subordinate to any rights Lender may have against such other guarantor.

(k)          The Joinder Party has reviewed the provisions of Article 9 of the Agreement, and hereby makes, for itself, himself, or herself (as applicable), in the place and stead of Borrower, all representations, warranties, covenants and agreements contained in Article 9.

(1)         The Joinder Party acknowledges and agrees with the provisions of Section 13.7 of the Agreement, including the provisions regarding the relationship between Borrower, the Borrower Parties and Borrower Investors, on the one hand, and Lender, on the other hand, notwithstanding the current or future existence of one or more Lender Investments. The Joinder Party represents and warrants that (i) the Joinder Party was not required, compelled or influenced to enter into this Joinder or otherwise assist Borrower in obtaining the Loan by any existing Lender Investment or the prospect of any future Lender Investment, and (ii) any return or payment made on, or loss incurred as the result of, any Lender Investment shall not be taken into account with respect to the obligations of Joinder Party under this Joinder, and with respect to both (i) and (ii) above, the Joinder Party covenants and agrees that it shall forever be estopped from asserting to the contrary. The Joinder Party shall indemnify, defend and hold Lender harmless from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs and disbursements (including the reasonable fees and actual expenses of their counsel) of any kind or nature whatsoever, as a result of the assertion of any Lender Investment Claims by the Joinder Party.

(m)          TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE JOINDER PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING (INCLUDING COUNTERCLAIMS), WHETHER AT LAW OR EQUITY, BROUGHT BY ANY PARTY ON MATTERS ARISING OUT OF OR IN ANY WAY RELATED TO OR CONNECTED WITH THIS JOINDER, THE OTHER LOAN DOCUMENTS, THE LOAN OR ANY TRANSACTION CONTEMPLATED BY, OR THE RELATIONSHIP BETWEEN LENDER AND BORROWER, THE JOINDER PARTY OR ANY OTHER BORROWER PARTY UNDER, OR ANY ACTION OR INACTION BY ANY PARTY UNDER, ANY OF THE LOAN DOCUMENTS.

(n)          The Joinder Party hereby irrevocably and unconditionally submits to the jurisdiction of the courts to the state in which the Project is located, and further irrevocably and unconditionally stipulates and agrees that the federal courts in the state where the Project is located or the Circuit Court of such state in and for the county in which the Project is located shall have jurisdiction to hear and finally determine any dispute, claim, controversy or action arising out or connected, directly or indirectly, with this Joinder. The Joinder Party does hereby irrevocably and unconditionally appoint Edward Flanagan with an address at Hirschler Fleischer, 2100 East Cary Street, Richmond, Virginia 23218, as its/his/her agent (the “Process Agent”) to receive on behalf of the Joinder Party service of copies of the summons and complaint and any other process or papers which may be served in any action or proceeding arising out of or connected with this Joinder. Nothing in this Joinder shall affect the right of Lender to bring an action or proceeding against the Joinder Party or its/his/her property in the courts of any other jurisdiction. The foregoing advance consent to the jurisdiction of the above-described courts and the appointment of the Process Agent are material inducements for Lender to make the Loan to Borrower and accept this Joinder.

(o)          The Joinder Party shall cooperate with Lender upon the sale, assignment or transfer of the Loan, or any portion thereof, in accordance with the provisions of Section 13.9 of the Agreement.

(p)          Any notice required or permitted to be given under this Joinder shall be given in accordance with the notice procedures set forth in Section 13.1 of the Agreement. All such notices to the Joinder Party shall be mailed, sent or delivered, addressed to the Joinder Party at the “Address for Notices” specified below its name on the signature page of this Joinder.

(q)          If more than one Person signs this Joinder as the Joinder Party, (i) the term “Joinder Party” shall mean each such Person, (ii) the obligations of each Joinder Party shall be joint, several and independent, and (iii) this Joinder shall be construed and enforced as though each Joinder Party executed a separate joinder on the terms set forth in this Joinder.

(r)          This Joinder may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

(s)          The Joinder Party hereby acknowledges that: (i) the obligations undertaken by the Joinder Party in this Joinder are complex in nature; (ii) numerous possible defenses to the enforceability of these obligations may presently exist and/or may arise hereafter; (iii) as part of Lender’s consideration for making the Loan, Lender has specifically bargained for the waiver and relinquishment by the Joinder Party of all such defenses; and (iv) the Joinder Party has had the opportunity to seek and receive legal advice from skilled legal counsel in the area of financial transactions of the type contemplated herein. Given all of the above, the Joinder Party does hereby represent and confirm to Lender that the Joinder Party is fully informed regarding, and that the Joinder Party does thoroughly understand: (A) the nature of all such possible defenses, (B) the circumstances under which such defenses may arise, (C) the benefits which such defenses might confer upon the Joinder Party, and (D) the legal consequences to the Joinder Party of waiving such defenses. The Joinder Party acknowledges that the Joinder Party is executing this Joinder freely and voluntarily, with the intent that this Joinder and all of the informed waivers herein shall each and all be fully enforceable against the Joinder Party, and that Lender is induced to make the Loan in material reliance upon the presumed full enforceability thereof.

(t)          Should this Joinder require judicial interpretation, a court interpreting or construing this Joinder or any provision hereof shall not apply a presumption that the terms hereof will be more strictly construed against any party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared such document. The Joinder Party acknowledges and agrees that the Joinder Party and Lender both have participated in the preparation of this Joinder.

(u)          The validity, construction, enforcement, interpretation and performance of this Joinder, and any claim, controversy or dispute arising under or related to this Joinder, the transactions contemplated hereby or the rights, duties and relationship of the parties hereto, shall be governed by the laws of the State of Florida, without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America.

JOINDER PARTIES:

/s/ M. Patrick Carroll
M. Patrick Carroll, Individually

Address for Notices:

144 Etowah Drive
Atlanta, Georgia 30319
Facsimile: (404) 806-4266
E-Mail: mpc@carrollorganization.com

/s/ Darren W. DeVore
Darren W. DeVore, Individually

Address for Notices:

324 Rolling Rock Road Marietta, Georgia 30067
Facsimile: (404) 806-4266
E-Mail: darren.devore@carrollorg.com

Joinder Signature Page

EXHIBIT A

Legal Description of Project

EXHIBIT A

EXHIBIT A

PARCEL l:

UNITS as shown on Exhibit “A” LEGAL DESCRIPTION being in the following:

LANSBROOK VILLAGE CONDOMINIUM, a Condominium according to the Declaration of Condominium thereof, as recorded in O.R. Book 14696, Pages 673 through 874, inclusive and according to the Plat thereof recorded in Condominium Book 139, Pages 42 through 62, inclusive and all amendments thereof, of the Public Records of Pinellas County, Florida, together with .an undivided interest in the common elements for each unit described in Exhibit “A’’ LEGAL DESCRIPTION.

PARCEL 2:

Easements in and to the common areas, as more particularly defined and described in the Declaration of Covenants, Conditions, Restrictions and Easements for The Villages at Lansbrook (The “Villages at Lansbrook Declaration, recorded December 17, l 999, in O.R. Book 10758, Page 763, as further supplemented by the document recorded in O.R. Book 10758, Page 855, as further supplements by the document recorded in O.R. Book 11378,.Page 120 and as Amended and Restated by Amended and Restate Declaration of Covenants, Conditions, Restrictions and Easements for Village of Lansbrook, recorded in 0.R. Book 12489, Page 2341, Second Amended and Restate Declaration of Covenants, Conditions, Restrictions and Easements for Villages of Lansbrook recorded October 4, 2004, in O.R: Book 13864, Page 2510, all of the Public Records of Pinellas County, Florida, LESS and EXCEPT those easement areas created under the aforementioned documentation that are located within Parcel 1 described above.

PARCEL 3:

Drainage and retention easements over the drainage area more particularly described and defined inthe Declaration of Drainage Easements and Maintenance Agreement (the “Drainage Declaration”) recorded October 15, 1993, in O.R. Book 8437, Page 1145, as modified by O.R. Book 9109, Page 1086 and as supplemented by document recorded in O.R. Book 11378, Page 111, all of the Public Records of Pinellas County, Florida.

EXHIBIT “A” LEGAL DESCRIPTION

PARCEL 1:

Cambridge Village “C” Units

C1-101 C1-103 C1-104 C1-106 C1-201 C1-202 C1-205 C1-206 C2-101 C2-103 C2-104 C2-201 C2-202 C3-101 C3-102 C3-104 C3-105 C3-106 C3-201 C3-202 C3-203 C3-204 C3-205 C4-101 C4-102 C4-103 C4-104 C4-201 C4-203 C4-204 CS-104 CS-105 CS-106 CS-202 CS-203 CS-205 CS-206 C6-101 C6-102 CS-103 C6-104 C6-201 C6-203 C6-204 C7-104 C7-105 C7-106 C7-201 C7-202 C7-204 C7-206 C8-101 C8-104 C8-201 C8-203 C8-204 C9-101 C9-102 C9-103 C9-104 C9-201 C9-202 C9-203 C9-204 C10-102 C10-103 C10-104 C10-105 C10-106 C10-201 C10-202 C10-203 C10-205 C10-206 C11-101 C11-102 C11-103 C11-201 C11-202 C11-203 C12-101C12-104 C12-201 C12-203 C13-101 C13-102 C13-104 C13-201 C13-203 C13-204 C14-102 C14-104 C14-201 C14-202 C14-204 C15-101 C15-102 C15-104 C15-201 C15-202 C15-204 C16-101 C16-102 C16-104 C16-201 C16-202 C16-203 C16-204 C1 -103 C17-104 C17-201 C17-202 C17-203 C17-204 C18-101 C18-102 C18-103 C18-104 C18-201 C18-202 C18-203 C18-204 C19-104 C19-201 C19-203 C19-204 C20-101 C20-104 C20-201 C20-204 C21-101 C21-102 C21-103 C21-104 C21-201 C21-202 C21-203 C22-103 C22-104 C22-105 C22-106 C22-204 C22-205 C22-206 C23-101 C23-102 C23-103 C23-104 C23-105 C23-106 C23-201 C23-202 C23-203 C23-204 C23-205 C23-206 C24-101 C24-102 C24-103 C24-201 C24-203 C24-204 C25-101 C25-102 C25-104 C25-105 C25-201 C25-203 C25-204 C25-205 C25-206 C26-101 C26-102 C26-104 C26-201 C26-203 C26-204

Hampton Village “H” Units

H1-102 H1-103 H1-104 H1-106 H1-107 H1-108 H2-101 H2-103 H2-104 H2-105 H2-106 H2-108 H3-103 H3-104 H3-105 H3-106 H3-107 H4-101 H4-106 HS-103 HS-104 H6-101 HS-102 HS-107 H6-108 H6-201 H6-202 HS-203 HS-204 H6-207 H6-208 H6-301 H6-302 H6-303 HS-304 HS-305 HS-306 H6-307 HS-308 H7-102 H7-103 H8-101 H8-103 H9-102 H9-103 H9-104 H9-105 H9-106 H9-107 H9-108 H10-101 H10-102 H10-103 H10-106 H10-107 H10-108 H10-203 H10-204 H10-205 H10-206 H10-207 H10-301 H10-302 H10-304 H10-306 H10-307 H10-308 H11-103 H11-105 H11-106 H11-107 H11-108 H11-109 H12-101 H12-102 H12-103 H12-104 H12-105 H12-106 H12-107 H12-108 H12-201 H12-202 H12-203 H12-205 H12-206 H12-207 H12-208 H12-301 H12-302 H12-304 H12-305 H12-306 H13-103 H13-104 H13-105 H14-101 H14-102 H14-104 H14-105 H15-101 H15-106 H15-108 H16-104 H16-105 H16-106 H16-107 H16-108 H16-201 H16-202 H16-203 H16-204 H16-205 H16-206 H16-207 H16-208 H16-301 H16-302 H16-304 H16-306 H16-307 H16-308 H17-102 H17-104 H17-105 H17-106 H17-107 H18-101 H18-102 H18-103 H18-104 H18-105 H18-106 H18-108 H19-102 H19-103 H19-104 H19-105 H19-106 H20-101 H20-102 H20-103 H20-104 H20-105 H21-103 H21-105 H21-107 H21-108 H21-109 H21-110 H22-103 H22-104 H22-106 H22-107 H22-108 H22-109 H22-110 H23-101 H23-102 H23-103 H23-104 H23-105 H23-106 H24-101 H24-102 H24-103 H24-105 H24-108 H23-109

Windsor Village ‘W” Units

W1-101 W1-204 W2-104 W2-201 W2-203 W3-101 W3-201 W3-202 W3-203 W3-204 W4-102 W4-104 W4-204 WS-101 WS-104 W6-101 W6-102 W6-104 W6-203 WS-204 W7-101 W7-103 W7-104 W7-201 W7-202 W7-203 W7-204 WS-101 WS-102 W8-104 W8-201 W8-202 WS-204 W9-104 W9-105 W10-101 W10-103 W10-105 W11-104 W11-106 W12-101 W12-103 W12-104 W12-105 W12-106 W13-102 W13-105 W13-106 W14-102 W14-103 W14-104 W15-101 W15-102 W15-103 W15-104 W15-105 W15-106 W16-102 W16-103 W16-104 W16-105 W17-101 W17-103 W18-101 W18-102 W18-103 W18-104 W18-201 W18-202 W18-203 W18-204 W19-101 W19-201 W19-204 W20-102 W20-103 W20-104 W20-203 W21-101 W21-102 W21-103 W21-201 W21-202 W21-204 W22-101 W22-102 W22-103 W22-104 W22-202 W22-203 W22-204 W23-101 W23-102 W23-104 W23-202 W23-203 W24-101 W24-102 W24-103 W24-104 W24-202 W24-203 W24-204 W25-101 W25-102 W25-103 W25-104 W25-203 W26-101 W26-102 W26-103 W26-104 W26-201 W26-202 W27-202 W28-102 W28-103 W28-202 W28-203 W29-102 W29-103 W30-101 W30-102 W30-201 W31-101 W31-103 W31-104 W32-101 W32-103 W33-101 W33-104 W34-101 W34-105 W35-101 W35-102 W35-104 W35-105 W35-106 W36-103 W36-106 W37-101 W37-102 W34-103 W37-104 W37-105 W38-101 W38-104 W38-106 W39-101 W39-105 W40-101 W41-101 W41-102 W41-103 W41-104

C19-102 C8-202 C20-103 C25-103 C5-204 CS-103 C10-101 C12-102 C12-202 C19-103

H6-206 H10-201 H10-303 H11-110 H15-102 H15-104 H15-110 H16-305 H22-105 H1-105 HS-101 H6-104 H16-103 H6-106 H17-103 H22-101

W3-102 w1201 WS-201 W5-204 W7-102 W10-104 W12-102 W16-101 W19-102 W19-104 W21-104 W27-203 W28-101 W28-104 W28-204 W29-204 W30-103 W11-101 W10-102 W36-105 W26-204 W27-201 W36-102 W8-203 W20-101 W33-106 W25-204 W27-102

C1-102 H10-105 W1-102 W2-102 W10-106 W25-201

H3-101 H23-107 W1-103 W4-203 W21-203 W29-104 W33-103 W34-102 W36-101

W2-204

EXHIBIT B

Form of Request for

Advance

Date: _____________________

General Electric Capital Corporation

c/o GE Capital Real Estate

______________________________

______________________________

Attention: Asset Manager/Lansbrook Village

Facsimile:      (____) ____ - ____

E-Mail:        _______________________

Re:	Loan No.__________________
Request for Advance

Dear __________________:

The undersigned, [Name of Borrower], refers to the Loan Agreement dated as of___________ 20_ (the “Loan Agreement”), between the undersigned and General Electric Capital Corporation, and hereby gives you notice, irrevocably, that the undersigned hereby requests a [Loan] [Reserve] advance, and in that connection sets forth below the information relating to such advance as required by the Loan Agreement:

Date of the requested advance:________________, 20_. [Date inserted must be at least 10 Business Days after the date this request is delivered to Lender].

Aggregate amount of the requested advance: $____________.

The Advance shall be [a Loan advance] [an advance from the______________Reserve] and shall be used for the following purposes: ___________________________

________________________________________________________________________________________

The undersigned hereby certifies that the conditions contained in Sections 3.5(1)(a) and 3.5(2)(a) of the Loan Agreement are satisfied on the date hereof, and will be satisfied on the date of the requested advance, before and after giving effect thereto and to the application of the proceeds therefrom. Attached are all invoices and other documents required by the applicable provisions of Section 3.5 of the Loan Agreement.

Very truly yours,

[INSERT BORROWER SIGNATURE BLOCK]

EXHIBIT B

SCHEDULE 1.1

DEFINITIONS

As used in this Agreement, the following terms have the meanings indicated:

“Acquisition LLC” means Lansbrook Unit Acquisitions, LLC, a Delaware limited liability company.

“Additional Joinder Party” means REIT.

“Additional Joinder” shall mean the Joinder delivered by Additional Joinder Party pursuant to Section 6.1(2).

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise. Each Borrower Party shall be deemed to be an Affiliate of Borrower.

“Agreement” means this Loan Agreement.

“Alternate Libor Rate” means, for any Interest Period, the rate determined on the basis of the rates at which U.S. Dollar deposits with a designated maturity of three (3) months are offered by the Reference Banks at approximately 11:00 a.m. London Time on the date two (2) Eurodollar Business Days prior to the first day of such Interest Period to prime banks in the London interbank market. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If any Reference Bank provides more than one such rate, the quote from such Reference Bank shall be deemed to be the average of such rates. If at least three Reference Banks provide such quotations, the Alternate Libor Rate for the relevant Interest Period will be the arithmetic mean (rounded upward to the nearest one-sixteenth of one percent) of the quotations. If fewer than three Reference Banks provide such quotations, the Alternate Libor Rate for the relevant Interest Period will be the arithmetic mean (rounded upward to the nearest one-sixteenth of one percent) of the rates quoted by the NY Reference Banks at approximately 11:00 a.m. New York City time, on the first day of such Interest Period (or, if not a Business Day, on the first Business Day preceding such date) for loans in U.S. Dollars to leading European banks for a period equal to the Interest Period and commencing on the first day of such Interest Period. If fewer than three NY Reference Banks provide such quotations as requested, the Alternate Libor Rate for the relevant Interest Period shall be the Libor Rate last in effect for an Interest Period (regardless of whether such Libor Rate, or the Libor Floor Rate, was used to determine the Contract Rate for such Interest Period). As used herein, (a) “Calculation Agent” means a money center bank located in New York City selected by Lender, (b) “Reference Banks” means four major banks in the London interbank market, selected by the Calculation Agent, and (c) “NY Reference Banks” means four major banks in New York City, selected by the Calculation Agent.

SCHEDULE 1.1 - PAGE 1

”Anti-Money Laundering Laws” means those laws, regulations and sanctions, state and federal, criminal and civil, that (a) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (b) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (c) require identification and documentation of the parties with whom a Financial Institution conducts business; or (d) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include the Patriot Act, the Bank Secrecy Act, the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et seq., and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957.

“Bankruptcy Party” has the meaning assigned in Section 10.1.

“Bank Secrecy Act” means the Bank Secrecy Act, 31 U.S.C. Sections 5311 et seq.

”Borrower” has the meaning assigned in the first paragraph of this Agreement.

“Borrower Investor” has the meaning assigned in Section 13.7(2).

“Borrower Party” means any Joinder Party and any general partner, managing member or non-member manager in Borrower, at any level.

“Borrower Parking Spaces” has the meaning assigned in Section 5.22 hereof.

“Business Day” means a day other than a Saturday, a Sunday, or a legal holiday on which national banks located in the State of New York are not open for general banking business.

“Cap Agreement” has the meaning assigned in Section 2.5.

“Capital Replacements Reserve” has the meaning assigned in Section 3.1(3).

“Cash Liquidity Balances” means lien-free (a) cash balances maintained in the conventional forms of demand deposits and money market account deposits, (b) monies held in cash reserves and other cash equivalents acceptable to Lender, (c) readily marketable direct full faith and credit obligations of the United States of America or obligations unconditionally guaranteed by the full faith and credit of the United States of America, in each case due within one year, and (d) certificates of deposit issued by any bank with combined capital, surplus and undivided profits of at least $500,000,000.00 (as of the date such certificate of deposit is acquired), doing business in and incorporated under the laws of the United States of America or any State thereof, and whose deposits are insured through the Federal Deposit Insurance Corporation, in each case due within one year. Notwithstanding the foregoing, Cash Liquidity Balances shall not include any reserves maintained by Borrower with respect to the Project and shall not include any funds held in reserves or impounds maintained by Lender.

“Closing Date” means the date on which Lender makes the Initial Advance.

SCHEDULE 1.1 - PAGE 2

”Collateral” means the Project and all other “Mortgaged Property” described in the Mortgage, and any other property that at any time secures the Loan or any portion thereof.

“Compliance Certificate” means a certificate executed by Joinder Party’s or by Joinder Party’s chief financial officer if Joinder Party is other than an individual, in scope and detail reasonably satisfactory to Lender, certifying to Lender Joinder Party’s then-current Tangible Net Worth and Cash Liquidity Balances.

“Condominium” means Lansbrook Village Condominium which has been formed pursuant to the Condominium Declaration.

“Condominium Association” means Lansbrook Village Condominium Association, Inc.

“Condominium Declaration” means that certain Declaration of Condominium for Lansbrook Village Condominium originally recorded October 26, 2005 in Official Records Book 14696, Page 673, as amended by a Certificate of Amendment to the Declaration of Condominium for Lansbrook Village Condominium recorded on July 28, 2010 in Official Records Book 6984, Page 2202 and as further amended by a Certificate of Amendment to Declaration of Condominium for Lansbrook Village Condominium and to the Articles of Incorporation and By-Laws of Lansbrook Village Condominium Association, Inc., recorded on June 30, 2012 in Official Records Book 17632, Page 1906, all of the Public Records of Pinellas County, Florida.

”Condominium Management Agreement” means that certain Condominium Management Agreement between the Condominium Association and Condominium Manager dated February 3, 2010 and any condominium management agreement entered into with a future Condominium Manager in accordance with the terms of this Agreement.

“Condominium Manager” means initially, Zorn Residential Services, Inc., Borrower shall have the right, without prior consent of Lender, to cause the Condominium Association to transfer management of the Condominium Project to Property Manager, provided, however, that Property Manager has all licenses required under Florida law to manage a condominium project (including, a licensed individual as required under applicable law), the form of the new Condominium Management Agreement is reasonably satisfactory to Lender and the management fee does not exceed the monthly sum of $10,449.00 (that is, $13.50 per unit per month), as increased by three percent (3%) annually. Upon such transfer, Property Manager shall become the Condominium Manager for all intents and purposes under the Loan Documents.

“Condominium Project” means the Condominium which consists of 774 Condominium Units.

“Condominium Unit” means any condominium unit in the Condominium.

“Contract Rate” has the meaning assigned in Section 2.2.

“Counterparty” has the meaning assigned in Section 2.5.

SCHEDULE 1.1 - PAGE 3

”Debt” means, for any Person, without duplication: (a) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or any of its assets is liable or subject, (b) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person or any of its assets would be liable or subject, if such amounts were advanced under the credit facility, (c) all amounts required to be paid by such Person as a guaranteed payment to partners, members or other equity holders, or as a preferred or special dividend, including any mandatory redemption of shares or interests, (d) all indebtedness guaranteed by such Person, directly or indirectly, (e) all obligations under leases that constitute capital leases for which such Person or any of its assets is liable or subject, and (f) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person or any of its assets is liable or subject, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

“Debt Service” means the aggregate interest and fixed principal payments due under the Loan, provided that the interest component of such payments shall be reduced by amounts that would be payable (based on the then current interest rate payable on the Loan) to Borrower under the Cap Agreement then in effect, so long as (a) such Cap Agreement and the Counterparty thereto comply with the requirements of Section 2.5 and (b) the benefits of such Cap Agreement are pledged to Lender pursuant to an Interest Rate Cap Security Agreement. The foregoing calculation shall exclude payments applied to escrows or reserves required by Lender under the Loan Documents.

“Debt Service Coverage” means, as of any date, the ratio of Underwritten NOI to annualized Debt Service.

“Debt Yield” means, as of any date, the ratio, expressed as a percentage, of (a) Underwritten NOI to (b) the outstanding principal balance of the Loan.

“Default Rate” means the lesser of (a) the maximum per annum rate of interest allowed by applicable law, and (b) five percent (5%) per annum in excess of the Contract Rate.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules and regulations promulgated thereunder.

“Eurodollar Business Day” means any Business Day on which banks in the City of London are generally open for interbank or foreign exchange transactions.

“Event of Default” has the meaning assigned in Article 10.

”Exit Fee” has the meaning assigned in Section 2.3(5).

“Financial Institution” means a United States Financial Institution as defined in 31 U.S.C. Section 5312, as periodically amended.

“Hazardous Materials Indemnity Agreement” means the Hazardous Materials Indemnity Agreement executed by Borrower in favor of Lender with respect to the Project.

SCHEDULE 1.1 - PAGE 4

”Initial Advance” has the meaning assigned in Section 2.1(1).

“Initial Site Assessment” has the meaning assigned in the Hazardous Materials Indemnity Agreement.

“Insurance Reserve” has the meaning assigned in Section 3.1(2).

“Interest Holder” has the meaning assigned in Section 6.1.

“Interest Period” means (a) for the first Interest Period, the period from the Closing Date through the last day of the month in which the Closing Date occurs, and (b) for each Interest Period thereafter, the 3-month period commencing on the first day of the calendar month following the end of the preceding Interest Period through the last day of such 3-month period.

“Interest Rate Cap Security Agreement” means each Interest Rate Cap Security Agreement executed by Borrower in favor of Lender, covering a Cap Agreement.

”Interest Rate Spread” means (a) for the period through the initial Maturity Date (that is, March 31, 2018), three percent (3%) per annum and (b) during any extension period pursuant to Section 2.3(3) hereof, three and forty hundredths percent (3.40%).

“Joinder Party” means the Persons, if any, executing the Joinder hereto, together with, following the execution thereof of a separate Joinder, the Additional Joinder Party.

“Leases” means all leases, subleases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant a possessory interest in or the right to use, all or any part of the Project, together with all Borrower’s rights in any related security and other deposits.

“Lender” has the meaning assigned in the first paragraph of this Agreement.

“Lender Investment” has the meaning assigned in Section 13.7(3).

“Lender Investment Claims” has the meaning assigned in Section 13.7(3).

“Libor Breakage Amount” means the sum on the date of prepayment of each Libor Monthly Interest Shortfall for the remaining term of the then current Interest Period.

“Libor Floor Rate” means (a) for the period through the initial Maturity Date (that is, March 31, 2018) one quarter of one percent (.25%) per annum and (b) during any extension period pursuant to Section 2.3(3) hereof, one half of one percent (.50%) .

“Libor Monthly Interest Shortfall” means the amount calculated by Lender for each monthly payment date through and including the monthly payment date immediately following the end of the then current Interest Period and shall be the product of (a) the prepaid principal balance of the portion of the Loan arising out of any Subsequent Advances (or if such calculation relates to any extension period, then the principal balance of the entire Loan) divided by 12, times (b) the positive amount, if any, obtained by subtracting (i) the Libor Rate in effect for the then current Interest Period (or the Libor Floor Rate, if greater), plus a break contract fee of 20 basis points, from (ii) the Libor Replacement Rate.

SCHEDULE 1.1 - PAGE 5

“Libor Rate” means, for each Interest Period, the LIBOR Rate (rounded upward to the nearest one-sixteenth of one percent) listed on Reuters Screen LIBOR0l Page for U.S. Dollar deposits with a designated maturity of three (3) months, determined as of 11:00 a.m. London Time on the date two Eurodollar Business Days prior to the first day of such Interest Period, provided that (a) if Reuters publishes more than one (1) such rate, the average of such rates shall apply, or (b) if Reuters ceases to publish such rate, or if in Lender’s judgment the information contained on such page ceases to accurately reflect the rate offered by leading banks in the London interbank market as reported by any publicly available source of similar market data selected by Lender, the Libor Rate for such Interest Period shall be determined from such substitute financial reporting service as Lender in its discretion shall determine, or (c) if Lender determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to above are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the Libor Rate for any Interest Period, Lender shall give prompt notice of such circumstances to Borrower, and the Libor Rate in effect during such Interest Period shall be the Alternate Libor Rate.

“Libor Replacement Rate” means the rate calculated by linear interpolation (rounded to one thousandth of one percent (i.e., ..001%)) of the rates, as listed on Reuters Screen LIBOR0l Page as of 11:00 a.m. London Time on the second (2nd) full Eurodollar Business Day next preceding the prepayment date, of the LIBOR Rate (rounded upward to the nearest one sixteenth of one percent) for U.S. Dollar deposits with designated maturities (one longer and one shorter) most nearly approximating the number of days remaining in the then current Interest Period as of the prepayment date. If Reuters (a) publishes more than one (1) such LIBOR Rate for each relevant maturity, the average of such rates shall apply, or (b) if Reuters ceases to publish such LIBOR Rate, or if in Lender’s judgment the information contained on such page ceases to accurately reflect the rate offered by leading banks in the London interbank market as reported by any publicly available source of similar market data selected by Lender, the Replacement Libor Rate shall be determined from such substitute financial reporting service as Lender in its discretion shall determine, or (c) if Lender determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to above are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the Replacement Libor Rate, Lender shall give prompt notice of such circumstances to Borrower, and the Replacement Libor Rate shall be the Alternate Libor Rate.

“Lien” means any interest, or claim thereof, in the Collateral securing an obligation owed to, or a claim by, any Person other than the owner of the Collateral, whether such interest is based on common law, statute or contract, including the lien or security interest arising from a deed of trust, mortgage, deed to secure debt, assignment, encumbrance, pledge, hypothecation, preference, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term “Lien” shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting the Collateral.

SCHEDULE 1.1 - PAGE 6

“Loan” means the loan to be made by Lender to Borrower under this Agreement and all other amounts evidenced or secured by the Loan Documents.

“Loan Documents” means: (a) this Agreement, (b) the Note, (c) the Mortgage, (d) the Hazardous Materials Indemnity Agreement, (e) the Subordination of Property Management Agreement, (f) each Interest Rate Cap Security Agreement, (g) UCC financing statements, (h) such assignments of contracts and other rights as may be required by Lender, (i) any letter of credit provided to Lender in connection with the Loan, and G) all other agreements, documents, certificates and instruments evidencing, securing, governing or otherwise pertaining to the Loan.

“Loan Year” means the period between the Closing Date and March 31, 2015 for the first Loan Year and the period between each succeeding April 1 and March 31 until the Maturity Date.

“Lockout Period” has the meaning assigned in Section 2.3(4).

”Loss Proceeds” means amounts, awards or payments payable to Borrower or Lender or any Condominium Association in respect of all or any portion of the Project in connection with a casualty or condemnation thereof (after the deduction therefrom and payment to Borrower and Lender, respectively, of any and all reasonable out-of-pocket expenses incurred by Borrower and Lender in the recovery thereof, including all reasonable attorneys’ fees and disbursements, the fees of insurance experts and adjusters and the costs incurred in any litigation or arbitration with respect to such casualty or condemnation) including proceeds from rental or business interruption insurance.

“LTV Ratio” means, as of the date of determination, the ratio, expressed as a percentage, of (a) the outstanding principal balance of the Loan as of such date, to (b) the value of the Project as of such date, as determined by Lender in accordance with its customary underwriting practices and procedures in effect at the time of such determination for assets of a similar nature to the Project

“Maturity Date” means the earlier of (a) March 31, 2018, as such date may possibly be extended as provided in Section 2.3(3), or (b) any earlier date on which the entire Loan is required to be paid in full, by acceleration or otherwise, under this Agreement or any of the other Loan Documents.

“Mechanic’s Lien” has the meaning assigned in Section 6.10.

“Mortgage” means the Amended and Restated Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing executed by Borrower in favor of Lender, covering the Project.

“Net Cash Flow” means, for any period, the amount by which (a) the sum of (i) Operating Revenues for such period, (ii) any proceeds withdrawn during such period from reserves and impounds required under this Agreement and (iii) any payments received during such period under any Cap Agreement, exceeds (b) the sum, without duplication, of (i) Operating Expenses paid during such period, (ii) Debt Service paid during such period, (iii) capital expenditures, tenant improvement costs and leasing commissions, each approved, to the extent required under this Agreement, by Lender and paid by Borrower during such period, and (iv) any actual payment during such period into impounds, escrows or reserves required under the Loan Documents. No deduction for capital expenditures shall be made until such expenditure is actually paid by Borrower or the reserve amount is actually deposited with Lender.

SCHEDULE 1.1 - PAGE 7

”Note” means the Amended, Restated and Renewal Promissory Note of even date, in the stated principal amount of $48,000,000.00, executed by Borrower, and payable to the order of Lender in evidence of the Loan, and all promissory notes delivered in substitution or exchange therefor.

“OFAC” means the Office of Foreign Assets Control, Department of the Treasury, and any successor governmental authority.

“Operating Expenses” means, for any period, all reasonable and necessary expenses of operating the Project in the ordinary course of business which are paid in cash by Borrower during such period and which are directly associated with and fairly allocable to the Project for the applicable period, including annualized ad valorem real estate taxes and assessments, condominium assessments, insurance premiums, utility charges, regularly scheduled tax and insurance impounds paid to Lender, repair and maintenance costs, management fees and costs, wages, salaries, personnel expenses, accounting, legal and other professional fees, fees and other expenses incurred by Lender and reimbursed by Borrower under the Loan Documents and deposits to any capital replacement, leasing or other reserves required under the Loan Documents. Notwithstanding the foregoing, Operating Expenses shall exclude Debt Service, capital expenditures, tenant improvement costs, leasing commissions, any of the foregoing operating expenses which are paid from deposits to cash reserves and such deposits were previously included as Operating Expenses, any payment or expense for which Borrower was or is to be reimbursed from Loss Proceeds or proceeds of the Loan or by any third party, any sales, use, occupancy or other taxes on receipts for which Borrower must account to any governmental authority, and any non-cash charges such as depreciation and amortization. For purposes of determining Net Cash Flow only, any management fee or other expenses payable to Borrower or to an Affiliate of Borrower shall be included as an Operating Expense only with Lender’s prior approval. Operating Expenses shall not include ·federal, state or local income taxes. Lender hereby confirms that it has approved of the management fee set forth in the Property Management Agreement and the Condominium Management Agreement.

“Operating Revenues” means, for any period, all cash receipts of Borrower during such period from the ownership and operation of the Project or otherwise arising in respect of the Project after the date hereof which are properly allocable to the Project for the applicable period, including receipts from leases and parking agreements, concession fees and charges, utility charges, interest received on credit accounts, service fees and charges, license fees, any required pass-throughs and other reimbursements paid by tenants under leases of any nature, laundry and other vending income, other miscellaneous operating revenues and Loss Proceeds from rental or business interruption insurance, but excluding (a) security deposits and earnest money deposits, utility and other similar deposits until they are forfeited by the depositor, (b) advance rentals until they are earned, (c) proceeds from a sale or other disposition of the Project or any interest therein, (d) any disbursements to Borrower from any impounds, escrows, or reserves required under the Loan Documents, and (e) any awards from any condemnation proceedings or any insurance proceeds (other than rent loss proceeds) and (:f) any sales, use, occupancy or other taxes on receipts for which Borrower must account to any governmental authority.

SCHEDULE 1.1 - PAGE 8

“Origination Fee” has the meaning assigned in Section 2.3(5).

”Patriot Act” means the USA PATRIOT Act of 2001, Pub. L. No. 107-56, and any successor statute.

“Permitted Encumbrances” means the outstanding liens, easements, restrictions, security interests and other exceptions to title set forth in the policy of title insurance insuring the lien of the Mortgage, including the Condominium Declaration, together with the liens and security interests in favor of Lender created by the Loan Documents.

“Permitted Transfer” means any of the following: (a) any Transfer, directly as a result of the death or legal incapacity of a natural person, of any interests previously held by such person to the Person or Persons lawfully entitled thereto, (b) any lease of space in the Project in accordance with the terms and provisions of Article 7, (c) Mechanic’s Liens that are paid or are being contested by Borrower in compliance with Section 6.10 and (d) any Transfer of limited partner or non-managing member interests in Bluerock Special Opportunity + Income Fund II, LLC and Bluerock Special Opportunity + Income Fund, III, LLC (each, a “Fund”) so long as such Transfer does not (i) cause R. Ramin Kamfar not to own, directly or indirectly, the entire membership interest in the Manager of each Fund, (ii) alone or together with all prior Transfers during the Loan term, result in the Transfer of more than twenty-five percent (25%) of the direct or indirect legal or beneficial ownership interests in Borrower to a single transferee or to two or more transferees that are Affiliates of each other; or (iii) cause the Borrower to be in violation of the provisions of Article 9; (e) any Transfer by MPC Property Investments, LLC of up to one hundred percent (100%) of its interests in MPC Lansbrook Investments, LLC, to a Person controlled, directly or indirectly by MPC Partnership Holdings, LLC so long as such Transfer does not cause the Borrower to be in violation of the provisions of Article 9; and (f) from and after the date that REIT has become a publicly traded entity, Transfers of publicly traded common stock.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity.

“Potential Default” means the occurrence of any event or condition which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

“Project” means those 571 Condominium Units in the Condominium owned by the Borrower on the date hereof as described on Exhibit A, together with all Condominium Units in the Condominium hereafter acquired by Borrower, together with the undivided interest in the common elements and limited common elements which are appurtenant to such Borrower Condominium Units (collectively, “Borrower Condominium Units”) and all related facilities, amenities, fixtures, and personal property owned by Borrower.

SCHEDULE 1.1 - PAGE 9

”Property Management Agreement” means that certain Property Management Agreement dated as of March 21, 2014, between Property Manager and Borrower with respect to the management of the Project by the Property Manager, and any property management agreement entered into with a future Property Manager in accordance with the terms of this Agreement.

“Property Manager” means Carroll Management Group, LLC, a Georgia limited liability company, which is the initial property manager of the Project under the Property Management Agreement, and any successor property manager appointed for the Project in accordance with the terms of this Agreement.

“Property Taxes” has the meaning assigned in Section 3.1(1).

“REIT” has the meaning set forth in Section 6.1(2).

“REIT Transferee” has the meaning set forth in Section 6.1(2).

”Reserves” means the Capital Replacements Reserve, the Net Cash Flow Reserve, the Tax Reserve, the Insurance Reserve and any other reserves required by Lender under the Loan Documents.

“Restoration Threshold” means, as of any date, the lesser of (a) two and one- half percent (2.5%) of the replacement value of the improvements at the Project as of such date, and (b) $500,000.

“Restricted Company” means (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) any entity that is subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

“Secondary Market Transaction” has the meaning assigned in Section 13.9(2).

SCHEDULE 1.1 - PAGE 10

“Single Purpose Entity” means a Person (other than an individual, a government, or any agency or political subdivision thereof), which (a) is formed or organized solely for the purpose of owning the Project, (b) does not engage in any business other than the ownership, management and operation of the Project, (c) does not have any assets other than those related to its interest in the Project, (d) does not incur, create or assume any Debt other than the Loan and Debt permitted under Section 6.9, (e) does not guarantee, hold itself out to be responsible for, or otherwise become liable on or in connection with any Debt or other obligation of any other Person, and does not pledge its assets for the benefit of any other Person, (f) other than the Property Management Agreement and the Condominium Management Agreement, does not enter into any contract or agreement with any stockholder, partner, principal, member or Affiliate of such Person or any Affiliate of any such stockholder, partner, principal, member or Affiliate except as may be permitted pursuant to Section 6.8 and purchase agreements with Acquisition LLC and, in any event, upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm’s length basis with third parties other than an Affiliate, (g) does not make any loans or advances to any other Person (including any Affiliate), (h) conducts and operates its business in all material respects as presently conducted and operated, (i) maintains its books and records and bank accounts separately from those of its Affiliates, including its general partners or members, as may be applicable, G) at all times holds itself out to the public as a legal entity separate and apart from any other Person (including any Affiliate), and promptly corrects any known misunderstandings regarding its separate identity, (k) files its own tax returns (unless a disregarded entity for federal tax purposes), (1) endeavor to maintain adequate capital for its normal obligations, reasonably foreseeable in a business of its size and character and in light of its contemplated business operations (without any requirement for additional capital to be contributed by any Person), (m) maintains its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person, (n) complies with all of the limitations on powers set forth in its organizational documentation as in effect on the Closing Date, (o) holds title to the Project and all of its other assets in its own name, (p) utilizes its own letterhead, invoices and checks, (q) allocates fairly and reasonably any overhead expenses that are shared with any Affiliate including paying for office space and services performed by any employee of any Affiliate, and (r) maintains a segregated operating account for the Project from which all Operating Expenses and Debt Service is paid.

“Site Assessment” has the meaning assigned m the Hazardous Materials Indemnity Agreement.

”Specially Designated National and Blocked Persons” means those Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC.

“Spread Maintenance Amount” means the amount equal to the product obtained by multiplying (a) the principal amount of the portion of the Loan allocable to the Subsequent Advance being prepaid, times (b) the sum of the Interest Rate Spread plus the positive difference (if any) between the Libor Floor Rate and the Libor Rate, times (c) the quotient obtained by dividing (i) the number of days from the date of such prepayment to (and including) September 30, 2015, by (ii) 360.

“Standard Adjustments” means the following assumptions and adjustments to be made when calculating Underwritten NOI, Underwritten Operating Expenses and Underwritten Operating Revenues.

(1)         an occupancy rate equal to the lesser of (i) the market occupancy rate or (ii) the Project’s actual average occupancy rate over the Test Period; but in no event more than a ninety-five percent (95%) occupancy rate;

(2)         capital reserves of $250.00 per unit;

SCHEDULE 1.1 - PAGE 11

(3)         a management fee equal to the greater of the Project’s actual management fee (as approved by Lender, if Lender’s approval is required under this Agreement) or two and three quarters percent (2.75%) of Operating Revenues;

(4)         Operating Expenses shall exclude, without limitation, extraordinary or non-recurring expense items, and shall be adjusted to reflect increases in Operating Expenses estimated to occur during the twelve (12) months following the date of calculation due to, among other things, inflation, projected increases in the Project’s assessed value, projected increases in occupancy, and compliance with Section 4.1 of this Agreement, as determined by Lender; and

(5)         Operating Revenues shall exclude, without limitation (i) revenue from tenants that are more than thirty (30) days delinquent in the payment of their monetary obligations, or that are otherwise in default in a manner that entitles the landlord to terminate their tenancy, (ii) rents exceeding market rents, (iii) lease termination fees or payments, (iv) Loss Proceeds (other than proceeds from rental or business interruption insurance), (v) any interest income received or owed from any source, (vi) a portion (determined by Lender) of returned check fees, late payment fees, forfeited security deposits and similar revenue, and (vii) any other extraordinary or non-recurrmg revenue items.

As used above, the “market occupancy rate” means the average occupancy rate of three (3) multi-family projects that are similar in size and quality to the Project and that are located in the Project’s geographic market or sub-market area, all as determined by Lender (“Comparable Projects”).

“Subordination of Property Management Agreement” means the Subordination of Property Management Agreement executed by the Property Manager and Borrower in favor of Lender.

“Subsequent Advance” has the meaning assigned in Section 2.1(2).

“Tangible Net Worth” means total assets (excluding the value of Joinder Party’s direct or indirect interest in Borrower, and excluding goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, deferred research and development costs, deferred marketing expenses, and other like intangibles) less total liabilities, · including accrued and deferred income taxes, and any reserves against assets, determined in accordance with generally accepted accounting principles, consistently applied.

“Tax Reserve” has the meaning assigned in Section 3.1(1).

“Test Period” means the 12-month period ending on the last day of the calendar month immediately preceding the calculation date.

“Third Party Unit Owner” means a bona fide third party owner of a condominium unit in the Condominium Project which is not an Affiliate of Borrower.

“Transfer” means any sale (including any installment sale), conveyance, assignment, mortgage, pledge, lease (including any ground lease), encumbrance, alienation or grant of Lien (other than Permitted Encumbrances) on, grant of any option with respect to or grant of any other interest in the Project, any part thereof or any interest therein (including any legal, beneficial or economic interest in Borrower or any Borrower Party or Acquisition LLC and any rights in or restricting the use or development of the Project), directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record.

SCHEDULE 1.1 - PAGE 12

“Underwritten NOI” means, for any Test Period, the amount by which Underwritten Operating Revenues exceed Underwritten Operating Expenses.

”Underwritten Operating Expenses” means, for any Test Period, Operating Expenses for such Test Period, as determined and adjusted by Lender to reflect the Standard Adjustments and otherwise in accordance with its then current audit policies and procedures for properties similar to the Project.

“Underwritten Operating Revenues” means, for any Test Period, Operating Revenues for the last three (3) calendar months of the Test Period, times four.

”U.S. Person” means any United States citizen, any entity organized under the laws of the United States or its constituent states or territories, or any entity, regardless of where organized, having its principal place of business within the United States or any of its territories.

SCHEDULE 1.1 - PAGE 13

SCHEDULE 2.3(4)

MAKE WHOLE BREAKAGE AMOUNT

The “Make Whole Breakage Amount” means the sum of present value on the date of prepayment of each Monthly Interest Shortfall (as hereinafter defined) for the remaining term of the Loan discounted at the monthly compounded Replacement Rate (as hereinafter defined). The Make Whole Breakage Amount shall be applicable only to the Initial Advance.

The “Monthly Interest Shortfall” will be calculated for each monthly payment date and means the product of (1) the prepaid principal balance of the portion of the Loan related to the Initial Advance divided by 12, and (2) the positive result, if any, from (a) the applicable US Dollar Composite Swap Rate as quoted by Bloomberg LP used as the index to compute the Fixed Rate (plus a break contract fee of 20 basis points) minus (b) the Replacement Rate (as hereinafter defined). The parties acknowledge and agree that the US Dollar Composite Swap Rate as quoted by Bloomberg LP used as the index to compute the Contract Rate is 1.45%.

The “Replacement Rate” means the yield calculated by linear interpolation (rounded to one- thousandth of one percent (i.e., ..001%)) of the yields, as reported by Bloomberg LP as the US Dollar Composite Swap Rate with terms (one longer and one shorter) most nearly approximating the remaining Weighted Average Life of the Loan (as hereinafter defined) as of the prepayment date. In the event the US Dollar Composite Swap Rate is no longer quoted by Bloomberg LP, Lender shall select a comparable publication to determine the Replacement Rate.

The “Weighted Average Life of the Loan” will be determined as of the prepayment date by (1) multiplying the amount of each monthly principal payment attributable to the Initial Advance that would have been paid had the prepayment not occurred by the number of months from the prepayment date to each payment date, (2) adding the results, and (3) dividing the sum by the balance remaining on the portion of the Loan related to the Initial Advance on the prepayment date multiplied by 12. Ifno monthly principal payments are required, the Weighted Average Life of the Loan shall be the remaining term of the Loan as of the prepayment date

SCHEDULE 2.3(4) - PAGE 1

SCHEDULE 4.1

REQUIRED INSURANCE

Property Insurance. Borrower shall keep or cause the Project (and cause the common elements of the Condominium Project, including structural elements, to be kept) insured against damage by fire and the other hazards covered by a standard extended coverage and all-risk insurance policy for the full insurable value thereof on a replacement cost claim recovery basis, and shall maintain the following coverage (and such other property insurance as required by Lender):

1.	Special form coverage.

2.	Deductible shall not exceed $25,000.00.

3.	Business Interruption: 12 months gross income plus 6 months Extended Period of Indemnity (“EPI”) (or actual loss sustained 12 months pius 6 months EPI).

4.	Terrorism coverage not excluded and domestic acts of terrorism not excluded.

5.	Limited fungus coverage (when resulting from a covered peril).

6.	Replacement cost.

7.	No coinsurance.

8.	Equipment breakdown coverage (boiler & machinery coverage).

9.	Ordinance or Law:

(a)	Loss to the undamaged portion of the building (full insured value)

(b)	Demolition

(c)	Increased cost of construction·

10.	Sinkhole/Earth movement required for all assets.

11.	Earthquake: required for all assets in California and all assets in seismic zones 3 & 4.

12.	Flood coverage is required for all assets in flood zones A, D & V or in other zones if required based on the observations of the inspecting engineer (not less than $10,000,000.00).

13.	Wind/Hail required for all assets:

SCHEDULE 4.1 - PAGE 1

(a)	Windstorm/named storm coverage required in Florida and within 25 miles of any coast including the Houston Shipping Channel and Chesapeake Bay)

Liability Insurance. Borrower shall maintain the following liability insurance with respect to the Project, and such other liability insurance as required by Lender:

1.	Commercial general liability insurance

2.	General liability deductible shall not exceed $25,000.00

3.	Minimum of $5,000,000.00 per occurrence is required (may be provided as a combined primary and excess/umbrella limit).

4.	Terrorism coverage not excluded and domestic acts of terrorism not excluded

Insurance Certificates. All certificates of insurance shall include the following information (in addition to the applicable insurance described above):

1.	Borrower as named insured.

2.	General Electric Capital Corporation as Mortgagee, Loss Payee or Additional Insured (as applicable).

3.	Certificate Holder: General Electric Capital Corporation, c/o GEMSA Loan Services, LP, 929 Gessner Road, Suite 1700, Houston, Texas 77024 (please send renewal certificates via mail or email to: GEMSAinsuranceCertificate@gemsals.com).

4.	Project address(es).

5.	Current policy term (expiration at least 30 days after Closing Date).

6.	Policy number and loan number.

7.	Deductible may not exceed $25,000.00 (for general liability msurance, indicate on certificate if $0 deductible).

8.	Reported building value(s).

9.	Replacement cost.

10.	Certificate must be signed by an authorized agent (signature required; no stamps).

11.	Annual premiums for coverage as approved (including any amounts unpaid).

SCHEDULE 4.1 - PAGE 2

12.	In the event that Condominium Association is providing any of the insurance set forth on Schedule 4.1 and is otherwise complying with the requirements in the Loan Agreement regarding any such insurance, then the Borrower shall not be obligated to provide duplicate insurance

SCHEDULE 4.1 - PAGE 3

SCHEDULE 5.1

ORGANIZATIONAL MATTERS

A.	Organizational Information. (Borrower and each Borrower Party)

Lega1 Name 1	Party2	State of Incorporation or Organization	Type of Entity	State Organizational ID No.3	Federal Tax ID No.

B.	Borrower’s Organizational Structure.

1	As it appears in official filings in the state of its incorporation or organization.
2	Identify as “Borrower”, “Joinder Party’’, “General Partner”, “Managing Member”, etc.
3	If none issued by applicable state of organization/incorporation, insert “none issued”.

SCHEDULE 5.1 - PAGE 1

BORROWER’S ORGANIZATIONAL CHART

SCHEDULE 5.1 - PAGE 2

SCHEDULE 5.1 - PAGE 3

SCHEDULE 6.18

IMMEDIATE REPAIRS

1.	Exterior Painting	90 Days

2.	All Other Items	30 Days

SCHEDULE 6.18 - PAGE 1

I#: 2013203736 BK: 18055 PG: 262, 06/21/2013 at 03:30 PM, RECORDING 10 PAGES $86.50         M DOC STAMP COLLECTION: $4530.75 INTANGIBLE TAX $2588.82 KEN BURKE, CLERK OF COURT AND COMPTROLLER PINELLAS COUNTY, FL BY DEPUTY CLERK: CLKPR14

THIS DOCUMENT WAS PREPARED BY, AND AFTER RECORDING, RETURN TO:

Dentons US LLP
233 South Wacker, Suite 7800
Chicago, Illinois 60606
Attention: Steven R. Davidson, Esq.

SPACE ABOVE THIS LINE FOR RECORDER’S USE

AMENDMENT TO MORTGAGE, ASSIGNMENT OF RENTS, SECURITY
AGREEMENT AND FIXTURE FILING, NOTICE OF FUTURE ADVANCE AND
SPREADER AGREEMENT

by

WATERTON LANSBROOK VENTURE, L.L.C.,

a Delaware limited liability company,
as Mortgagor,

to and in favor of

BANK OF AMERICA, N.A.,

a national banking association,

as Mortgagee

This document serves as a Fixture Filing under the Florida

Uniform Commercial Code

Mortgagor’s Organizational Identification Number is 4970971

NOTE TO CLERK: THIS AMENDMENT TO MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING, NOTICE OF FUTURE ADVANCE AND SPREADER AGREEMENT (THIS “AMENDMENT’’) AMENDS A PRIOR MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING EXECUTED BY THE SAME OBLIGOR/MORTGAGOR AND RECORDED IN OFFICIAL RECORDS BOOK 17747, AT PAGES 111 THROUGH 138 OF THE PUBLIC RECORDS OF PINELLAS COUNTY, FLORIDA (THE “PUBLIC RECORDS”). FLORIDA DOCUMENTARY STAMP AND ON-RECURRING INTANGIBLE TAXES DUE ON THE PRIOR MORTGAGE WERE PAID UPON RECORDATION OF SUCH DOCUMENT IN THE PUBLIC RECORDS. THIS AMENDMENT ALSO EVIDENCES A FUTURE ADVANCE IN THE AMOUNT OF $1,294,408.13. ACCORDINGLY, FLORIDA DOCUMENTARY STAMP TAX IN THE AMOUNT OF $4,530.75 AND NON-RECURRING INTANGIBLE TAX IN THE AMOUNT OF $2,588.81 DUE ON SUCH FUTURE ADVANCE HAVE BEEN PAID UPON RECORDATION OF HIS AMENDMENT.

RECORDED ELECTRONICALLY
ID__________ County Pinellas
Date 6/19/13 Time 12:51pm
www.simplifile.com 800.460.5657

THIS DOCUMENT WAS PREPARED BY, AND AFTER RECORDING, RETURN TO:

Dentons US LLP
233 South Wacker, Suite 7800
Chicago, Illinois 60606
Attention: Steven R. Davidson, Esq.

SPACE ABOVE THIS LINE FOR RECORDER’S USE

AMENDMENT TO MORTGAGE, ASSIGNMENT OF RENTS, SECURITY

AGREEMENT AND FIXTURE FILING, NOTICE OF FUTURE ADVANCE AND

SPREADER AGREEMENT

by

WATERTON LANSBROOK VENTURE, L.L.C.,

a Delaware limited liability company,

as Mortgagor,

to and in favor of

BANK OF AMERICA, N.A.,

a national banking association,

as Mortgagee

This document serves as a Fixture Filing under the Florida

Uniform Commercial Code

Mortgagor’s Organizational Identification Number is 4970971

NOTE TO CLERK: THIS AMENDMENT TO MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING, NOTICE OF FUTURE ADVANCE AND SPREADER AGREEMENT (THIS “AMENDMENT’’) AMENDS A PRIOR MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING EXECUTED BY THE SAME OBLIGOR/MORTGAGOR AND RECORDED IN OFFICIAL RECORDS BOOK 17747, AT PAGES 111 THROUGH 138 OF THE PUBLIC RECORDS OF PINELLAS COUNTY, FLORIDA (THE “PUBLIC RECORDS”). FLORIDA DOCUMENTARY STAMP AND ON-RECURRING INTANGIBLE TAXES DUE ON THE PRIOR MORTGAGE WERE PAID UPON RECORDATION OF SUCH DOCUMENT IN THE PUBLIC RECORDS. THIS AMENDMENT ALSO EVIDENCES A FUTURE ADVANCE IN THE AMOUNT OF $1,294,408.13. ACCORDINGLY, FLORIDA DOCUMENTARY STAMP TAX IN THE AMOUNT OF $4,530.75 AND NON-RECURRING INTANGIBLE TAX IN THE AMOUNT OF $2,588.81 DUE ON SUCH FUTURE ADVANCE HAVE BEEN PAID UPON RECORDATION OF HIS AMENDMENT.

AMENDMENT TO MORTGAGE, ASSIGNMENT OF RENTS, SECURITY

AGREEMENT AND FIXTURE FILING, NOTICE OF FUTURE ADVANCE

AND SPREADER AGREEMENT

This AMENDMENT TO MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING, NOTICE OF FUTURE ADVANCE AND SPREADER AGREEMENT (this “ Modification”) is entered into as of June 17, 2013 (the “Effective Date”), and is given by WATERTON LANSBROOK VENTURE, L.L.C., a Delaware limited liability company, whose mailing address is 30 S. Wacker Drive, #3600, Chicago, Illinois 60606, Attn: Erin Ankin, hereinafter called “Mortgagor,” to BANK OF AMERICA, N.A., a national banking association, whose mailing address is 135 South LaSalle, Suite 630, Chicago, Illinois 60603, hereinafter called “Mortgagee.”

RECITALS:

WHEREAS, pursuant to the terms of that certain Term Loan Agreement dated as of September 28, 2012, between Mortgagor and Mortgagee (the “Loan Agreement”), Mortgagee agreed to make a loan in the maximum amount of $34,000,000.

WHEREAS, to evidence repayment of the Loan, Mortgagor executed and delivered to Mortgagee a Promissory Note dated as of September 28, 2012, in the original principal amount of $34,000,000 (the “Note”).

WHEREAS, the Note is secured by, among other things, that certain Mortgage, Assignment of Rents, Security Agreement and Fixture Filing made by Mortgagor to Mortgagee, dated as of September 28, 2012 and recorded with the Clerk of Court and Comptroller of Pinellas County, Florida, on October 11, 2012 in Official Records Book 17747, at Pages 111 through 138 (the “Mortgage”), which encumbers that certain real property located in Pinellas County, Florida, as more particularly described on Exhibit A of the Mortgage (the “Property”).

WHEREAS, on or prior to the date hereof, Mortgagor acquired fee simple interest to the additional condominium units which are listed on Schedule 1-1 which is attached hereto and made a part hereof; such additional condominium units are referred to as the “Additional Units”.

WHEREAS, Mortgagor is required as a condition to an additional $1,294,408.13 disbursement under the Loan Agreement, to mortgage the Additional Units as security for the Note and to modify the Mortgage to reflect the addition of such collateral for the Loan.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Mortgagor and Mortgagee agree as follows:

1.          Recitals. The foregoing recitals are true and correct and incorporated by reference herein.

2.          Defined Terms. All initially capitalized terms which are used herein but not defined shall have the meanings set forth in the Mortgage.

2

3.          Additional Collateral. Mortgagor does hereby agree that the Additional Units shall be added to the Mortgage and that the lien of the Mortgage shall be spread to include the Additional Units. Mortgagor further agrees that the Additional Units shall be considered “Units” as such term is defined in the Mortgage.

4.          Security. The Mortgage secures (x) the payment of the indebtedness evidenced by the Note, in the principal amount and interest at the rate set forth in the Loan Agreement, together with all renewals, modifications, consolidations and extensions of the Loan Agreement, all additional advances or fundings made by Mortgagee thereunder, and any other amounts required to be paid by Mortgagor under any of the loan documents evidencing or securing the Note, and (y) the full performance of Mortgagor of all of the terms, covenants and obligations set forth in the Loan. The priority of all of the indebtedness secured by the Mortgage shall be deemed to relate back to the recordation date of the Mortgage.

5.          Legal Description. Exhibit A (including Schedule 1 thereto) to the Mortgage is hereby deleted in its entirety and replaced with Exhibit A (including Schedule 1 thereto) attached hereto and made a part hereof. Mortgagor hereby grants, bargains, sells, aliens, remises, releases, assigns, mortgages, hypothecates, deposits, pledges, sets over, confirms, warrants, and conveys unto Mortgagee all of the property described in Exhibit A attached hereto, to secure payment of the Obligations.

6.          Representations and Warranties. Mortgagor hereby remakes as of the date hereof all of the representations and warranties in Article III of the Mortgage and Article III of the Loan Agreement and for purposes of such representations and warranties, the term “Property” shall include the Additional Units being encumbered pursuant to this Modification.

7.          Captions. All headings and captions in this Modification are for convenience of reference only and shall not be used in the interpretation of any provisions of this Modification.

8.          Continuing Validity. Mortgagor does hereby ratify and reaffirm its obligations contained in the Mortgage, as modified hereby, as being in full force and effect as of the date of execution and recordation hereof. Except as expressly modified in this Modification, the Mortgage remains unmodified and in full force and effect.

9.          Severability. All provisions contained in this Modification are severable and the invalidity or unenforceability of any provisions shall not affect or impair the validity or enforceability of the remaining provisions of this Modification. All of the obligations and agreements of the Mortgagor set forth herein shall survive the recordation of this Modification.

10.         Terminology. Where appropriate, all references to the singular shall include the plural and vice versa and all references to any gender shall include the others.

11.         Conflict. In the event of any conflict among the terms hereof and the terms of the Mortgage, the terms hereof shall govern and prevail.

12.         Governing Law. This Modification shall be construed, governed and enforced in accordance with the Laws in effect from time to time in the State of Florida.

3

13.         Counterparts. This Modification may be executed in multiple counterparts, all of which shall be deemed originals and with the same effect as if al1 parties had signed the same document. All of such counterparts shall be construed together and shall constitute one instrument

14.         Successors and Assigns. Mortgagor shall be deemed to include the respective successors and assigns of Mortgagor. The obligations of Mortgagor, with respect to Mortgagee, shall be limited to the value of its secured Property.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

4

The parties have entered into this Modification as of the date hereinabove set forth.

MORTGAGOR:

WATERTON LANSBROOK VENTURE, L.L.C., a Delaware limited liability company

By:	WRPV XI Lansbrook Tampa, L.L.C., a Delaware limited liability company, as manager

	By:	Waterton Venture XI Holdings, L.L.C., a Delaware limited liability company, as manager

		By:	Waterton Residential Property Venture XI, L.P., a Delaware limited partnership, as a manager

		By:	Waterton Residential Property Venture XI (PF-1), L.P., a Delaware limited partnership, as a manager

			By:	Waterton Venture XI GP, L.L.C., a Delaware limited liability company, as general partner

				By:	Waterton Associates L.L.C., an Illinois limited liability company, as sole member

					By:	/s/ Peter Vilim
Peter Vilim, a Manager

WITNESS OR ATTEST

/s/ Angela M. Mostardi
Name:	Angela M. Mostardi

/s/ Donna Edmonson
Name:	Donna Edmonson

[SEAL]

5

STATE OF ILLINOIS	)

COUNTY OF COOK	)

The foregoing instrument was acknowledged before me this 13 day of June, 2013 by Peter Vilim, a Manager of Waterton Associates L.L.C., as sole member of Waterton Venture XI GP, L.L.C., as general partner of Waterton Residential Property Venture XI (PF-1), L.P., and Waterton Residential Property Venture XI, L.P., each a manager of Waterton Venture XI Holdings, L.L.C., as manager of WRPV XI Lansbrook Tampa, L.L.C., as manager of WATERTON LANSBROOK VENTURE, L.L.C., a Delaware limited liability company, on behalf of the limited liability company. He is personally known to me or has produced______as identification.

/s/ Carolyn Martha Lagor

Printed Name:	Carolyn Martha Lagor
Notary Public
Serial Number (if any):

My Commission Expires:

(NOTARY SEAL)

Official Seal
Carolyn Martha Lagor
Notary Public State of Illinois
My Commission Expires 08/17/2015

6

Exhibit A

Legal Description

PARCEL 1:

UNITS as shown on Schedule I being in the following:

LANSBROOK VILLAGE CONDOMINIUM, a Condominium according to the Declaration of Condominium thereof, as recorded in O.R. Book 14696, Pages 673 through 874, inclusive and according to the Plat thereof recorded in Condominium Book 139, Pages 42 through 62, inclusive and all amendments thereof, of the Public Records of Pinellas County, Florida, together with an undivided interest in the common elements for each unit described in Schedule 1.

PARCEL 2:

Easements in and to the common areas, as more particularly defined and described in the Declaration of Covenants, Conditions, Restrictions and Easements for The Villages at Lansbrook (The “Villages at Lansbrook Declaration, recorded December 17, 1999, in O.R. Book 10758, Page 763, as further supplemented by the document recorded in O.R. Book 10758, Page 855, as further supplements by the document recorded in O.R. Book 11378, Page 120 and as Amended and Restated by Amended and Restate Declaration of Covenants, Conditions, Restrictions and Easements for Village of Lansbrook, recorded in 0.R. Book 12489, Page 2341, Second Amended and Restate Declaration of Covenants, Conditions, Restrictions and Easements for Villages of Lansbrook recorded October 4, 2004, in O.R. Book 13864, Page 2510, all of the Public Records of Pinellas County, Florida, LESS and EXCEPT those easement areas created under the aforementioned documentation that are located within Parcel 1 described above.

PARCEL 3:

Drainage and retention easements over the drainage area more particularly described and defined in the Declaration of Drainage Easements and Maintenance Agreement (the ‘‘Drainage Declaration”) recorded October 15, 1993, in O.R. Book 8437, Page 1145, as modified by O.R. Book 9109, Page 1086 and as supplemented by document recorded in O.R. Book 11378, Page 111, all of the Public Records of Pinellas County, Florida.

SCHEDULE 1 to Exhibit A, LEGAL DESCRIPTION

PARCEL 1 con’t:

Cambridge Village “C” Units

C01-101	C01-103	C01-104	C01-106		C01-201	C01-202	C01-205	C01-206
C02-101	C02-103	C02-104	C02-201	C02-202	C03-101	C03-102	C03-104	C03-105
C03-106	C03-201	C03-202	C03-203	C03-204	C03-205	C04-101	C04-102	C04-103
C04-104	C04-201	C04-203	C04-204	C05-104	C05-105	C05-106	C05-202	C05-203
CO5-205	C05-206	C06-101	C06-102	C06-103	C06-104	C06-201	C06-203	C06-204
C07-104	C07-105	C07-106	C07-201	C07-202	C07-204	C07-206	C08-101	C08-104
C08-201	C08-203	C08-204	C09-101	C09-102	C09-103	C09-104	C09-201	C09-202
C09-203	C09-204	C10-102	C10-103	C10-104	C10-105	C10-106	C10-201	C10-202
C10-203	CI0-205	C10-206	C11-101	C11-102	C11-103	C11-201	C11-202	C11-203
C12-101	C12-104	C12-201	C12-203	C13-101	C13-102	C13-104	C13-201	C13-203
C13-204	C14-102	C14-104	C14-201	C14-202	C14-204	C15-101	C15-102	C15-104
C15-201	C15-202	C15-204	C16-101	C16-102	C16-104	C16-201	C16-202	C16-203
C16-204	C17-103	C17-104	C17-20J	C17-202	C17-203	C17-204	C18-101	C18-102
C18-103	C18-104	Cl8-201	C18-202	C18-203	C18-204	C19-104	C19-201	C19-203
C19-204	C20-101	C20-104	C20-201	C20-204	C21-101	C21-102	C21-103	C21-104
C21-201	C21-202	C2l-203	C22-103	C22-104	C22-105	C22-l06	C22-204	C22-205
C22-206	C23-101	C23-102	C23-l03	C23-104	C23-l05	C23-106	C23-201	C23-202
C23-203	C23-204	C23-205	C23-206	C24-101	C24-102	C24-103	C24-201	C24-203
C24-204	C25-I01	C25-102	C25-104	C25-105	C25-201	C25-203	C25·204	C25-205
C25-206	C26-101	C26-102	C26-104	C26-201	C26-203	C26-204

Hampton Village “H” Units

H01-102	H01-103	H0l-104	H0l-106	H01-107	H01-108	H02-101	H02-103	H02-104
H02-105	H02-106	H02-108	H03-103	H03-104	H03-105	H03-I06	H03-107	H04-101
H04-106	H05-103	H05-104	H06-101	H06-102	H06-107	H06-108	H16-201	H06-202
H06-203	H06-204	H06-207	H06-208	H06-301	H06-302	H06-303	H06-304	H06-305
H06-306	H06-307	H06-308	H07-102	H07-103	H08-101	H08-103	H09-102	H09-I03
H09-104	H09-l05	H09-106	H09-107	H09-108	H10-101	H10-102	H10-103	H10-106
H10-107	H10-108	H10-203	H10-204	H10-205	H10-206	H10-207	H10-301	H10-302
H10-304	H10-306	H10-307	H10-308	H11-103	H11-105	H11-106	H11-107	H11-108
H11-109	H12-101	H12-102	H12-l03	H12-104	H12-105	H12-106	H12-107	H12-108
H12-201	H12-202	H12-203	H12-205	H12-206	H12-207	H12-208	H12-301	Hl2-302
H12-304	H12-305	Hl 2-306	H13-103	H13-104	H13-105	H14-101	H14-102	H14-104
H14-105	H15-101	H15-106	H15-108	H16-104	H16-105	H16-106	H16-107	H16-108
H16-201	H16-202	H16-203	H16-204	H16-205	H16-206	H16-207	H16-208	H16-301
H16-302	H16-304	H16-306	H16-307	H16-308	H17-102	H17-104	H17-105	H17-106
H17-107	H18-l01	H18-102	H18-103	H18-104	HI 8-105	H18-106	H18-108	H19-l02

H19-103	H19-104	H19-105	H19-106	H20-101	H20-102	H20-103	H20-104	H20-105
H21-103	H21-105	H21-107	H21-108	H21-109	H21-110	H22-103	H22-104	H22-106
H22-107	H22-108	H22-109	H22-110	H23-101	H23-102	H23-103	H23-104	H23-105
H23-106	H24-101	H24-102	H24-103	H24-105	H24-l08	H23-109

A-8

Windsor Village “W” Units

W01-101	W0l-204	W02-104	W02-20I	W02-203	W03-101	W03-201	W03-202	W03-203
W03-204	W04-102	W04-104	W04-204	W05-101	W05-104	W06-101	W06-102	W06-104
W06-203	W06-204	W07-101	W07-103	W07-104	W07-201	W07-202	W07-203	W07-204
W08-101	W08-102	W08-104	W08-201	W08-202	W08-204	W09-104	W09-105	W10-101
W10-103	W10-105	W11-104	W11 -106	W12-101	W12-103	W12-104	W12-105	W12-106
W13-102	W13-105	W13-106	W14-102	W14-103	W14-104	W15-101	W15-102	W15-103
W15-104	W15-105	WI5-106	W16-102	W16-103	W16-104	W16-105	W17-101	W17-103
W18-101	W18-102	W18-103	W18-104	W18-201	W18-202	W18-203	W18-204	W19-101
W19-201	W19-204	W20-102	W20-103	W20-104	W20-203	W2l -101	W21-102	W21-103
W21-201	W21-202	W21-204	W22-101	W22-102	W22-103	W22-104	W22-202	W22-203
W22-204	W23-101	W23-102	W23-104	W23-202	W23-203	W24-101	W24-102	W24-103
W24-104	W24-202	W24-203	W24-204	W25-101	W25-102	W25-103	W25-104	W25-203
W26-101	W26-102	W26-103	W26-104	W26-201	W26-202	W27-202	W28-102	W28-103
W28-202	W28-203	W29-102	W29-103	W30-101	W30-102	W30-201	W31-101	W31-103
W31-104	W32-101	W32-103	W33-101	W33-104	W34-101	W34-105	W35-101	W35-102
W35-104	W35-105	W35-106	W36-103	W36-106	W37-101	W37-102	W34-103	W37-104
W37-105	W38-101	W38-104	W38-106	W39-101	W39-105	W40-101	W41-101	W41-102
W41-103	W41-104

Other Units
C19-102	C08-202	C20-103	C25-103

H06-206	H10-201	H10-303	H11-110	H15-102	H15-104	H15-110	Hl16-305	H22-105

W03-102

W11-101	W10-102	W36-105	W26-204	W27-201	W36-102	W8-203	W20-101	W33-106
W25-204

H0l-105	H05-101	H06-104	H06-106	H16-103	H17-103	H22-101

C05-204	C08-103	C10-101	C12-102	C12-202	C19-103

W01-201	W05-201	W05-204	W07-102	W10-104	Wl2-102	W16-101	W19-102	W19-104
W21-104	W27-102	W27-203	W28-101	W28-104	W28-204	W29-204	W30-103

A-9

SCHEDULE 1-1

Additional Units

H01-105	H05-101	H06-104	H06-106	H16-103	H17-103	H22-101

C05-204	C08-103	C10-101	C12-102	C12-202	C19-103

W01-201	W05-201	W05-204	W07-102	W10-104	W12-102	W16-101	W19-102	W19-104
W21-104	W27-102	W27-203	W28-101	W28-104	W28-204	W29-204	W30-103

A-10